    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 3, 1999

                                                 REGISTRATION FILE NO. 333-83123
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------


                                AMENDMENT NO. 3
                                       TO
                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------

                           TALISMAN ENTERPRISES INC.
             (Exact name of registrant as specified in its charter)

                ONTARIO                                     3600                                      N/A
    (State or other jurisdiction of             (Primary Standard Industrial                    (I.R.S. Employer
     incorporation or organization)             Classification Code Number)                    Identification No)

                         ------------------------------
                              2330 SOUTHFIELD ROAD
                              MISSISSAUGA, ONTARIO
                                 CANADA L5N 2W8
                                 (905) 826-3995
                        (Address and telephone number of
                   registrant's principal executive offices)
                         ------------------------------
                                 JAMES A. OGLE
                      PRESIDENT & CHIEF EXECUTIVE OFFICER
                           TALISMAN ENTERPRISES INC.
                              2330 SOUTHFIELD ROAD
                              MISSISSAUGA, ONTARIO
                                 CANADA L5N 2W8
                                 (905) 826-3995
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                         ------------------------------
                                   COPIES TO:

              RICHARD A. FRIEDMAN, ESQ.                                   BRUCE W. DAY, ESQ.
            Sichenzia, Ross & Friedman LLP                             Day, Edwards, Federman,
           135 West 50th Street, 20th Flr.                          Propester & Christensen, P.C.
               New York, New York 10020                              210 Park Avenue, Suite 2900
                    (212) 664-1200                                     Oklahoma City, OK 73102
                 Fax: (212) 664-7329                                        (405) 239-2121
                                                                         Fax: (405) 236-1012

                         ------------------------------
                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

                         ------------------------------

    If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                         ------------------------------
                        CALCULATION OF REGISTRATION FEE

                                                                         MAXIMUM OFFERING
                                                       AMOUNT TO BE         PRICE PER       MAXIMUM AGGREGATE
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED      REGISTERED         SECURITY(1)      OFFERING PRICE(1)    REGISTRATION FEE
Common stock, par value per share(2)..............      2,174,627             $5.00            $10,873,135          $3,749.36
Common stock underlying warrants(3)...............      1,014,627             $7.50           $7,609,702.50         $2,624.04
Underwriters' warrants(4).........................          1                 $10.00              $10.00              N/A(5)
Common stock underlying underwriter's
  warrants(6).....................................       100,000              $6.00              $600,000            $206.90
Total.............................................                                            $19,082,847.50        $6,580.30

(1) Total estimated solely for the purpose of determining the registration fee.
(2) Includes 1,150,000 shares being sold by Talisman, including underwriter's over-allotment, and 1,024,627 shares being sold by selling shareholders.
(3) Represents shares of common stock issuable upon exercise of class A warrants being sold by selling shareholders, together with such indeterminate number of securities as may be issuable by reason of antidilution provisions contained therein.
(4) Represent warrants to be issued to the underwriters to purchase 100,000 shares of common stock.
(5) No fee due pursuant to Rule 457(g).
(6) Represents shares of common stock issuable upon the exercise of the warrants issued to underwriters, together with such indeterminate number of securities as may be issuable by reason of anti-dilution provisions contained therein.

    The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                           TALISMAN ENTERPRISES INC.
                             CROSS-REFERENCE SHEET

FORM SB-2 ITEM NUMBER AND CAPTION                                                  CAPTIONS IN PROSPECTUS
-----------------------------------------------------------------  ------------------------------------------------------
       1.  Front of Registration Statement and Outside Front
           Cover of Prospectus...................................  Cover Page
       2.  Inside Front and Outside Back Cover Pages of
           Prospectus............................................  Cover Page, Inside Cover Page, Outside Back Page
       3.  Summary Information and Risk Factors..................  Prospectus Summary, Risk Factors
       4.  Use of Proceeds.......................................  Use of Proceeds
       5.  Determination of Offering Price.......................  Cover Page, Underwriting
       6.  Dilution..............................................  Dilution
       7.  Selling Security Holders..............................  Selling Stockholders
       8.  Plan of Distribution..................................  Prospectus Summary, Underwriting
       9.  Legal Proceedings.....................................  Business
      10.  Directors, Executive Officers, Promoters and Control
           Persons...............................................  Management, Principal Stockholders
      11.  Security Ownership of Certain Beneficial Owners and
           Management............................................  Principal Stockholders
      12.  Description of Securities.............................  Description of Securities
      13.  Interest of Named Experts and Counsel.................  Legal Matters; Experts
      14.  Disclosure of Commission Position on Indemnification
           for Securities Act....................................  Liabilities Management
      15.  Organization Within Last Five Years...................  Prospectus Summary, Business
      16.  Description of Business...............................  Prospectus Summary, Business
      17.  Management's Discussion and Analysis or Plan of
           Operation.............................................  Management's Discussion and Analysis of
      18.  Description of Property...............................  Business
      19.  Certain Relationships and Related Transactions........  Certain Transactions
      20.  Market for Common Equity and Related Stockholder
           Matters...............................................  Front Cover Page, Description of Securities
      21.  Executive Compensation................................  Management
      22.  Financial Statements..................................  Financial Statements
      23.  Changes in and Disagreements with Accountants on
           Accounting and Financial Disclosure...................  Change in Auditors

      Subject to Completion Preliminary Prospectus dated December 3, 1999.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS
         , 1999

                                     [LOGO]

                        1,000,000 SHARES OF COMMON STOCK

----------------------------------------------------------------------

TALISMAN ENTERPRISES INC.:

-  Talisman manufactures and distributes private label alkaline batteries.

-  Talisman Enterprises Inc.
   2330 Southfield Road
   Mississauga, Ontario
   Canada L5N 2W8
   (905) 826-3995

-  PROPOSED NASDAQ SMALLCAP MARKET SYMBOL: BATT

THE OFFERING:

- Talisman is offering 1,000,000 shares of common stock through Capital West Securities Inc. on a firm commitment basis.

- The underwriter has an option to purchase an additional 150,000 shares from Talisman to cover any over-allotments.

- We intend to use the offering proceeds for expansion and development of battery production lines, advertising and sales development, and for providing working capital and other general corporate purposes.

    ---------------------------------------------------------------------------

                                                                        PER SHARE      TOTAL
                                                                       -----------  ------------
Public offering price................................................   $    5.00   $  5,000,000
Underwriting discounts and commissions...............................   $    0.50   $    500,000
Proceeds, before expenses, to Talisman...............................   $    4.50   $  4,500,000

    ------------------------------------------------------------------------

     THIS INVESTMENT INVOLVES RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

    ------------------------------------------------------------------------

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

    ------------------------------------------------------------------------


CAPITAL WEST SECURITIES, INC.                   INSTITUTIONAL EQUITY CORPORATION

                               PROSPECTUS SUMMARY

    THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. BEFORE MAKING AN INVESTMENT DECISION, YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS AND RELATED NOTES, IN ORDER TO UNDERSTAND OUR BUSINESS AND THIS OFFERING FULLY.

    REFERENCES IN THIS PROSPECTUS TO "TALISMAN," "WE," "OUR," AND "US," REFER TO TALISMAN ENTERPRISES INC., AN ONTARIO, CANADA CORPORATION, TOGETHER WITH ITS SUBSIDIARY AND THEIR PREDECESSORS. UNLESS OTHERWISE INDICATED, ALL REFERENCES TO DOLLAR ($) AMOUNTS ARE TO U.S. DOLLARS. REFERENCES TO CDN.$ ARE TO CANADIAN DOLLARS. ALL INFORMATION IN THIS PROSPECTUS HAS BEEN ADJUSTED TO REFLECT A 1-FOR-25 REVERSE STOCK SPLIT OF THE COMMON STOCK EFFECTED IN JANUARY 1999.

                           TALISMAN ENTERPRISES INC.

OUR BUSINESS

    Talisman Enterprises Inc., through our wholly-owned operating subsidiary, Talisman International Inc., manufactures and distributes high-quality disposable alkaline batteries. These batteries are used in products such as toys, flashlights and Walkmans(R), for private label sale by medium to large retail chains. We are currently, to our knowledge, the only North American-based battery manufacturer that focuses primarily on the private label market. Our objective is to leverage our unique strategic position to capitalize on the North American private label market and significantly increase the private label share of the overall alkaline battery market.

OUR MARKET

    Alkaline batteries are the most widely used type of battery in North America with a greater than 65% share of the overall battery market. Industry analysts estimate that the North American market for disposable alkaline batteries was approximately $3 billion in 1997, representing consumption of approximately
4 billion batteries. An estimated 40% increase in battery-operated devices has driven growth in the use of disposable batteries over the past 10 years. According to industry data, within the North American battery market, the alkaline segment is the fastest growing. Frost & Sullivan, Inc. estimates that the consumption of alkaline batteries is expected to continue to grow at a rate of 5-8% per year.

    The market for private label products has grown significantly in recent years. In order to generate greater customer loyalty, many retailers have sought to develop private label or corporate brands in numerous consumer product categories. Private label affords retailers an opportunity to enhance their chains' identity by offering high quality products that are less expensive than brand-name alternatives. According to information supplied by the Private Label Manufacturers Association, in a number of product categories, including light bulbs, disposable cameras and tape, private label items have achieved a market share of 20-25%. The study also shows that, on average, retailers are projecting a private label category growth rate of 24% over the next three years.

    While private label batteries now comprise only approximately 9% of the overall disposable alkaline battery market, batteries are one of the fastest growing segments within the private label market. We believe, that despite a limited supply of private label product, the battery segment has grown at nearly double the rate of other private label categories. Currently, most private label batteries are supplied either by offshore manufacturers or by brand-name battery manufacturers such as Duracell, Inc., a subsidiary of The Gillette Company, and Eveready Battery Co., a subsidiary of Ralston Purina Company. It is our belief that offshore battery suppliers, however, have limited available alkaline production capacities, suffer from high shipping and transportation costs, have long lead times and large quantity purchase requirements, and often produce carbon zinc technology batteries that have a much shorter life than alkaline batteries.

    We believe companies such as Duracell and Eveready have participated in private label manufacturing only when pressured by certain large retailers. This is primarily because it is not in the best interest of current branded manufacturers to produce private label products. The growth of private label sales comes at the expense of higher margin branded product sales. Profit margins are significantly reduced due to the lower retail price of private label batteries, while advertising expenses remain high and line changeovers result in substantial manufacturing inefficiencies. Consequently, brand-name manufacturers do not actively solicit sales of private label batteries, but provide such products reactively in order to satisfy demands by their large retail accounts. Private label batteries are therefore generally sold to such accounts as a way of improving the branded suppliers position.

OUR MARKET OPPORTUNITY

    We believe we are the only dedicated private label alkaline battery manufacturer in North America. Our manufacturing technology and expertise enable us to produce batteries of comparable quality to leading brand-name batteries. Our location allows us to streamline logistics costs and develop close marketing and sales relationships with leading North American retailers. During 1998, we supplied private label batteries to 15 customers, including A&P Canada, Drug Emporium and Discount Drug Mart. Management estimates that we currently have the capacity to ship in excess of 25 million batteries annually. Through the end of 1998, we manufactured approximately 5.4 million AA batteries. During the first eight months of 1999, we manufactured approximately 4.1 million AA batteries.

OUR GROWTH STRATEGY

    We intend to utilize our unique market position and substantial manufacturing capabilities to capitalize on the growth in private label alkaline battery product sales. Talisman's mission is to be the predominate supplier of high-quality, private-label alkaline batteries to all retail channels in North America.

OUR HISTORY

    We were incorporated under the laws of the Province of Ontario on July 28, 1978 under the name Firespur Explorations Ltd. In May 1989, we changed our name to Firesand Explorations Ltd. and, in September 1997, our name changed to its present name. Our offices are located at 2330 Southfield Road, Unit 3-4, Mississauga, Ontario, Canada, L5N 2W8; our telephone number is (905) 826-3995.

                                  THE OFFERING

Common stock offered by Talisman:          1,000,000 shares through Capital West
                                           Securities, Inc.

Common stock outstanding before
  offering...............................  1,055,560 shares

Common stock outstanding after
  offering...............................  3,070,187 shares

Use of proceeds..........................  We intend to use the offering proceeds for expansion and development of battery production
                                           lines, advertising and sales development, and
                                           for providing working capital and other general
                                           corporate purposes.

Risk factors.............................  Investing in these securities involves a high degree of risk and immediate substantial
                                           dilution of your investment. As an investor, you
                                           should be able to bear a complete loss of your
                                           investment. See "Risk Factors" and "Dilution"
                                           for a more detailed discussion.

Proposed NASDAQ Symbol:                    BATT

    The 3,070,187 shares of common stock to be outstanding after this offering is based on the 1,055,560 shares of common stock outstanding prior to the offering, 1,000,000 shares of common stock being sold by us in this offering and 1,014,627 shares of common stock to be issued upon the automatic conversion of $5,073,135 principal amount of 8% convertible subordinated promissory notes upon listing of Talisman's Common Stock on a U.S. based exchange. The shares of common stock to be outstanding after this offering excludes:

    - 150,000 shares of common stock subject to the underwriters' over-allotment option

    - 100,000 shares of common stock issuable upon the exercise of the underwriters' warrants

    - 31,200 shares of common stock reserved for issuance pursuant to our 1997 Stock Option Plan

    - 225,000 shares of common stock reserved for issuance pursuant to our 1999 Senior Executive Stock Option Plan

    - 84,770 shares of common stock reserved for issuance pursuant to our 1999 Directors Company Stock Plan

    - 1,014,627 shares of common stock issuable upon the exercise of 1,014,627 class A warrants, all of which are currently exercisable


    - 1,443,705 shares of common stock issuable upon the exercise of additional warrants and options, all of which are currently exercisable


    The proposed trading symbol does not imply that a liquid and active market will be developed or sustained for the securities upon completion of this offering.

                             SUMMARY FINANCIAL DATA

    The summary financial data set forth below for the years ended December 31, 1997 and 1998 and at December 31, 1997 and 1998 is derived from and should be read in conjunction with Talisman's consolidated financial statements, including the notes thereto, appearing elsewhere in this prospectus. The summary financial data set forth below for the interim periods ended August 31, 1999 and 1998 has been prepared from Talisman's books and records and reflects, in our opinion, all adjustments necessary for a fair presentation of the financial position, results of operations, and cash flows of Talisman, as at the periods indicated therein. Results for interim periods are not necessarily indicative of results which can be expected for the entire year.

CONSOLIDATED STATEMENT OF OPERATIONS DATA:

                                                       SEVEN MONTHS       YEAR               EIGHT MONTHS
                                                           ENDED          ENDED                 ENDED
                                                       DECEMBER 31,   DECEMBER 31,            AUGUST 31,
                                                       -------------  -------------  ----------------------------
                                                           1997           1998           1998           1999
                                                       -------------  -------------  -------------  -------------
                                                                                             (UNAUDITED)
Revenues.............................................   $   139,646   $     748,254  $     228,659  $     385,629
Operating Expenses...................................       180,582       1,487,052        745,020      1,135,256
Gross Profit.........................................       (40,936)       (738,798)      (516,361)      (749,627)
Expenses:
  Selling, general and administrative................       597,558       1,136,516        339,051      1,285,526
  Amortization.......................................        27,670         304,182        246,355        607,927
  Interest and bank charges..........................        11,236          99,292         41,177        120,883
    Total expenses...................................       636,464       1,539,990        626,583      2,014,336
Loss for the period..................................      (640,340)     (2,274,202)    (1,139,821)    (2,725,349)
Deficit, beginning of period.........................      (324,440)       (964,780)      (964,780)    (3,238,483)
Deficit, end of period...............................      (964,780)     (3,238,982)    (2,104,601)    (5,964,332)

Loss per share.......................................         (1.35)          (3.69)         (2.04)         (2.63)

CONSOLIDATED BALANCE SHEET DATA:

                                                              AS AT DECEMBER 31,          AS AT AUGUST 31, 1999
                                                          ---------------------------  ---------------------------
                                                              1997          1998          ACTUAL      ADJUSTED(1)
                                                          ------------  -------------  -------------  ------------
                                                                                               (UNAUDITED)
Working capital(2)......................................  $    (90,957) $  (1,063,387) $  (3,828,157) $  4,665,528
Total current assets....................................       354,591        839,659      2,592,273     6,097,948
Total current liabilities...............................       445,548      1,903,046      6,420,430     1,347,420
Total shareholder's equity..............................     1,961,368      1,142,461     (1,422,734)    7,155,951

------------------------

(1) As adjusted to reflect (i) the issuance of 1,014,627 shares of common stock upon conversion of $5,073,135 principal amount of 8% convertible subordinated promissory notes, and (ii) the issuance of the 1,000,000 shares of common stock offered hereby and the application of the net proceeds therefrom.

(2) Working capital represents current assets less current liabilities.

]


                                  RISK FACTORS

    YOU SHOULD CAREFULLY CONSIDER EACH OF THE FOLLOWING RISKS AND ALL OF THE OTHER INFORMATION SET FORTH IN THIS PROSPECTUS BEFORE DECIDING TO INVEST IN SHARES OF OUR COMMON STOCK. SOME OF THE FOLLOWING RISKS RELATE PRINCIPALLY TO OUR BUSINESS IN GENERAL AND THE INDUSTRY IN WHICH WE OPERATE. OTHER RISKS RELATE PRINCIPALLY TO THE SECURITIES MARKETS AND OWNERSHIP OF OUR STOCK. THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES FACING OUR COMPANY. ADDITIONAL RISKS THAT GENERALLY APPLY TO PUBLICLY TRADED COMPANIES, THAT ARE NOT YET IDENTIFIED OR THAT WE CURRENTLY THINK ARE IMMATERIAL, MAY ALSO IMPAIR OUR BUSINESS OPERATIONS AND ADVERSELY AFFECT OUR BUSINESS.

    IF ANY OF THE FOLLOWING RISKS AND UNCERTAINTIES DEVELOP INTO ACTUAL EVENTS, OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS COULD BE MATERIALLY ADVERSELY AFFECTED. IN SUCH A CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

RISK FACTORS RELATING TO OUR BUSINESS

    OUR BUSINESS IS SUBJECT TO THE FOLLOWING RISKS, WHICH INCLUDE RISKS RELATING TO THE INDUSTRY IN WHICH WE OPERATE.

    WE ARE IN AN EARLY STAGE OF DEVELOPMENT AND WE EXPECT TO ENCOUNTER RISKS
     ASSOCIATED WITH EARLY-STAGE COMPANIES.

    Our company was incorporated under the name Firesand Resources Ltd. on July 28, 1978, but has only been engaged in the manufacture and sale of private label alkaline batteries since September 1997. Accordingly, we have a limited operating history in the battery business. Our proposed business operations will be subject to numerous risks associated with early stage enterprises that you should consider. For example, there is no assurance that our operations will be profitable, and that substantial losses will not be sustained or that the we will be able to obtain additional financing when needed. If we fail to adequately address these risks, our business, financial condition and results of operations will be materially adversely affected and the trading price of our common stock could decline, and you may lose all or part of your investment.

    WE HAVE A HISTORY OF OPERATING LOSSES, AND OUR GROWTH PROGRAM AND FUTURE
     PROFITABILITY REMAINS UNCERTAIN.


    Our company generated revenues of $139,646 and $748,254 for the seven months ended December 31, 1997, and the year ending December 31, 1998, and we incurred net losses from our operations of $640,340 and $2,274,202 for such periods, respectively. In addition, Talisman generated revenues of $228,659 and $385,629 for the eight months ended August 31, 1998, and the eight months ended
August 31, 1999, and we incurred net losses from our operations of $1,139,821 and $2,725,349 for such periods, respectively. We expect our operating expenses to increase significantly in connection with our proposed growth program and, accordingly, our future profitability may depend on corresponding increases in revenues from our expanded business operations, of which there can be no assurance. We believe that operating results will be adversely effected if start-up expenses associated with our new product lines are incurred without sufficient offsetting revenues. Moreover, future events, including unanticipated expenses or increased competition could have an adverse effect on our long-term operating margins and results of operations. There can be no assurance that our company's growth program will result in an increase in the profitability of our operations.

    WE ARE DEPENDENT UPON THE CONTINUED SUPPORT OF OUR LENDERS AND SHAREHOLDERS
     AND THE GENERATION OF PROFITABLE OPERATIONS.

    The notes to our audited financial statements state that we are in the early stages of our operations and have, therefore, not generated revenues on a consistent basis. The notes further state that the recoverability of our assets is, therefore, dependent on the continued support of our lenders and shareholders and the generation of profitable operations. We may require substantial additional funds in the future, and there can be no assurance that our future financial statements will not include a similar explanatory paragraph if we are unable to raise sufficient funds or generate sufficient cash flow from operations to cover the cost of our operations. The existence of the explanatory paragraph may materially adversely affect our relationship with prospective customers and suppliers, and therefore could have a material adverse effect on our business, financial condition and results of operations.

    WE ARE DEPENDENT UPON THE PROCEEDS OF THIS OFFERING TO FINANCE OUR EXPANDING
     BUSINESS OPERATIONS.

    Our ability to complete the expansion of our operations into the production and marketing of AAA batteries, increase the production capacity of our AA cell size, and to commence the expansion of our operations into the production and marketing of C and D battery cell sizes is dependent upon the receipt of the proceeds of this offering. In addition, our ability to complete the proposed expansion of our operations into the production and marketing of C and D battery cell sizes is dependent upon obtaining additional financing. In the event that this offering is not completed and additional financing is not obtained, we may be unable to complete and/or implement our plans to expand our operations, and our business, financial condition and results of operations may be materially adversely affected.

    OUR SUCCESS DEPENDS ON MAINTAINING RELATIONSHIPS WITH KEY CUSTOMERS.

    Our company has several large customers upon which we depend on for the sale of our battery products. Specifically, for the eight months ended August 31, 1999, sales to Blockbuster Video represented 50.3%, sales to McLanes (a subsidiary of WalMart) represented 13.9%, Drug Emporium represented 11.1%, Amcon Distribution Co. represented 9.7% and A&P Fireco represented 9.0%. In addition, for the year ended December 31, 1998, sales to Discount Drug Mart represented 28.6%, Drug Emporium represented 23.7%, Zellers Inc. represented 9.1% and A&P Fireco represented 7.0% of our overall sales. Further, no other retail customer accounted for more than 5% of our overall sales for either the eight months ended August 31, 1999 or the year ended December 31, 1998. Customers' orders are dependent upon their markets and customers and may vary significantly in the future based upon the demand for our products. The loss of one or more of such customers, or a declining market in which such customers reduce orders or request reduced prices, could have a material adverse effect on our business.

    WE DO NOT HAVE ANY CUSTOMER AGREEMENTS.

    We do not have any agreements with our customers for any fixed or minimum amount of sales or revenues. All of our customers order products from us by way of purchase orders. Accordingly, there can be no assurance of a minimum amount of sales which we may expect to achieve. In addition, although we have not, to date, experienced any material cancellations, in the event of the cancellation of a customer order, we may incur losses to the extent that we have produced but not shipped such customer's private label branded batteries.

    WE DEPEND UPON OUR SUPPLIERS FOR RAW MATERIALS AND MAY NOT BE ABLE TO
     REPLACE THEM.

    We rely on other companies to supply us with raw materials. Our company has a number of key suppliers who are also shareholders of the company. They include Burlington Stamping Inc. of Burlington, Ontario and Hibar Systems Limited of Richmond Hill, Ontario. BSI supplies all of our battery cans while Hibar supplies all of our battery pre-assemblies. If we lose one or more of such suppliers or are unable to obtain the raw materials or products in the quantities required by us, our business, financial condition and results of operations may be materially adversely affected.

    WE CANNOT PREDICT OUR SUCCESS BECAUSE WE HAVE A LIMITED MANUFACTURING
     HISTORY.

    We have a limited operating history upon which to evaluate our ability to manufacture profitably alkaline batteries. Although we have two AA cell lines capable of producing at a rate of 100 pieces per minute, or 24,000,000 pieces per year, to date, our company has only manufactured approximately 9.5 million AA batteries. Our existing manufacturing capabilities for AA alkaline cells currently exceed the market for our AA battery products, however there can be no assurance that we will be able to expand successfully our operations in response to a rapid increase in market demand for our products. Following the offering, we intend to introduce a third cell line in 1999, capable of producing 100 AAA cells per minute. Subject to financing, our current plans include building a D line in early 2000 followed by a C line in mid 2000. Our expanded manufacturing facilities may be subject to risks of delay or difficulty in manufacturing and may require substantial additional capital to establish the expanded facilities. Accordingly, there can be no assurance that we will be successful in implementing and expanding our manufacturing capabilities, or that, once implemented, the expanded manufacturing capabilities will generate substantial revenues or attain profitable operations.

    BECAUSE WE HAVE LIMITED MARKETING AND SALES CAPACITY WE MAY HAVE TO RELY ON
     THIRD PARTIES FOR SUCH SERVICES.

    After completion of the development of our new battery cell lines, in order to generate additional revenues, we will be required to market successfully our alkaline batteries to customers. We currently have a full time sales organization consisting of four qualified sales professionals who generate a majority of business through a network of brokers. We have developed a relationship with two out of the four major, national, private label brokers dedicated to the food class of trade. In addition, we have established relationships with twelve independent regional sales agencies, which handled a myriad of non-food, and drug battery customers throughout Canada and the United States. Our agreements with our independent sales representative groups and brokers are on mutually cancelable terms. There can be no assurance that we will be able to market successfully our alkaline batteries. Further, to the extent that we arrange with third parties to market our proposed products, the success of such products may depend on the efforts of such third parties.

    WE MAY BE UNABLE TO COMPETE FAVORABLY IN THE HIGHLY COMPETITIVE BATTERY
     INDUSTRY.

    The manufacture and sale of alkaline batteries is highly competitive and there are no substantial barriers to entry into the market. We believe that the principal competitive factors affecting the market for battery products are:

    - the quality of the product

    - price

    - technological developments

    - turn around time for production orders

    - payment terms of customers

    - marketing and sales

Most of our competitors are large, well-established companies with considerably greater financial, marketing, sales and technical resources than those available to us. Additionally, many of our present and potential competitors have research and development capabilities that may allow such competitors to develop new or improved products that may compete with our product lines. These companies may succeed in developing proposed products that are more effective or less costly than our proposed products or such companies may be more successful in manufacturing and marketing their proposed products. An increase in competition could result in a loss of market share.

    OUR BATTERY PRODUCTS MAY HAVE A POTENTIAL FOR TECHNOLOGICAL OBSOLESCENCE.

    The battery industry is characterized by intense competition. Our battery products could be rendered obsolete or uneconomical by the development of new products, technological advances affecting the cost of production, or marketing or pricing actions by one or more of our competitors. Any one or more of the foregoing developments or a fundamental shift in technology in our product markets could have a material adverse effect on our business, financial condition or results of operations.

    WE DEPEND UPON CERTAIN KEY PERSONNEL TO SUCCEED.

    We are highly dependent on the experience of our management in the continuing development of our retail operations. The loss of the services of certain of these individuals, particularly James Ogle, President, or Garry Syme, Senior Vice President, may have a material adverse effect on the company's business. We have employment agreements with Mr. Ogle and Mr. Syme, which expire in December 2002 and January 2002, respectively. Further, we have purchased key-man life insurance in the amount of Cdn.$1,500,000 on the lives of each of Mr. Syme and Mr. Ogle, with our company as the named beneficiary.

    WE MAY NOT BE ABLE TO ATTRACT AND RETAIN THE QUALIFIED PERSONNEL WE NEED TO
     SUCCEED IN THE FUTURE.

    Our future success will depend in part on our ability to attract and retain qualified personnel to manage the development and future growth of our company. There can be no assurance that we will be successful in attracting and retaining such personnel. The failure to recruit additional key personnel could have a material adverse effect on our business, financial condition and results of operations.

    MANAGEMENT HAS BROAD DISCRETION AS TO THE USE OF PROCEEDS OF THE OFFERING.

    Our management may spend the proceeds from this offering in ways which differ from the specific proposed uses described in this prospectus. We have allocated a large portion of the proceeds from this offering to discretionary uses. You will be relying on the judgement of our management regarding the application of the proceeds of this offering. As a stockholder, you may not agree with management's spending decisions. Please see "Use of Proceeds."

    CHANGES IN GOVERNMENT REGULATIONS MAY ADVERSELY AFFECT OUR BUSINESS.

    Federal, state, provincial and local laws, particularly relating to the protection of the environment, may materially affect our operations. We have made every attempt to ensure that our manufacturing facilities do not contravene any environmental laws. Although we believe that we are in compliance with existing laws and regulations, there can be no assurance that substantial costs for compliance will not be incurred if there are changes in government regulations. Any substantial violations of these rules and regulations could have an adverse affect upon our operations.

    WE HAVE NO REGISTERED TRADEMARKS AND THERE MAY BE CLAIMS OF INFRINGEMENTS.

    We are aware that the use or registration of trademarks entails the risk of claims of infringement or opposition from third parties. Although there are no pending lawsuits against us regarding claims of trademark infringement, there can be no assurance that third parties will not initiate such litigation against us or that any such litigation will be resolved in our favor.

    WE HAVE A LIMITED AMOUNT OF INSURANCE COVERAGE AND MAY NOT BE ABLE TO COVER
     LIABILITY CLAIMS.

    Our company carries product liability insurance coverage on its battery products in the amount of Cdn.$1,000,000, with an additional umbrella protection of Cdn.$14,000,000. There can be no assurance that such insurance will be adequate to cover potential product liability claims or that a loss of insurance coverage or the assertion of a product liability claim or claims would not materially adversely affect our business, financial condition and results of operations. See "Business--Product Liability Insurance."

    WE MAY BE ADVERSELY AFFECTED IF OUR YEAR 2000 REMEDIATION EFFORTS ARE NOT
     SUCCESSFUL.

    Our business could be adversely impacted by information technology issues related to the Year 2000. We have been engaged in assessing this Year 2000 issue as it relates to our business. This review covers information and non-information technology systems of both our own operating systems and the systems of our third party vendors and manufacturers. We have completed surveying our suppliers and service providers for Year 2000 compliance.

    We currently believe that the most reasonably likely worst case scenario is that there will be some localized disruptions of systems that will affect individual, process, facilities or suppliers for a short time rather than systematic or long-term problems affecting our business operations as a whole.

    There is still uncertainty about the broader scope of the Year 2000 issue as it may affect our company and third parties, including our suppliers and customers, that are critical to our operations. For example, lack of readiness by electrical and water utilities, financial institutions, governmental agencies or others, pose significant impediments to our ability to carry on our normal operations. In the event that we are unable to complete our remedial actions and are unable to implement adequate contingency plans in the event problems are encountered, there could be a material adverse effect on our business, results of operations or financial condition. For more information regarding our Year 2000 program see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000."

RISK FACTORS RELATING TO SECURITIES MARKETS

    THERE ARE RISKS RELATING TO THE SECURITIES MARKET THAT YOU SHOULD CONSIDER IN CONNECTION WITH YOUR INVESTMENT IN AND OWNERSHIP OF OUR STOCK.

    FLUCTUATIONS IN OUR QUARTERLY OPERATING RESULTS MAY NEGATIVELY IMPACT OUR
     STOCK PRICE.

    Our quarterly operating results have generally fluctuated, with the highest results coinciding with increased production and sales in anticipation of peak buying periods events such as back-to-school and holidays such as Christmas. The Company has experienced a substantial increase in sales in these seasons as a result of increases in sales of third party products requiring battery power including battery-operated toys, appliances and audio/video equipment. Our results of operations may vary significantly in the future depending on factors which may include:

    - the size, timing and recognition of revenue derived from customer's sales of its products;

    - increased competition;

    - changes in our pricing policies or those of its competitors;

    - the financial stability of major customers; new product introductions or enhancements by competitors;

    - the degree of success of new products;

    - any changes in operating expenses; and

    - general economic conditions.

As a result, there may be significant fluctuations in our revenues from period to period. Our expense levels are based, in part, on our expectations for future orders and sales, and if sales are below expectations, operating results are likely to be adversely affected. Net income may be disproportionately affected by a reduction of sales because a significant portion of our expenses do not vary with revenues. We may also choose to reduce prices or increase spending in response to competition or in order to pursue new market opportunities. These issues could affect our operating margins in the future and our company may be materially adversely affected.

    OUR COMMON STOCK PRICE MAY BE VOLATILE, WHICH COULD RESULT IN LOSSES OR
     DIFFICULTIES IN LIQUIDATING SHARES FOR STOCKHOLDERS.

    No assurance can be given that an active market will be available for our common stock or as to the liquidity of the trading market for our common stock. If a trading market is not maintained, holders of our common stock may experience difficulty in reselling their shares or may be unable to resell them at all. Any such market may be discontinued at any time. In addition, there is no assurance that the price of our common stock in the market will be equal to or greater than the offering price hereof. See "Description of Securities."

    THE EXERCISE OF OUR CLASS A WARRANTS MAY ADVERSELY EFFECT THE MARKET PRICE
     OF OUR SECURITIES.

    We have an aggregate of approximately 1,055,560 shares of common stock outstanding, an unlimited number of shares of common stock authorized but unissued, 1,014,627 shares of common stock unissued but reserved for issuance upon exercise of the class A warrants, and 1,014,627 shares of common stock unissued but reserved for issuance upon conversion of promissory notes. The exercise of the class A warrants and the sale of the underlying shares of common stock may have a depressive effect on the market price of our securities. Moreover, the terms upon which we will be able to obtain additional equity capital may be adversely affected since the holders of outstanding warrants can be expected to exercise them, to the extent they are able, at a time when we would, in all likelihood, be able to obtain any needed capital on terms more favorable to us than those provided in the class A warrants. For a complete description of the terms and conditions of exercise of the class A warrants, see "Description of Securities."

    WE DO NOT ANTICIPATE PAYING ANY DIVIDENDS.

    To date, we have paid no cash dividends. Payment of dividends is up to the discretion of our board of directors. For the foreseeable future, the board of directors intends to retain earnings generated from our operations for use in our business and do not anticipate paying any dividends.

    THE REDEMPTION OF OUR CLASS A WARRANTS HAS THE POTENTIAL TO ADVERSELY EFFECT
     OUR COMPANY.


    Our class A warrants are redeemable at a price of $0.10 provided that
(A) prior notice of not less than 30 days is given to the class A warrant holders, (B) the last sale price of our common stock shall have been at least $9.00 per share for a period not less than 30 consecutive days trading period ending on the third day prior to the date on which the notice of redemption is given. class A warrant holders have these exercise rights until the close of the business day preceding the date fixed for redemption. Notice of redemption of the class A warrants could force the holders to exercise the class A warrants at the current market price when they might otherwise wish to hold them, or to accept the redemption price, which may be substantially less than the market value of the class A warrants at the time of redemption. For a complete description of the terms and conditions of redemption of the class A warrants, see "Description of Securities--class A warrants."

    WE WILL CONTINUE TO BE CONTROLLED BY PRESENT SHAREHOLDERS.

    Our present shareholders of common stock have acquired a controlling interest in Talisman at a cost of substantially less than that which the investors pursuant to this offering may purchase their securities. Therefore, the investors pursuant to this offering will bear a substantial portion of the risk of loss, while control of Talisman will remain in the hands of the current shareholders.

    WE MAY ISSUE ADDITIONAL SECURITIES THEREBY DILUTING SHAREHOLDERS' INTERESTS.

    The board of directors of Talisman will have authority to issue further common stock or other securities without the consent or vote of the shareholders of the company. The issuance of additional common stock by our management, whether in respect of a transaction involving a business opportunity or otherwise, may have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors under this offering. Although, we are prohibited from issuing any additional securities, except pursuant to our 1997 Stock Option Plan, 1999 Senior Executive Stock Option Plan and 1999 Directors Company Stock Plan, for a period of two years from March 19, 1999 without the prior written consent of Spencer Trask Securities, Inc.

    THE BOOK VALUE OF THE SHARES PURCHASED IN THIS OFFERING WILL IMMEDIATELY BE
     SUBSTANTIALLY DILUTED.

    Investors purchasing shares in this offering will incur immediate and substantial dilution in net tangible book value per share. For a complete description, see "Dilution."

                           FORWARD LOOKING STATEMENTS

    This prospectus contains forward-looking statements that involve risks and uncertainties. These statements relate to:

    - our future plans;

    - objectives;

    - expectations and intentions; and

    - the assumptions underlying or relating to any of these statements.

    We use words such as "expects," "anticipates," "intends," and "plans" and similar expressions to identify forward-looking statements. Our actual results could differ materially from those discussed in these statements as a result of certain factors, as more fully described below and elsewhere in this prospectus. We believe that our forward-looking statements are within the meaning of the safe harbor provided by the Securities Exchange Act of 1934.

                  WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

    Talisman files reports, proxy statements and other information with the Commission. Those reports, proxy statements and other information may be obtained:

    - At the public reference room of the Commission, Room 1024--Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549;

    - At the public reference facilities at the Commission's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 or Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661;

    - By writing to the Commission, Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549;

    - At the offices of The Nasdaq Stock Market, Reports Section, 1735 K Street, N.W., Washington, D.C. 20006; or

    - From the Internet site maintained by the Commission at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.

    Talisman has filed with the Commission a registration statement under the Securities Act of 1933, as amended, with respect to the common stock offered hereby. This prospectus, which is a part of the registration statement, does not contain all the information set forth in, or annexed as exhibits to, such registration statement, certain portions of which have been omitted pursuant to rules and regulations of the Commission. For further information with respect to Talisman and the common stock, reference is made to such registration statement, including the exhibits thereto, copies of which may be inspected and copied at the aforementioned facilities of the Commission. Copies of such registration statement, including the exhibits, may be obtained from the Public Reference Section of the Commission at the aforementioned address upon payment of the fee prescribed by the Commission. Information regarding the operation of the Commission's public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330.

    Talisman intends to distribute to its stockholders annual reports containing financial statements audited and reported upon by its independent public accountants after the close of each fiscal year, and will make such other periodic reports as the company may determine to be appropriate or as may be required by law. Talisman's fiscal year ends December 31st of each year.

                                USE OF PROCEEDS

    We estimate that the net proceeds to Talisman from the sale of the 1,000,000 shares of common stock will be approximately $4,035,000 ($4,687,500 if the underwriters' over-allotment option is exercised in full), based upon the public offering price of $5.00 per share, and after deducting underwriting discounts and estimated offering expenses. We intend to use the net proceeds of the offering as follows:


                                                                                                        APPROXIMATE
APPLICATION OF                                                                         APPROXIMATE     PERCENTAGE OF
NET PROCEEDS                                                                          DOLLAR AMOUNT    NET PROCEEDS
------------------------------------------------------------------------------------  --------------  ---------------
Expansion and development of battery production lines...............................      2,880,000           76.3%
Advertising and sales development...................................................        350,000            8.7%
Working capital and general corporate purposes......................................        805,000           15.0%
                                                                                       ------------      ---------
        Total.......................................................................   $  4,035,000          100.0%
                                                                                       ============      =========


    We reserve the right to reallocate proceeds to different uses if, in management's view, the needs of the business so require. In addition, a large portion of the proceeds is allocated to discretionary purposes. Investors may not agree with any such allocation or reallocation. Based on our operating plan, we believe that the net proceeds of this offering, together with available funds on hand and cash flow from future operations, will be sufficient to satisfy our working capital requirements for at least 12 months following this offering. Such belief is based upon certain assumptions (including assumptions as to our contemplated operations and business plan and economic and industry conditions). We cannot be certain that such resources will be sufficient for such purpose. Furthermore, if we were to make significant acquisitions for cash consideration, we would require additional capital. In addition, contingencies may arise that may require us to obtain additional capital. We cannot be certain that we will be able to obtain such capital on favorable terms or at all. Pending use of the net proceeds of this offering, we intend to invest the net proceeds in short-term, interest-bearing, investment grade securities. Please see "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

                                    DILUTION

    At August 31, 1999, the net tangible deficit attributable to exchange of indebtedness and additional share issuance of Talisman was $(4,032,835), or approximately $(3.82) per share. After giving effect to conversion of all the outstanding promissory notes into an aggregate of 1,014,627 shares of common stock upon listing of Talisman's common stock on the Nasdaq SmallCap Market, our net tangible book value as of August 31, 1999, was approximately $1,433,868 or $0.69 per share of common stock. After giving effect to the sale by Talisman of the 1,000,000 shares of common stock offered hereby, at the public offering price of $5.00 per share, the net tangible book value of Talisman is $5,468,868, or $1.78 per share. This represents an immediate increase in the pro forma net tangible book value of $5.60 per share to existing stockholders and an immediate dilution in pro forma net tangible book value of $3.22 per share to new investors. Please see "Certain Transactions" and "Description of Securities." The following table illustrates this per share dilution.

Initial public offering price per share.....................             $    5.00
  Net tangible book value per share as of August 31, 1999...  $   (3.82)
  Increase in net tangible book value attributable to
    exchange of indebtedness and additional share
    issuance................................................       4.51
  Increase in net tangible book value per share attributable
    to new investors........................................       1.09
                                                              ---------
Net tangible book value per share after the offering........                  1.78
Dilution per share to new investors.........................             $    3.22
                                                                         =========

    The following table summarizes, as of August 31, 1999, the differences between the number of shares of common stock purchased from us, the total consideration paid and the average price per share paid by existing stockholders and by new investors at the offering price of $5.00 per share and before deducting estimated underwriting discounts and commissions and estimated offering expenses for new investors:

                                                           PERCENTAGE                    PERCENTAGE      AVERAGE
                                                            OF TOTAL       AGGREGATE      OF TOTAL        PRICE
                                       SHARES PURCHASED      SHARES      CONSIDERATION  CONSIDERATION   PER SHARE
                                       ----------------  --------------  -------------  -------------  -----------
Existing Shareholders................       1,055,560             51%     $ 2,653,362           35%     $    2.51
New Investors........................       1,000,000             49%     $ 5,000,000           65%     $    5.00
                                         ------------      ----------     -----------     ---------
Total................................       2,055,560          100.0%     $ 7,653,362        100.0%
                                         ============      ==========     ===========     =========

    The foregoing discussion and table does not give effect to:

    - 150,000 shares of common stock subject to the underwriters' over-allotment option

    - 100,000 shares of common stock issuable upon the exercise of the underwriters' warrants

    - 31,200 shares of common stock reserved for issuance pursuant to our 1997 Stock Option Plan

    - 225,000 shares of common stock reserved for issuance pursuant to our 1999 Senior Executive Stock Option Plan

    - 84,770 shares of common stock reserved for issuance pursuant to our 1999 Directors Company Stock Plan

    - 1,014,627 shares of common stock issuable upon the exercise of 1,014,627 class A warrants, all of which are currently exercisable


    - 1,443,705 shares of common stock issuable upon the exercise of additional warrants and options, all of which are currently exercisable


    - the automatic conversion of $5,073,135 principal amount of 8% convertible subordinated promissory notes into 1,014,627 shares of common stock upon listing of Talisman's common stock on a U.S. based exchange

                                 CAPITALIZATION

    The following table sets forth the actual capitalization of Talisman as of August 31, 1999, and as adjusted to reflect the sale of 1,000,000 shares of common stock offered hereby at an initial public offering price of $5.00 per share, after deducting the underwriting discounts and estimated offering expenses payable by Talisman, and the application of the net proceeds from this offering and the automatic conversion of all outstanding 8% convertible subordinated promissory notes into 1,014,627 shares of common stock upon listing of Talisman's common stock on the Nasdaq SmallCap Market.

    This table should be read in conjunction with the consolidated financial statements and the notes thereto appearing elsewhere in this prospectus.

                                                                                             AUGUST 31, 1999
                                                                                       ---------------------------
                                                                                          ACTUAL      AS ADJUSTED
                                                                                       -------------  ------------
Total current liabilities............................................................  $   6,420,430  $  1,347,420
Total long-term liabilities..........................................................        898,048       898,048
Shareholders equity:
Common stock, an unlimited number of shares authorized; 1,055,560 shares issued and outstanding on an actual basis; 3,070,187 shares issued and outstanding as
  adjusted...........................................................................      2,653,362    11,333,510
Class A special shares, an unlimited number of shares authorized; 3,300 shares issued
  and outstanding on an actual and as adjusted basis.................................      1,687,083     1,687,083
Class A warrants, 1,014,627 outstanding..............................................        101,463            --
Retained earnings (accumulated deficit)..............................................     (5,964,332)   (5,964,332)
Accumulated other comprehensive loss.................................................       (209,564)     (209,564)
Contributed surplus..................................................................        309,254       309,254
Total shareholders' equity...........................................................     (1,422,734)    7,155,951
Total capitalization.................................................................      5,895,744     9,401,419

    The 3,070,187 shares as adjusted for this offering excludes:

    - 150,000 shares of common stock subject to the underwriters' over-allotment option

    - 100,000 shares of common stock issuable upon the exercise of the underwriters' warrants

    - 31,200 shares of common stock reserved for issuance pursuant to our 1997 Stock Option Plan

    - 225,000 shares of common stock reserved for issuance pursuant to our 1999 Senior Executive Stock Option Plan

    - 84,770 shares of common stock reserved for issuance pursuant to our 1999 Directors Company Stock Plan

    - 1,014,627 shares of common stock issuable upon the exercise of 1,014,627 class A warrants, all of which are currently exercisable


    - 1,443,705 shares of common stock issuable upon the exercise of additional warrants and options, all of which are currently exercisable

                               EXCHANGE RATE DATA

    We maintain our books of account in Canadian dollars, but have provided the financial data in this prospectus in United States dollars with our audit conducted in accordance with generally accepted auditing standards in the United States of America.

    The following table sets forth, for the periods indicated, certain exchange rates based on the noon buying rate in New York City for cable transfers in Canadian dollars. Such rates are the number of United States dollars per one Canadian dollar and are the inverse of rates quoted by the Federal Reserve Bank of New York for Canadian dollars per US$1.00. The average exchange rate is based on the average of the daily exchange rates during such periods. On August 31, 1999, the exchange rate was approximately Cdn.$1.00 per US$0.6682.

                                                                                        YEAR ENDED
                                                                                       DECEMBER 31,
                                                                   -----------------------------------------------------
                                                                     1994       1995       1996       1997       1998
                                                                   ---------  ---------  ---------  ---------  ---------
Rate at end of period............................................  $   .7128  $   .7323  $   .7301  $   .6999  $   .6505
Average rate during period.......................................      .7320      .7288      .7333      .7222      .6740
High.............................................................      .7632      .7527      .7513      .7487      .7104
Low..............................................................      .7103      .7023      .7235      .6945      .6422

PRICE RANGE FOR COMMON STOCK AND DIVIDEND POLICY

    On December 30, 1997, Talisman's common stock began trading on the Canadian Dealing Network Inc., a subsidiary of The Toronto Stock Exchange, under the symbol "TALS." The Canadian Dealing Network is a trade reporting and quotation system for over-the-counter trading in the Province of Ontario, Canada. On January 27, 1999, Talisman effected a 1-for-25 reverse split of our common stock, which upon consummation, Talisman requested the Canadian Dealing Network to formally halt public quotation of the shares of Talisman. This requested suspension does not affect the ability of market makers and other dealers to report trades of the common shares of Talisman through the facilities of the Canadian Dealing Network. We have applied for quotation of our common stock on the Nasdaq SmallCap Market under the symbols "BATT." The following table sets forth, for the periods indicated, the high and low closing trading prices of the common stock as reported by the Canadian Dealing Network.

MONTH                                                                                                HIGH        LOW
-------------------------------------------------------------------------------------------------  ---------  ---------
December, 1997...................................................................................      34.03      34.03
January, 1998....................................................................................      34.03      22.12
February, 1998...................................................................................      23.65      14.46
March, 1998......................................................................................      12.76       8.50
April, 1998......................................................................................      13.61       7.66
May, 1998........................................................................................      11.06       7.66
June, 1998.......................................................................................       7.66       5.96
July, 1998.......................................................................................       6.81       3.40
August, 1998.....................................................................................       6.47       4.25
September, 1998..................................................................................       4.25       3.06
October, 1998....................................................................................       3.91       2.70
November, 1998...................................................................................       3.40       2.21
December, 1998...................................................................................       5.10       2.04
January, 1999....................................................................................       5.10       3.40

    The closing trading prices set forth above have been stated in dollars, and have been calculated based upon the Exchange Rate in effect as of August 31, 1999, which was approximately Cdn.$1.00 per US$0.6682.

    As of September 1, 1999, there were 1,055,560 shares of common stock outstanding, there were approximately 2,000 registered holders of Talisman's common stock.

                                DIVIDEND POLICY

    To date, Talisman has paid no dividends on any shares of its common stock and Talisman's board of directors has no present intention of paying any dividends on its common stock in the foreseeable future, as we intend to use our earnings, if any, to generate increased growth. The payment by Talisman of dividends in the future, if any, rests solely within the discretion of the board of directors and will depend upon, among other things, Talisman's earnings, capital requirements and financial condition, as well as other factors deemed relevant by Talisman's board of directors. Although dividends are not limited currently by any agreements, it is anticipated that future agreements, if any, with institutional lenders or others may also limit Talisman's ability to pay dividends.

                            SELECTED FINANCIAL DATA

    The selected financial data set forth below for the years ended
December 31, 1997 and 1998 and at December 31, 1997 and 1998 is derived from and should be read in conjunction with Talisman's consolidated financial statements, including the notes thereto, appearing elsewhere in this prospectus. The summary financial data set forth below for the interim periods ended August 31, 1999 and 1998 has been prepared from Talisman's books and records and reflects, in our opinion, all adjustments necessary for a fair presentation of the financial position, results of operations, and cash flows of Talisman, as at the periods indicated therein. Results for interim periods are not necessarily indicative of results which can be expected for the entire year.

CONSOLIDATED STATEMENT OF OPERATIONS DATA:

                                                                                             EIGHT MONTHS
                                                                          YEAR                  ENDED
                                                 SEVEN MONTHS ENDED       ENDED               AUGUST 31,
                                                    DECEMBER 31,      DECEMBER 31,   ----------------------------
                                                        1997              1998           1998           1999
                                                 -------------------  -------------  -------------  -------------
                                                                                             (UNAUDITED)
Revenues.......................................      $   139,646      $     748,254  $     228,659  $     385,629
Operating Expenses.............................          180,582          1,487,052        745,020      1,135,256
Gross Profit...................................          (40,936)          (738,798)      (516,361)      (749,627)
Expenses:
    Selling, general and administrative........          597,558          1,136,516        339,051      1,285,526
    Amortization...............................           27,670            304,182        246,355        607,927
    Interest and bank charges..................           11,236             99,292         41,177        120,883
        Total expenses.........................          636,464          1,539,990        626,583      2,014,336
Loss for the period............................         (640,340)        (2,274,202)    (1,139,821)    (2,725,349)
Deficit, beginning of period...................         (324,440)          (964,780)      (964,780)    (3,238,483)
Deficit, end of period.........................         (964,780)        (3,238,982)    (2,104,601)    (5,964,332)
Loss per share.................................            (1.35)             (3.69)         (2.04)         (2.63)

CONSOLIDATED BALANCE SHEET DATA:

                                                              AS AT DECEMBER 31,         AS AT AUGUST 31, 1999
                                                           -------------------------  ---------------------------
                                                              1997         1998          ACTUAL      ADJUSTED(1)
                                                           ----------  -------------  -------------  ------------

                                                                                              (UNAUDITED)
Working capital(2).......................................  $  (90,957) $  (1,063,387) $  (3,828,157) $  4,665,528
Total current assets.....................................     354,591        839,659      2,592,273     6,097,948
Total current liabilities................................     445,548      1,903,046      6,420,430     1,347,420
Total shareholder's equity...............................   1,961,368      1,142,461     (1,422,734)    7,155,951

------------------------

(1) As adjusted to reflect (i) the issuance of 1,014,627 shares of common stock upon conversion of $5,073,135 principal amount of 8% convertible subordinated promissory notes, and (ii) the issuance of the 1,000,000 shares of common stock offered hereby and the application of the net proceeds therefrom.

(2) Working capital represents current assets less current liabilities.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

    The statements contained in this prospectus that are not historical are forward looking statements, including statements regarding our expectations, intentions, beliefs or strategies regarding the future. Forward looking statements include statements regarding liquidity, anticipated cash needs and availability and anticipated expense levels. All forward looking statements included in this prospectus are based on information available to us on the date hereof and we assume no obligation to update any such forward looking statements. It is important to note that our actual results could differ materially from those in such forward looking statements. Among the factors that could cause actual results to differ materially are the factors detailed in the risks discussed in the "Risk Factors" section included in this prospectus beginning at page 5.

GENERAL

    Talisman was incorporated in July 1978 and for almost 20 years carried on business as a junior mineral exploration company in the Province of Ontario, Canada. In September 1997, Talisman (then known as Firesand Resources Ltd.) entered into a share exchange agreement with Talisman International Inc. pursuant to which Talisman acquired all of the issued and outstanding shares of common stock of Talisman International in exchange for shares of Talisman. Upon completion of the share exchange, Talisman changed its name to its current name, Talisman Enterprises Inc. The share exchange was accounted for as a reverse takeover and accordingly, the results of Talisman (formerly constituted as Firesand) have been included with those of Talisman International from the date of the share exchange.

RESULTS OF OPERATIONS

EIGHT MONTHS ENDED AUGUST 31, 1999 COMPARED TO EIGHT MONTHS ENDED AUGUST 31,
  1998

    REVENUES. Total revenues for the eight months ended August 31, 1999 increased 69% to $385,629 from $228,659 for the eight months ended August 31, 1998. This increase was primarily attributable to orders shipped in July and August to two new customers, Blockbuster Video and McLanes (a subsidiary of Walmart).

    OPERATING EXPENSES AND GROSS MARGINS. Operating expenses increased 52% to $1,135,256 for the eight months ended August 31, 1999, from $745,020 for the eight month period ended August 31, 1998. The increase was caused by incremental variable costs associated with the increase in sales and the rental of an additional 39,000 sq. foot facility required to support the expansion of production.

    Gross margins, as a percentage of revenues, increased to (194%) for the eight months ended August 31, 1999, from (226%) for the eight month period ended August 31, 1998. The increase in gross margin percentage resulted from the increase in sales volume which increased coverage of the fixed overhead included in operating expense.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSE. Selling, general and administrative expense for the eight months ended August 31, 1999 increased 279% to $1,285,526 from $339,051 for the eight month ended August 31, 1998. This increase in selling, general and administrative expenses was primarily attributable to the following:

    - the hiring of new management personnel;

    - the relocation costs associated with the retention of such new managment personnel;

    - the severance costs associated with the termination of a former management employee;

    - the institution of a management bonus program in January 1999; and

    - an increase in sales and marketing necessitated by the growth in operations

Specifically, in January 1999, James A. Ogle and Christian H. Bunger were hired as President and Chief Executive Officer, and Vice President of Sales--U.S., respectively, in May 1999, Randy O. Curtis was hired as the new Vice President of Sales--Canada, and in July 1999, Thomas O'Dowd was hired as Vice President and Chief Financial Officer. Accordingly, the increase in selling, general and administrative expenses incurred for the eight months ended August 31, 1999 consisted of $257,000 attributable to the hiring of new management personnel, $159,000 attributable to the one time cost incurred in connection with the recruitment and relocation of the new management personnel as well as severance cost for the former Vice President of Sales--Canada, and $220,000 attributable to the accrued dollar amount associated with the institution of a management bonus program. In addition to the foregoing expenses, we increased marketing expenditures by $100,000 to promote new business.

    AMORTIZATION EXPENSE. Amortization expense for the eight months ended August 31, 1999 increased 147% to $607,927 from $246,355 for the eight month ended August 31, 1998 due to the five months amortization of the deferred financing costs associated with the convertible promissory note.

    INTEREST EXPENSE AND BANK CHARGES. Interest expense and bank charges for the eight months ended August 31, 1999 increased 194% to $120,883 from $41,177 for the eight month ended August 31, 1998. This increase was primarily attributable to higher term loan principal balance in 1999 due to replacing credit institutions from the Hongkong Bank of Canada and Canadian Imperial Bank of Commerce to General Electric Capital Canada Inc.

YEAR ENDED DECEMBER 31, 1998 AS COMPARED TO THE SEVEN MONTHS ENDED DECEMBER 31,
  1997

    REVENUES. Revenues increased to $748,254 for the year ended December 31, 1998, from $139,646 for the seven month period ended December 31, 1997. This increase in sales was attributable to a growth in Talisman's customer base from 11 to 34 customers, as a result of the increased ability of Talisman to supply our customers.

    For the year ended December 31, 1998, approximately 77% of Talisman's sales (representing an aggregate of approximately $576,159 of revenues) were made to customers located in the United States, including sales to Drug Emporium, Discount Drug Mart, and Save-On. For the seven month period ended December 31, 1997, Talisman had only minimal sales to customers located in the United States (representing an aggregate of approximately $6,204 of revenues).

    OPERATING EXPENSES AND GROSS MARGINS. Operating expenses increased to $1,487,052 for the year ended December 31, 1998, from $180,582 for the seven month period ended December 31, 1997. Gross margins, as a percentage of revenues, decreased to (99%) for the year ended December 31, 1998, from (29%) for the seven month period ended December 31, 1997.

    The gross margin percentage (99%) is in a negative position because these expenses were incurred in advance of the increase in the customers sales base (approximately 50% of sales occurred during the last 2 months of the period).

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSE. Selling, general and administrative expense increased to $1,136,516 for the year ended December 31, 1998, as compared to $597,558 for the seven month period ended December 31, 1997. The increase reflects the impact of a full year of selling, general and administrative expense compared to seven months manufacturing overhead and selling, general and administrative expense for the prior period.

    AMORTIZATION EXPENSE. Amortization expense consisting exclusively of equipment depreciation, was $304,182 for the year ended December 31, 1998, as compared to amortization expense of $27,670 for the seven month period ended December 31, 1997. This increase is attributable to the fact that manufacturing did not begin until the last quarter of 1997. Therefore, only a small amount of equipment depreciation was recognized for the period ended December 31, 1997.

    INTEREST EXPENSE AND BANK CHARGES. Interest expense and bank charges increased to $99,292 for the year ended December 31, 1998 from $11,236 for the seven month period ended December 31, 1997. For the year ended December 31, 1998, two loans were outstanding namely a term loan and an operating loan. The term loan had an average principal balance for the period of $386,536 bearing interest at a rate of 7.75% per annum. The operating loan had an average principal balance for the period of $221,563 bearing interest at a rate of 7.75% per annum. Both loans were outstanding for the entire period consequently interest expense totaled $47,137. The remaining $52,155 includes service charges of $8,877, short term bridge loans of $12,415 and financing charges of $30,863. The only interest charge relative to the seven month period ending December 31, 1997 is the term loan with a principal balance of $320,401 at December 31, 1997 bearing interest at a rate of 7.75%, which was outstanding from August 1997 through December 1997.

FOREIGN EXCHANGE

    Historically, Talisman had minimal sales (approximately $6,204 of revenues) to United States customers for the period ended December 31, 1997. Accordingly, Talisman did not experience any material foreign exchange gains or losses in its operations in the period ended December 31, 1997. For the year ended
December 31, 1998, Talisman had a foreign exchange gain of approximately $500, which was included in Talisman's earnings. This amount consisted of foreign exchange gains on sales/ receivables to/from U.S. customers offset by losses on U.S. purchases/payables from U.S. suppliers.

    As Talisman's sales to foreign customers grow, Talisman may be subjected to increased risks of foreign currency gains or losses. Currently, a majority of the revenues from sales are received in US dollars and a majority of expenses from goods purchased for resale are purchased in US dollars. Since Talisman is based in Ontario, Canada, approximately 75% of Talisman's combined operational and selling, general and administrative expenses for the period ended
December 31, 1998 were incurred in Canadian dollars. Upward variations in the value of the Canadian dollar, as compared to the value of the US dollar, could adversely effect Talisman's results.

STOCK BASED COMPENSATION

    We account for our stock options and warrants under APB Opinion 25. If Talisman was required to account for the stock options and warrants using the fair value method, the net loss for the seven months ended December 31, 1997 would have increased by $497,706. Such amounts represent the fair value of options and warrants at the time they vested. Since these options and warrants vested at the time they were granted, there will be no future charge to income with respect to these options and warrants.

INFLATION

    Talisman has experienced minimal impact from inflation and changing prices on its net sales and on its income from continuing operations for the periods it has been engaged in business.

LIQUIDITY AND CAPITAL RESOURCES

    Prior to the completion of the share exchange with Talisman International, Talisman had limited working capital and its prospects were severely limited. Upon completion of the share exchange, Talisman International became a wholly-owned subsidiary of Talisman. Up until the completion of the share exchange, Talisman International had sustained its operations from its inception (September 26, 1996) primarily from the sale of equity. Specifically, from September 1996 to immediately prior to the share exchange (September 1997), Talisman International sold (i) 428,371 shares of common stock for an aggregate of Cdn.$1,518,264 in cash, (ii) 50,000 shares of common stock for machinery and equipment having a fair market value of Cdn.$200,000 and inventory having a fair market value of Cdn.$50,000 and (iii) 3,300 Class A Special shares for machinery and equipment having a fair market value of Cdn.$2,300,000 and technological and intellectual property having a fair market value of

Cdn.$1,000,000 for Canadian GAAP purposes. It should be noted, however, that no value has been ascribed to the technological and intellectual property assets for U.S. GAAP purposes. International also had operating credit facilities (both term and revolving) from the Hongkong Bank of Canada, such facilities being secured by all the assets of International.

    Subsequent to the completion of the share exchange, Talisman sold an additional 542,787 shares of common stock for an aggregate of Cdn.$3,293,208 in cash. Of this new equity, Cdn.$2,395,000 was provided by Talisman Partners, a private investment partnership, through the completion of two separate private placements. For a complete description of the private placement completed with Talisman Partners, see "CERTAIN TRANSACTIONS." The proceeds of such financings were used by Talisman (i) to pay approximately Cdn.$670,000 owing to a prior short term secured lender to Talisman, (ii) to expand Talisman's battery manufacturing capabilities and (iii) for general working capital purposes.


    From December 1998 through March 1999, Talisman completed a $700,000 convertible note financing. The notes were converted into securities of Talisman in connection with the first closing of Talisman's private placement offering which was completed in March 1999. For a complete description of the private placement completed in March 1999, see "CERTAIN TRANSACTIONS." The holders of the notes also received warrants to acquire an aggregate of 72,465 shares of common stock of Talisman exercisable at $7.50 per share.


    In July 1999, Talisman established new financing arrangements with General Electric Capital Canada Inc. In connection with the implementation of such new facilities, Talisman paid out, in full, its previous secured lender, Canadian Imperial Bank of Commerce. The financing facilities provided by General Electric Capital currently consist of (1) a Cdn.$940,800 term loan, of which Cdn.$705,000 was outstanding as of the date hereof; (2) a revolving credit line of up to Cdn.$7,500,000, and (3) a "capex" loan of up to Cdn.$2,059,200. The term loan is due and payable on or before June 30, 2002. Interest charged on the General Electric Capital facilities is, (i) with respect to funds advanced in Canadian dollars, calculated at the average rate per annum established by the Royal Bank of Canada as its discount rate for 30-day Canadian bankers acceptances plus 4.0% per year, and (ii) with respect to funds advanced in U.S. dollars, the latest rate for 30-day dealer placed commercial paper, which normally is published in the "Money Rates" section of the Wall Street Journal. Furthermore, all indebtedness of Talisman under the General Electric Capital facilities is secured by Talisman's assets.


    In November 1999, Talisman borrowed $350,000 from Kevin Kimberlin pursuant to a promissory note in the principal amount of $350,000, bearing interest at an annual rate of 10%, and due on February 17, 2000.


    Talisman's working capital deficit at August 31, 1999 was ($3,828,157). The negative working capital represents the indebtedness incurred in connection with the closing of a recently completed private placement offering. The private placement offering, which was completed with Spencer Trask Securities, Inc. as placement agent, resulted in the sale of an aggregate of 50.72985 units solely to U.S. investors for gross proceeds to Talisman of $5,174,472.70 (such proceeds being inclusive of the $700,000 raised from December 1998 through March 1999 described above). The units consisted of an aggregate of (1) $5,073,135 principal amount of 8% convertible promissory notes, and (2) 1,014,627 warrants to purchase shares of common stock, which warrants are exercisable at $7.50 per share. In connection with such closings, Spencer Trask received a placement fee equal to 10% of the aggregate purchase price of the securities sold by it, plus a non-accountable expense allowance equal to three percent of the aggregate purchase price of the securities sold and a warrant, granted by Talisman for $1.00 consideration, to purchase an amount of common stock equal to 20% of the common stock sold in the offering at an exercise price equal to 120% of the price of the common stock sold. Additionally, upon the first closing of the offering, Talisman entered into (1) an agreement whereby Spencer Trask was granted a right of first refusal to act as underwriter or agent for any proposed private or public offering of Talisman's securities by Talisman or by any of its principal stockholders, and (2) a non-exclusive finder's agreement pursuant to which Spencer Trask is entitled to receive a fee based upon a percentage of the value of any business combination or financing arrangement, including but not limited to a merger or purchase of assets, which is introduced to Talisman by Spencer Trask. In accordance with the non-exclusive finder's agreement, a fee in the amount of $200,000 is due to Spencer Trask Securities, Inc. for arranging the financing with General Electric Capital Canada Inc., of which one-third was due in September 1999 and the balance of which is due on or before October 31, 1999. For a complete description of the agreements entered into between Talisman and Spencer Trask, see "CERTAIN TRANSACTIONS."

    We have, with the proceeds of the recently completed private placement offering, commenced expanding our operations into the production and marketing of AAA batteries. We intend to use a portion of the proceeds from this offering to complete the expansion of our operations into the production and marketing of AAA batteries, to increase the production capacity of our AA cell size, and to commence the expansion of our operations into the production and marketing of C and D battery cell sizes. Our ability to complete the proposed expansion of our operations into the production and marketing of C and D battery cell sizes is dependent upon obtaining additional financing.

    Except for this offering and the existing financing arrangements with General Electric Capital Canada Inc., Talisman has no other current arrangements in place with respect to financing. Moreover, no assurance can be given that this offering will be achieved. If this offering is not successfully completed and additional financing arrangements are not obtained, we may be unable to fully fund our operations, pursue our business strategy, take advantage of new opportunities, develop or enhance our products, or respond to competitive pressures and financial or marketing hurdles. Such inability could have a materially adverse effect on Talisman's business, operating results and financial condition. Moreover, the estimated cost of the proposed expansion of our production and marketing activities is subject to numerous uncertainties, including the problems, expenses, difficulties, complications and delays, many of which are beyond our control, frequently encountered in connection with the establishment and development of new business activities, and may be affected by the competitive environment in which we are operating. Accordingly, there can be no assurance that we will complete the proposed expansion of our production and marketing activities described herein.

    Talisman's management believes that upon full implementation of Talisman's business plan, sufficient revenues will be generated to meet operating requirements. However, no assurance can be given that such goal will be obtained or that any expected revenues will be realized.

YEAR 2000

    Our business could be adversely impacted by information technology issues related to Year 2000. We have been engaged in assessing this Year 2000 issue as it relates to our business. This review covers information and non-information technology systems of both Talisman's own operating systems and the systems of Talisman's third party vendors and manufacturers.

    Talisman does not currently utilize any equipment in our battery assembly process which utilizes programmable logic controllers (PLC). Accordingly, such systems do not require any Year 2000 solutions. In addition, we have replaced our phone system in the summer of 1999; therefore, any Year 2000 issues relating to our phone system are now covered. Finally, Talisman currently utilizes only several personal computers and individualized software programs which, in the event some are not Year 2000 compliant, are easily replaceable without any significant delay or cost to Talisman. Talisman estimates that the cost associated with replacing nine personal computers will not exceed an aggregate of $50,000.

    We do not expect to encounter any long-term Year 2000 problems from our customers, most of which are major retail corporations. Any loss of information or data by such customers can be easily replaced by Talisman manually providing them with relevant information. Except for three single sourced vendors, Talisman utilizes multiple suppliers from whom we obtain the raw materials which are used in the manufacturing process. Talisman intends to monitor carefully these sources and carry additional inventory until the end of the first quarter of Year 2000.

    With the exception of the cost which we expect to incur for replacing nine personal computers, we do not believe that we will incur any additional costs in connection with implementing solutions to year 2000 issues which could have a material impact on our financial results or position.

                                  OUR HISTORY

    Talisman was incorporated under the laws of the Province of Ontario on July 28, 1978 under the name Firespur Explorations Ltd. In May 1989, we changed our name to Firesand Explorations Ltd. and, in September 1997, our name changed to our present name.

    From 1978 to early 1997, Talisman operated as a mineral exploration company in the Province of Ontario, Canada. During such period, Talisman conducted various exploration programs on patented mining claims held by us on lands situated in Esquega Township, Province of Ontario, Canada. In spite of our exploration efforts, no significant ore deposit or other mineralized targets were identified which justified additional exploration expenditures. Effective January 1997, Talisman wrote-off the value of all mineral exploration assets then held and, as a result of such actions, Talisman now has no mining assets or other mineral related interests.

    In August 1997, Talisman entered into a share exchange agreement with the shareholders of Talisman International pursuant to which the shareholders of Talisman International exchanged 11,959,265 common shares of Talisman International for 478,371 of Talisman's common shares. Prior to the share exchange, there was no affiliation between Firesand and Talisman International. As a result of the share exchange, Talisman International became a wholly-owned subsidiary of Talisman. Upon completion of such transaction in September 1997, we changed our name from Firesand to our present name--Talisman
Enterprises Inc.

                                    BUSINESS

OVERVIEW

    Talisman, through our wholly-owned operating subsidiary, Talisman International Inc., manufacturers high-quality AA size disposable alkaline batteries for private label sale by retailers. We are currently, to our knowledge, the only North American-based battery manufacturer that focuses primarily on the private label market. Our objective is to leverage our unique strategic position to build market share in the private label battery market and capitalize on the significant growth in private label battery sales in North America.

INDUSTRY BACKGROUND

    The worldwide battery market is predominately comprised of four major chemical systems:

       1.  Alkaline

       2.  Heavy Duty--Zinc Chloride

       3.  General Purpose--Zinc Carbon

       4.  Rechargeable--Nickel Cadmium

Alkaline batteries offer the best performance and are the most widely used type of battery in North America with a greater than 65% market share. Industry analysts estimate the North American market for disposable alkaline batteries was approximately $3 billion in 1997, representing consumption of an estimated 4 billion batteries. An estimated 40% increase in battery-operated devices has driven growth in the use of disposable batteries over the past 10 years. Furthermore, industry data reveals that within the North American market, the alkaline segment is the fastest growing. Consumption of alkaline batteries is expected to continue to grow at a rate of 5-8% per year.

    The consumer battery market consists primarily of five major cell sizes--AA, AAA, C, D and 9 volt. The AA cell accounts for approximately 65% of the total unit sales, the AAA cell accounts for approximately 15% and the C, D and 9 volt cell sizes account for approximately 7% each. We believe branded manufacturer gross margins on the AA and AAA (80%) are approximately double that of the C, D and 9 volt (40%). We believe that, upon implementation of our business plan, our gross margin for our AA batteries will be approximately 33%, compared to an approximately 80% gross margin for branded manufacturers.

    Duracell Inc. and Eveready Battery Co., Inc. are the major manufacturers of alkaline batteries and currently supply approximately 83% of the alkaline batteries sold in the North American market.

PRIVATE LABEL BATTERY MARKET OPPORTUNITY

    The market for private label consumer products has grown significantly in recent years. In order to generate greater customer loyalty, many retailers have sought to develop private label or corporate brands in numerous consumer product categories. Private label affords retailers an opportunity to enhance their store's identity by offering high quality products that are significantly less expensive than brand-name alternatives. According to information supplied by the Private Label Manufacturers Association, in a number of product categories, including light bulbs, disposable cameras and tape, private label items have achieved a market share of 20-25%. On average, the study also shows retailers are projecting a private label category growth rate of 24% over the next three years across all major product categories.

    While private label batteries only comprise approximately 9% of the overall disposable alkaline battery market, batteries are the fastest growing segment within the private label market (source: PLMA). We believe, that despite a limited supply of private label product, the battery segment has grown at almost double the rate of other private label products. Currently, most private label batteries are supplied either by offshore manufacturers or by brand-name battery manufacturers such as Duracell and Eveready. It is our belief that offshore battery suppliers, however, have limited available alkaline production capacities, suffer from higher logistics costs, and typically produce batteries with less than 25% of the life of alkaline batteries because of their use of carbon zinc technology. Offshore manufacturers are those manufacturers not located in the three North American Free Trade Agreement countries (USA, Mexico, Canada). While there are several manufacturers in Europe, most are located in Asia. Among the large number of manufacturers in Asia, a large majority, particularly those located in the Peoples Republic of China, only produce old technology general purpose or heavy duty batteries, or produce alkaline batteries with mercury added to the formula. Testing done by Talisman identified fewer than ten mercury-free producers.

    Management of Talisman believes that, for brand-name manufacturers, supplying private label batteries represents a significant conflict of interest: the growth of private label sales comes at the expense of higher margin branded product sales. To date, major companies such as Duracell and Eveready have, in our opinion, participated in private label manufacturing only when pressured by certain large retailers. This is primarily because it is not in the best interests of current branded manufacturers to provide a private label product. Due to the lower retail prices of private label batteries, profit margins are lowered significantly and line changeovers result in manufacturing inefficiencies. Accordingly, Talisman believes that brand-name manufacturers do not actively solicit private label sales, but serve demand reactively in order to maintain or secure large retail accounts for branded products. Accounts requesting private label product from a major branded supplier are therefore generally sold with the understanding that their branded product be carried as a preferred or exclusive product line.

    Given the general reluctance of major suppliers to provide private label product to their customers, Talisman believes that a tremendous growth opportunity exists.

OUR STRATEGY

    Our objective is to become the industry leader in the marketing, sale and manufacture of private label alkaline batteries in North America. We believe we are the first and only dedicated private label alkaline battery manufacturer in North America. We intend to utilize our unique market position to capitalize on the growth in private label product sales.

    Our manufacturing technology and expertise enables us to produce batteries of comparable quality to leading brand-name batteries. In addition, our location in Southern Ontario allows us to streamline logistics costs and develop close working marketing and sales relationships with leading North American retailers. We currently supply private label batteries to 15 customers. Management estimates that we have the capacity to ship in excess of 25 million batteries during 1999.

    The key elements of our strategy include plans to:

    - Focus exclusively on alkaline batteries;

    - Manufacture batteries that are equivalent in performance to brand-name batteries;

    - Sell batteries exclusively for private label purposes at a lower cost than brand-name alternatives;

    - Initially manufacture AA size batteries, which comprise the largest percentage of the market and provide high gross margins;

    - Expand into the production and marketing of AAA, C and D battery cell sizes and increase production capacity of the AA cell size. We believe that the addition of other cell sizes (i.e. AAA, C and D) will allow us to expand existing customer sales and enhance sales opportunities with new customers that require all cell sizes;

    - Further develop an already established North American sales broker network;

    - Focus on private label retail customers with sales potential that will optimize production run costs and thereby maximize margins.

In addition to selling high-quality products with the name of our customers on them, it is our belief that our retail customers typically improve their profitability from 30-35% on the sale of a branded equivalent product to 50-60% for private label. This also typically results in more profit per unit measured in dollars and cents than typically realized from the sale of a branded equivalent.

PRIVATE LABEL MANUFACTURING

    We currently manufacture a high quality AA alkaline cell for sale to an established and growing customer base.

    We currently have two (2) cell lines capable of producing AA alkaline cells at the rate of 100 pieces per minute per cell line. Subject to financing, our current plans include building a D line in early 2000 followed by a C line in mid 2000.

    We believe that our AA cell is:

    - Comparable in performance to the competition on a majority of applications (source: ACTS Testing Labs Ltd.);

    - Advantageously priced compared to branded products, resulting in prices which are approximately 20-25% lower in retail price;

    - Environmentally friendly because we do not add mercury or cadmium.

    Supply of the AAA, C, D and 9 volt is currently "out sourced" by Talisman for certain accounts that desire to carry all five cell sizes. Such sourced product is labeled, packaged and shipped by us. We have, with the proceeds of the recently completed private placement offering, commenced expanding our operations into the production and marketing of AAA batteries. We intend to use a portion of the proceeds from this offering to complete the expansion of our operations into the production and marketing of AAA batteries, to increase the production capacity of our AA batteries, and to commence the expansion of our operations into the production and marketing of C and D battery cell sizes. Our ability to complete the proposed expansion of our operations into the production and marketing of C and D battery cell sizes is dependent upon obtaining additional financing. We intend to continue to out source our need for 9 volt battery cells from other manufacturers as the volume requirements for the 9 volt cell size are not sufficient to justify the expense of producing the product in house.

    Our strategy is to manufacture bare cell batteries in bulk in anticipation of receipt of customer orders. Such bare cell batteries are kept on hand and make up a substantial portion of our inventory. We are then in a position to prepare finished goods upon receipt of customer orders. Further, after such goods are packaged and labeled they are shipped to customers. To date, we have been able to fill orders as they are received, and we have not experienced any delays due to lack of manufacturing capacity or otherwise. Moreover, as previously stated, we intend to expand our production capacity with the proceeds from our financing activities. Accordingly, we do not expect that we will encounter any delays due to lack of manufacturing capacity or otherwise.

BATTERY CUSTOMERS

    The following is a list of customer accounts for the eight month period ended August 31, 1999 and the year ended December 31, 1998:

A&P Fireco--Canada            Drug Emporium--U.S.                Amcon Distribution Co.--U.S.
Robert & James--U.S.          RedCell--Canada                    Blockbuster Video--U.S.
Cash Convertors--Canada       Save-On--U.S.                      Bradlees Distribution--U.S.
Win--Leader--Canada           Pirate Wholesale--U.S.             McLanes (a Subsidiary
Daisytek--U.S.                Discount Drug Mart--U.S.           of WalMart)--U.S.
Murphy Distributor--Canada    Best Buy--Canada                   Smoker Friendly--U.S.
Zellers--Canada               North Carolina Mutual Drug--U.S.

All of our sales are made to our customers pursuant to purchase orders. Our company has several large customers upon which we depend on for the sale of our battery products. For the eight months ended August 31, 1999, sales to Blockbuster Video represented 50.3%, sales to McLanes (a subsidiary of WalMart) represented 13.9%, Drug Emporium represented 11.1%, Amcon Distribution Co. represented 9.7% and A&P Fireco represented 9.0%. For the year ended
December 31, 1998, sales to Discount Drug Mart represented 28.6%, Drug Emporium represented 23.6%, Zellers Inc. represented 9.1% and A&P Fireco represented 7.0% of our overall sales. No other retail customer accounted for more than 5% of our overall sales for either the eight months ended August 31, 1999 or the year ended December 31, 1998.

COMPETITION

The manufacture and sale of alkaline batteries is highly competitive and there are no substantial barriers to entry into the market. We believe that the principal competitive factors affecting the market for battery products are the quality of the product, price, environmental issues, turn around time for production orders, payment terms for customers, and marketing and sales.

The private label AA alkaline battery products which we currently produce compete with products imported from the Pacific Rim countries of Indonesia, China, Hongkong, Japan and South Korea. We believe we offer to our customers key advantages over offshore suppliers. Such advantages include:

    - PROVIDING SUPERIOR AND CONSISTENT PRODUCT PERFORMANCE. It is our observation that some Pacific Rim producers utilize domestic raw materials which result in sub-standard performance.

    - PRICE. Our private label batteries offer our customers an attractively priced alternative to the batteries sold by their competitors.

    - WE DO NOT ADD MERCURY TO OUR BATTERIES. Mercury is considered to be environmentally hazardous and, accordingly, the disposal of used batteries to which mercury has been added is problematic.

    - EFFICIENT TURN AROUND TIME. It is our experience that offshore suppliers generally require a minimum of 30 to 60 days notice prior to producing an order. Delivery time is a minimum of 30 days beyond that and full container loads are required. In contrast, we inventory "bare" cells and can package required orders within a 2-10 day period, depending on the order size.

    - CONSUMER PRODUCTS' INDUSTRY STANDARD PAYMENT TERMS. We provide creditworthy customers with terms calling for payment within 30-45 days of shipment of its product to retailers. By comparison, it is our experience that off-shore suppliers require either a deposit in advance of shipping or full payment prior to shipping in the form of a letter of credit or bank transfer.

    - MARKETING AND SALES SUPPORT. We provide retailers with on-going sales expertise and promotional concepts in order to maximize sales and profits. Various pack sizes are available to meet the needs of retailers and product displays are supplied to ensure greater in-store visibility and product movement. In contrast, offshore suppliers, generally speaking, only supply product and do not offer any on-going marketing support.

    We believe that approximately two-thirds (66.6%) of the private label battery market is controlled by our three major competitors (Duracell, Eveready and Ray-O-Vac), while the remaining one-third (33.3%) is controlled by offshore manufacturers.

    At present, we do not directly compete (nor do we seek to) with any major North American battery manufacturer (such as Duracell, Eveready and Ray-O-Vac) to supply private label batteries to large retail chains. This is because we have, at present, limited production capability and limited marketing resources compared to the significant and dominant market capabilities of the established branded manufacturers. We believe that the overall private label market is sufficiently large enough that we have an opportunity to penetrate significantly into this market, and thereby gain significant market share.

STRATEGIC PARTNERS AND KEY SUPPLIERS

    Our battery manufacturing lines have been custom made by Pragmatek Inc. of Mississauga, Ontario, Turning Point Inc. of Oakville, Ontario and Gwinnett Industrial Machine Inc. of Norcross, Georgia. These companies have over
25 years of combined experience in the manufacture of reliable battery equipment to numerous established battery manufacturers. Pragmatek, Turning Point and Gwinnett are all shareholders of Talisman.

    We have a number of key suppliers of raw materials who are also shareholders in Talisman. They include Burlington Stamping Inc. of Burlington, Ontario and Hibar Systems Limited of Richmond Hill, Ontario. Burlington Stamping supplies all of our battery cans while Hibar supplies all of our battery pre-assemblies. James C. McGavin, a director of Talisman, is also a director, officer and shareholder of Burlington Stamping. In September 1996, we purchased certain equipment from Burlington Stamping, consisting of battery can molds, in exchange for shares of common stock of Talisman. The equipment purchased by us from Burlington Stamping has been provided to Burlington Stamping by us for the purpose of having Burlington Stamping manufacture additional battery cans from dies.

PERSONNEL

    As of September 1, 1999, we employed a total of 40 full time employees and one part time employee. Twelve of such persons are engaged in the areas of administration, finance, production planning, marketing and sales. In addition, 20 of our 40 employees have prior battery industry experience. None of our employees are represented by a union. Management considers its relations with its employees to be satisfactory.

MARKETING, SALES AND DISTRIBUTION

    Talisman currently has an established North American sales network that is directed by individuals with considerable experience in selling private label batteries to established customers. With the exception of Randy O. Curtis and Christian H. Bunger, all sales agents and brokers are compensated on a commission basis only (generally 5%). We currently have a full time sales organization consisting of four qualified sales professionals who generate a majority of business through a network of brokers. We have developed a relationship with two out of the four major, national, private label brokers dedicated to the food class of trade. In addition, we have established relationships with twelve independent regional sales agencies, which handled a myriad of non-food, and drug battery customers throughout Canada and the United States.

    In addition, we support our product merchandised in retail outlets with a variety of packaging designs and displays intended to create consumer interest in retail customers' private label disposable alkaline battery product line. We also develop special pack sizes and styles intended to coincide with peak buying periods such as back-to-school and Christmas.

    We have made every effort to ensure that key positions at Talisman are filled by qualified individuals with previous battery or private label experience. These individuals include:

Garry J. Syme, Sr. Vice President      Former Project Manager Duracell
Duncan C. MacFadyen, VP Finance        Former Controller Bossman
Randy O. Curtis, VP Mktg. Canada       Former Managing Director--Eveready de Mexico
Sales
Christian H. Bunger, VP Sales--US      Former South East Regional Mgr.--Eveready
Dennis Hughey, Bus. Dev. Consultant    Former President--Beatrice Private Label
David J. Trudel, VP Mkt. Dev.          Former VP Business Dev. BTI
Billie Burke, Purchasing Mgr.          Former Purchasing Dept. Duracell
Stan Jackson, Whrhse. Mgr.             Former Whrhse. Mgr. Bossman

For a more detailed description of the professional backgrounds of many of the above noted persons, see "Management."

PRODUCT LIABILITY INSURANCE

    We carry product liability insurance coverage on our battery products in the amount of Cdn.$1,000,000, with an additional umbrella protection of Cdn.$14,000,000. We believe that the amount of insurance which we maintain is adequate.

ENVIRONMENTAL AND SAFETY ISSUES

    We have made every attempt to ensure that our manufacturing facilities do not contravene any environmental laws. Our AA battery cell is mercury free and currently meets North American standards. Certain materials used in our battery products, as well as one product used in the manufacturing process, are considered hazardous under the Occupational Safety and Health Act hazard communication standards as to workplace care and employee notification. Employees handling these chemicals are required to wear appropriate over protective gear. Once the product is assembled, chemicals are sealed within a metal container that seals the chemicals from both the environment and the atmosphere. All product designated for "waste disposal," including defective goods, are neutralized immediately and stored in an isolated location at our premises prior to final disposal. As required by provincial regulations, we have adopted a procedure of registering all hazardous waste products requiring disposal. We receive a registration number for all such products and communicate such registration number to the approved waste disposal company before the product is transported to a certified landfill waste site. We have factored into our budgeting process an average cost per battery of Cdn.$0.001 for waste disposal purposes.

TECHNOLOGICAL ISSUES/SCIENTIFIC ADVISORS

    We constantly test our product to ensure consistent quality of production. Qualified Talisman employees test samples of each production run and additional samples are sent to an independent consultant for evaluation. Our batteries also meet the standard as set by the National Electronic Distributors Association and the American National Standards Institute, which are European and North American standardization groups that are comprised of representatives of battery manufacturers around the world.

    Product improvement is on-going through in-house quality control protocols and through independent consulting contracted to Dr. Klaus Tomantschger, President, Rosecreek Technologies Inc., of Mississauga, Ontario.
Dr. Tomantschger was the co-inventor of the rechargeable alkaline battery and has a wealth of knowledge in the area of battery performance improvements.

FACILITIES

    We are currently housed in a 21,000 square foot leased head office and production facility located at 2330 Southfield Road, Units 3-4, Mississauga, Ontario, Canada. The location is situated close to major highways and is only 15 minutes from Toronto's Pearson International Airport. Significant leasehold improvements have been undertaken to accommodate state-of-the-art quality control facilities, manufacturing facilities, and sales and marketing offices.

    Our current lease expires July 31, 2002; however, an understanding has been reached with our landlord that should additional space be required, then a new facility would be made available to us without penalty. In addition, we have leased an additional 39,400 sq. ft. of manufacturing space adjacent to our current facility. The extra space was considered necessary to accommodate the planned addition of the AAA, C and D cell lines into our manufacturing operations. We pay approximately Cdn.$43,000 rent per month.

LEGAL PROCEEDINGS

    We are not a party to any material legal proceeding.

           ENFORCEABILITY OF CIVIL LIABILITY AGAINST FOREIGN PERSONS

    Talisman's headquarters are located in, and its officers, directors and auditors are residents of, Canada and a substantial portion of Talisman's assets are, or may be, located outside the United States. Accordingly, it may be difficult for investors to effect service of process within the United States upon non-resident officers and directors, or to enforce against them judgments obtained in the United States courts predicated upon the civil liability provision of the Securities Act or state securities laws. Talisman has been advised by its Canadian legal counsel, Aird & Berlis, that there is doubt as to the enforceability in Canada against Talisman or against any of its directors, controlling persons, officers or the experts named herein, who are not residents of the United States, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities predicated solely upon U.S. federal securities laws. Service of process may be effected, however, upon Talisman's duly appointed agent for service of process, Sichenzia, Ross & Friedman LLP, New York, New York. If investors have questions with regard to these issues, they should seek the advice of their individual counsel. Talisman has also been informed by its legal counsel, Aird & Berlis, that pursuant to the Currency Act (Canada), a judgment by a court in any Province of Canada may only be awarded in Canadian currency. Pursuant to the provision of the Courts of Justice Act (Ontario), however, a court in the Province of Ontario shall give effect to the manner of conversion to Canadian currency of an amount in a foreign currency, where such manner of conversion is provided for in an obligation enforceable in Ontario.

                                   MANAGEMENT

    The following table sets forth certain information concerning the directors and executive Officers of Talisman:


NAME                                                  AGE                               POSITION
------------------------------------------------  -----------  ----------------------------------------------------------
James A. Ogle                                             52   President, Chief Executive Officer & Director
Norman R. Proulx                                          51   Chairman of the Board
Garry J. Syme                                             47   Senior Vice-President, Manufacturing
Thomas O'Dowd                                             40   Vice-President & Chief Financial Officer
Duncan C. MacFadyen                                       47   Vice-President, Finance & Controller
Randy O. Curtis                                           43   Vice-President, Global Marketing & Canada Sales
Christian H. Bunger                                       54   Vice-President, Sales--U.S.
David J. Trudel                                           45   Vice-President, Market Development
James C. McGavin                                          57   Director
Donald L. Matheson                                        49   Director
Thomas A. Fenton                                          39   Director


    Set forth below is a biographical description of each director and senior executive officer of Talisman based on information supplied by each of them.

    JAMES A. OGLE, 52, has been the President, CEO, and a director of Talisman since January 21, 1999. Prior thereto, from January 1998 to January 1999,
Mr. Ogle was Vice President of Operations for U.S. Industries, Inc., Elger Plumbingware/U.S. Brass Division, a leading manufacturer of bath and kitchen china and cast iron fixtures. From 1992 to 1997, Mr. Ogle was Senior Vice President, Operations, for Tyco Toys, Inc., a leading international toy manufacturer and distributor. From 1989 to 1992, Mr. Ogle was Vice President, Operations for Wilkinson Sword, Inc., an international producer of shaving products and disposable lighters. From 1978 to 1989, Mr. Ogle held various positions with BIC Corporation, a leading producer of disposable pens, razors and disposable lighters. Prior thereto, Mr. Ogle held various positions with General Motors Corporation. Mr. Ogle obtained an Executive MBA from the University of New Haven.

    NORMAN R. PROULX, 51, is the Chairman of the Board of Talisman. Mr. Proulx was first appointed a director of Talisman in August 1998. From December 1998 through January 1999, Mr. Proulx was the interim President and CEO of Talisman replacing the former President and CEO, David R. Guy. Since March 1998,
Mr. Proulx has been a managing director of Spencer Trask Securities Incorporated, a New York based venture capital investment firm that provides financial and operational support to start-up and early-stage companies. In such position, Mr. Proulx concentrates his efforts on consumer products and retailing. In 1997, Mr. Proulx was a managing director of the Cortec Group ("Cortec"), a private New York equity investment firm which makes controlling investments in middle-market manufacturing and distribution businesses. In connection with same, Mr. Proulx was responsible for overseeing Cortec's investment in Gemeinhardt, Inc., a US based company which is a market leader in the manufacture and distribution of flutes and piccolos. Mr. Proulx was also responsible for overseeing Cortec's investment in Manco Products, Inc., a US based company which is a leading designer and manufacturer of fun karts. From 1990 to 1996, Mr. Proulx was President and CEO of Seymour Housewares Corporation of Seymour, Indiana, a leading manufacturer of ironing boards. Prior thereto, Mr. Proulx was, from 1984 to 1990, the President, North America of Wilkinson Sword Limited. Prior thereto, Mr. Proulx held different positions from 1969 to 1984 with Scripto/Wilkinson Sword and The Gillette Company. Mr. Proulx obtained his Bachelor of Science, Business Administration degree from Boston College in 1969.

    GARRY J. SYME, 47, is the Senior Vice President, Manufacturing of Talisman and has been since September 1997. Between August 1996 and September 1997,
Mr. Syme was the Senior Vice President

Operations for International, Talisman's wholly-owned subsidiary. Prior thereto, Mr. Syme was the Vice President Operations, from January 1996 to August 1996, at Infinity Plus Battery Corporation of Mississauga, Ontario. Prior thereto, from 1992 to 1995, Mr. Syme was President of GJS International Inc., a company providing consulting advice to major battery manufacturers. In such capacity, Mr. Syme was responsible for the development of manufacturing facilities for Cegasa (Spain), Power Plus Battery Corporation (United States), Euram (Europe), Infinity Plus (Canada) and two facilities in the Peoples Republic of China. In addition, Mr. Syme was retained as President of Power Plus of America Inc. to implement a 100,000 sq. ft. $20 U.S. million dollar manufacturing plant in Georgia, USA. Mr. Syme has also spent approximately 20 years with Duracell, 8 years of which were with the Duracell U.S. R&D Centre and 12 of which were with Duracell Canada Inc. of Mississauga, Ontario.

    THOMAS O'DOWD, 40, is Vice President and Chief Financial Officer of Talisman and has been since July 1999. From August 1992 to June 1998, Mr. O'Dowd was a Financial Analyst for Seymour Housewares Corporation, the world's largest manufacturer of ironing boards and covers and pads. From October 1990 to August 1991, Mr. O'Dowd was a Senior Auditor for Forstman Little & Co. From April 1986 to September 1990, Mr. O'Dowd held senior level accounting positions for two subsidiaries of GenCorp, a $3 billion Fortune 100 conglomerate. From June 1981 to March 1986, Mr. O'Dowd was a Corporate Audit Supervisor for AMF Incorporated. Mr. O'Dowd obtained a B.S. in Accounting from Marist College.

    DUNCAN C. MACFADYEN, 47, is Vice President Finance of Talisman and has been since October 1, 1997. Prior thereto, Mr. MacFadyen was, from September 1996 to September 1997, a financial planer with Investors Group, a Canadian based financial planner and mutual fund company. Prior thereto, from May 1991 to September 1996, Mr. MacFadyen was comptroller for Glen Oak Inc., a wholesale supplier of various consumer products including "Bossman" batteries and flashlights. Mr. MacFadyen obtained a C.M.A. and B.A. from the University of Waterloo.

    RANDY O. CURTIS, 43, is Vice President of Global Marketing and Canadian Sales of Talisman, since May 1999. From January 1997 to April 1998, Mr. Curtis was a Principal at R.O. Curtis Associates Inc. From February 1992 to
December 1997, Mr. Curtis was Managing Director for Eveready de Mexico. From November 1979 to January 1992, Mr. Curtis held senior level positions at Eveready Canada. Mr. Curtis obtained a degree in Industrial Engineering Technology from Ryerson Polytechnical Institute.

    CHRISTIAN H. BUNGER, 54, has been the Vice President of Sales--U.S., since January 1999. Since 1992, Mr. Bunger has been the Southeast Regional Manager (Atlanta, Georgia) for the Eveready Battery Company, a subsidiary of the Ralston Purina Corporation. From 1986 through 1992, Mr. Bunger was the South East Division Manager (Atlanta, Georgia) of the Eveready Battery Company and from 1980 through 1986 he had held the title of South Central Division Manager(Atlanta, Georgia). Mr. Bunger joined the Eveready Battery Company in 1974 as a Manager of National Accounts (New York, New York) and has also held positions of Product Manager as well as District Manager and merchandising positions in Portland Oregon, Boston Massachusetts and Providence Rhode Island. Mr. Bunger obtained a B.B.A. from Tulane University.

    DAVID J. TRUDEL, 45, is Vice President Market Development for Talisman, currently responsible for the marketing, sales and administration of alkaline equipment turnkey systems. Prior thereto, Mr. Trudel was, from May 1995 to August 1997, Vice President Market Development with Battery Technologies Inc. responsible for licensing RAM (Rechargeable Alkaline Manganese) Technology, equipment sales and development of industrial markets for RAM batteries. Prior thereto, Mr. Trudel was, from November 1993 to April 1995, President of RMI International Inc., a private battery marketing consulting company. Prior thereto, Mr. Trudel was Vice President of Operations and Sales of a division of Indal Limited.

    JAMES C. MCGAVIN, 57, is the President and a major shareholder of Burlington Stamping Inc. of Burlington, Ontario and has been since December 1981. BSI manufacturers small deep drawn shells and stampings principally sourcing the alkaline, rechargeable, military and OEM battery cell markets. Prior to founding Burlington, Mr. McGavin was a partner in the public accounting firm Ward Mallette (now BDO Dunwoody Ward Mallette) for approximately 10 years.
Mr. McGavin obtained his Chartered Accountant designation in 1970.

    DONALD L. MATHESON, 49, a director of Talisman, is the President of Imark Corporation (a Toronto Stock Exchange listed company) and has been since
August 1997. Prior thereto, Mr. Matheson was, from December 1994 to July 1997, Vice President Finance and Chief Financial Officer of Imark Corporation. Prior thereto, Mr. Matheson was, from January 1992 to December 1994, the Director of Finance for a heating and air-conditioning business operated through Clare Brothers of Cambridge, Ontario. Mr. Matheson is also an officer and director of Animazing Entertainment Inc., a childrens entertainment company.


    THOMAS A. FENTON, 39, a director of Talisman, is a partner in the Toronto based law firm of Aird & Berlis and has been since June, 1997. Prior thereto, Mr. Fenton was a partner in another Toronto based law firm and prior thereto, an associate with such firm. His practice encompasses corporate and securities law. Mr. Fenton acquired his LL.B. degree from the University of Western Ontario in 1986 and was called to the Bar in Ontario in 1988. Mr. Fenton is a director of a number of public and private companies.


    The term of office of each Director is until the next annual meeting of stockholders and until a successor is elected and qualified or until the Director's earlier death, resignation or removal from office. Executive Officers hold office until their successors are chosen and qualified, subject to earlier removal by the board of directors.

AUDIT COMMITTEE

    The Board of Directors has established an Audit Committee consisting of Donald L. Matheson, Thomas A. Fenton and James C. McGavin, all of whom are directors who are not salaried officers of the Company. The purpose of the Audit Committee is to review the results and scope of the audit and other services provided by Talisman's independent accountants, and to provide general oversight of legal compliance and potential conflict of interest matters.

EMPLOYMENT AGREEMENTS

    On January 4, 1999, James Ogle entered into an employment agreement with Talisman pursuant to which Mr. Ogle has been retained as the President and Chief Executive Officer of Talisman. The term of the employment agreement commenced on January 21, 1999 and continues until December 31, 2002; provided, however, that the termination date may be extended for an additional one year period at each anniversary of Mr. Ogle's employment agreement dated January 21, 1999. Pursuant to the employment agreement, Mr. Ogle will receive an annual salary of $182,000 based on the exchange rate in effect on January 21, 1999. The exchange rate upon which Mr. Ogle's annual salary is based shall be adjusted as of June 14 and December 14 of each year during Mr. Ogle's employment by Talisman. Mr. Ogle will also receive a bonus of a maximum of 50% of one year's base salary, which bonus shall be payable within 30 days of the completion of the audit of Talisman's financial statements, provided Talisman achieves financial objectives as determined by the Talisman's board of directors. The employment agreement also provides for additional compensation and/or benefits to be paid or provided to Mr. Ogle as follows:

    - On the first anniversary of January 21, 1999, Mr. Ogle shall receive an additional bonus, to be paid in the form of shares of the Talisman's common stock, in an amount equal to $45,000. The shares are to be valued at the price per share at the close of the January 20, 1999 trading day.

    - On the first anniversary of January 21, 1999, Mr. Ogle shall also be obligated to purchase from Talisman shares of common stock having a total market value on January 21, 1999 equal to $55,000 and Talisman has agreed to loan Mr. Ogle the necessary funds to purchase such shares.

    - Talisman shall pay Mr. Ogle a tax adjustment in an amount equal to the amount by which the actual income taxes to be paid by Mr. Ogle exceed his hypothetical United States income tax (assuming certain deductions to which he would be entitled to) if he were living in Texas.

    - Mr. Ogle shall be granted options to purchase shares of Talisman's common stock equal to 5% of Talisman's total outstanding shares as of January 21, 1999 (on a fully diluted basis), which options shall be exercisable at a price equal to Cdn.$1.25 (which price is equal to 25% of the average of the high bid and low asked prices per share on the Canadian Dealing Network on January 21, 1999). The exercisability and vesting of such options are subject to certain conditions, including, but not limited to (i) Mr. Ogle's continued employment by Talisman, (ii) the achievement of specified levels of annual performance to be established by the board of directors, and (iii) the achievement of specified levels of investor returns. The employment agreement also provides that in the event that Mr. Ogle exercises any of the options while he is employed by Talisman, Talisman shall loan him the amount of the exercise price for the options at an interest rate equal to the applicable federal rate, such loan to be repaid within six months of the exercise of the options. The note shall be forgiven in the event that Mr. Ogle remains in the employment of Talisman for a period of at least six months following the exercise of the options or his employment is terminated as a result of death, disability or other termination entitling Mr. Ogle to severance under the terms of the employment agreement.

    - Mr. Ogle is entitled to participate in any benefit plans extended to Talisman's employees or executives.

    - Mr. Ogle is entitled to receive reimbursement for all reasonable expenses incurred by him in the course of his employment by Talisman.

    The Employment Agreement may be terminated (i) by Talisman for cause;
(ii) at any time by Talisman, without cause, by paying to the employee up to a maximum of his then current base salary and the annual bonus to be paid in an amount pro-rated through the date of termination calculated as if all performance goals for the year have been achieved; or (iii) at any time by the employee upon written notice. The employment agreement also contains a prohibition against competing with Talisman for a period of one year after the termination of the agreement and soliciting customers or employees from Talisman for a period of two years after the termination of the agreement.

    On January 6, 1999, Garry J. Syme entered into an employment agreement with Talisman. Mr. Syme has been retained as the Senior Vice President, Manufacturing of Talisman. The term of his employment agreement is until January 4, 2002, and thereafter, is renewable for successive one year terms. Pursuant to the employment agreement, Mr. Syme will receive an annual salary of $150,000, which shall be reviewed annually, and Mr. Syme shall be entitled to receive a bonus up to a maximum of 40% of his annual base salary, payable within 30 days of the completion of the audit of Talisman's financial statements, provided Talisman achieves financial objectives as determined by Talisman's board of directors. The employment agreement also provides for additional compensation and/or benefits to be paid or provided to Mr. Syme as follows:

    - Mr. Syme shall be granted options to purchase shares of Talisman's common stock equal to 2% of Talisman's total outstanding shares as of January 21, 1999 (on a fully diluted basis), which options shall be exercisable at a price equal to Cdn.$1.25 (which price is equal to 25% of the average of the high bid and low asked prices per share on the Canadian Dealing Network on January 21, 1999). The exercisability and vesting of such options are subject to certain conditions, including, but not limited to (i) Mr. Syme's continued employment by Talisman, (ii) the achievement of specified levels of annual performance to be established by the board of directors, and (iii) the achievement of specified levels of investor returns. The employment agreement also provides that in the event that Mr. Syme exercises any of the options while he is employed by Talisman, Talisman shall loan him the amount of the exercise price for the options at an interest rate equal to the applicable federal rate, such loan to be repaid within six months of the exercise of the options. The note shall be forgiven in the event that Mr. Syme remains in the employment of Talisman for a period of at least six months following the exercise of the options or his employment is terminated as a result of death, disability or other termination entitling Mr. Syme to severance under the terms of the employment agreement.

    - Mr. Syme is entitled to participate in any benefit plans extended to Talisman's employees or executives.

    The employment agreement may be terminated (i) by Talisman for cause;
(ii) at any time by Talisman, without cause, by paying to the employee a maximum of one year's current annual salary; or (iii) at any time by the employee upon written notice. The employment agreement also contains a prohibition against competing with Talisman for a period of one year after the termination of the agreement.

    On January 7, 1999, Christian H. Bunger entered into an employment agreement with Talisman. Mr. Bunger has been retained as Vice President, Sales--U.S. of Talisman. The term of the employment agreement commenced on January 25, 1999. Pursuant to the employment agreement, Mr. Bunger will receive an annual salary of $75,000, which shall be reviewed annually, and Mr. Bunger shall be entitled to receive a bonus up to a maximum of 35% of his annual base salary at the end of each calendar year. The bonus award will be based on the attainment of profitability targets and other objectives approved by the board of directors. The employment agreement also provides for additional compensation and/or benefits to be paid or provided to Mr. Bunger as follows:

    - Mr. Bunger shall be granted options to purchase shares of Talisman's common stock equal to 1.5% of Talisman's total outstanding shares as of January 21, 1999 (on a fully diluted basis), which options shall be exercisable at a price equal to Cdn.$1.25 (which price is equal to 25% of the average of the high bid and low asked prices per share on the Canadian Dealing Network on January 21, 1999). The exercisability and vesting of such options are subject to certain conditions, including, but not limited to (i) Mr. Bunger's continued employment by Talisman, (ii) the achievement of specified levels of annual performance to be established by the board of directors, and (iii) the achievement of specified levels of investor returns. The employment agreement also provides that in the event that Mr. Bunger exercises any of the options while he is employed by Talisman, Talisman shall loan him the amount of the exercise price for the options at an interest rate equal to the applicable federal rate, such loan to be repaid within six months of the exercise of the options. The note shall be forgiven in the event that Mr. Bunger remains in the employment of Talisman for a period of at least six months following the exercise of the options or his employment is terminated as a result of death, disability or other termination entitling Mr. Bunger to severance under the terms of the employment agreement.

    - Mr. Bunger is entitled to receive a car allowance of $600 payable on the first day of each month.

    The employment agreement may be terminated (i) by Talisman for cause;
(ii) at any time by Talisman, without cause, by paying to the employee a maximum of six months severance pay; or (iii) at any time by the employee upon written notice. The employment agreement also contains a prohibition against competing with Talisman for a period of six months after the termination of the agreement.

                             EXECUTIVE COMPENSATION

    The following table sets forth certain information concerning all cash and non-cash compensation for the years ended December 31, 1998 and 1997 paid by Talisman to our chief executive officer and all other executive officers whose total cash compensation exceeded $100,000 in the year ended December 31, 1998

                           SUMMARY COMPENSATION TABLE

                                                                                               ALL OTHER       LONG-TERM
                                                                    SALARY                   COMPENSATION*    COMPENSATION
NAME AND PRINCIPAL POSITION                              YEAR     (IN CDN.$)      BONUS       (IN CDN.$)     AWARDS/OPTIONS
-----------------------------------------------------  ---------  -----------  -----------  ---------------  --------------
David R. Guy, President(1)...........................       1998      94,000          Nil          8,213(5)           Nil
                                                            1997      33,333          Nil          2,245(5)       500,000(6)

Norman R. Proulx, Interim President(7)...............       1998         Nil          Nil            Nil              Nil

James W. Gemmell, President(2).......................       1997      13,000(3)        Nil           Nil              Nil
                                                            1996         Nil          Nil            100(4)           Nil

------------------------

* Talisman does not have any pension, retirement or similar benefits for directors and officers. The benefit plans which Talisman currently has for its employees consist of health and disability insurance plans, which benefits are included in the dollar amounts set forth hereunder.

    (1) Mr. Guy became the President and a director of Talisman on September 26, 1997. Effective December 1, 1998, Mr. Guy ceased to be the interim President and CEO of Talisman. The amounts indicated above for Mr. Guy in 1997 are for the period September 26, 1997 to December 31, 1997. All payments made to date to Mr. Guy have been on account of consulting fees.

    (2) Mr. Gemmell resigned as the President and a director of Talisman on September 26, 1997.

    (3) Received on account of management and consulting services rendered to Talisman.

    (4) Received on account of director's fees.

    (5) Paid on account of car allowance and other normal course benefits.

    (6) Mr. Guy also holds warrants to acquire 20,000 common shares at an exercise price of Cdn.$16.25 per share exercisable until August 15, 2000.

    (7) Mr. Proulx, a director of Talisman, served as the interim President and Chief Executive Officer of Talisman from December 1998 to January 1999. To date, Mr. Proulx has not been paid any remuneration by Talisman for acting in such capacity.

    The following table shows the value at December 31, 1998, of unexercised options held by the named executive officer:

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                             NUMBER OF SECURITIES
                                                                                  UNDERLYING       VALUE OF UNEXERCISED
                                                                             UNEXERCISED OPTIONS   IN-THE-MONEY OPTIONS
                                                                                      AT                    AT
                                                                             FISCAL YEAR-END (#)    FISCAL YEAR-END ($)
                                                                             --------------------  ---------------------
                                       SHARES ACQUIRED     VALUE REALIZED       EXERCISABLE /          EXERCISABLE /
NAME                                   ON EXERCISE (#)           ($)            UNEXERCISABLE          UNEXERCISABLE
-----------------------------------  -------------------  -----------------  --------------------  ---------------------
David R. Guy(1)....................             Nil                 Nil            20,000/Nil              Nil/Nil

------------------------

(1) Mr. Guy ceased to be the President, Chief Executive Officer and director of Talisman effective December 1, 1998.

COMPENSATION OF DIRECTORS

    To date, no amount has been paid to a director for the services of such individual on the board of directors except for Mr. Gemmell. In 1996 and 1997, Mr. Gemmell received Cdn.$100 on account for director's fees. Talisman has a Stock Option Plan (more particularly described below) for which directors may participate. To date, options under the Talisman's Stock Option Plan have been awarded to three (3) directors. They are Donald L. Matheson, D. Graham Avery and Thomas A. Fenton. Each director holds options to acquire 1,000 shares at Cdn.$16.25 per share until November 13, 2002.

STOCK OPTION PLANS

1997 STOCK OPTION PLAN

    Talisman has in place a stock option plan as an incentive for directors, officers and key employees and other persons who provide ongoing services to Talisman and its subsidiaries. Under the stock option plan, non-assignable options may be granted by the board of directors of Talisman, to directors, officers, key employees and other persons who provide ongoing services to Talisman to purchase common shares of Talisman for a term not exceeding five
(5) years (subject to earlier termination of the optionee's employment, upon the optionee ceasing to be a director, officer or other service provider, as applicable, or upon the optionee retiring, becoming disabled or dying) at an exercise price not less than the market price for common shares of Talisman. The granting of options is subject to the further conditions under the stock option plan that: (i) not more than 10% of the number of shares issued and outstanding from time to time may be reserved for the granting of options to insiders at any time or to insiders in any one-year period; (ii) that no more than 5% of the outstanding issue may be issued to any one insider of Talisman in a one-year period, and (iii) the maximum number of common shares issuable under the stock option plan is 31,200 shares. The options are non-transferrable.

    As of September 1, 1999, options were outstanding to acquire 10,760 common shares under the stock option plan, at exercise prices ranging between Cdn.$16.25 and Cdn.$31.25.

1999 SENIOR EXECUTIVE STOCK OPTION PLAN

    The 1999 Senior Executive Stock Option Plan acts as an incentive to selected senior executives and employees of Talisman and any of its subsidiary companies by enabling such individuals to acquire a proprietary interest in Talisman and thereby to increase their efforts on behalf of Talisman and to promote the success of Talisman's business. The maximum number of shares that may be granted under the 1999 Senior Executive Stock Option Plan is, initially, not to exceed 225,000. Under the terms of the 1999 Senior Executive Stock Option Plan, options are non-transferrable, except pursuant to the laws of descent and distribution.

    Any options granted under the 1999 Senior Executive Stock Option Plan is subject to certain vesting and other requirements contained in the 1999 Senior Executive Stock Option Plan. Specifically, any options granted under the 1999 Senior Executive Stock Option Plan will vest (and therefore become exercisable):
(i) with respect to one-third of all options granted, in sixty (60) equal monthly installments, (ii) with respect to one-third of all options granted, upon the attainment of prescribed annual performance targets over a five
(5) year period as established by the board of directors for the optionee(s) in question and, (iii) with respect to the remaining one-third of all options granted, only in the event of an "Investor Sale" (as such term is defined in the Plan).

    The 1999 Senior Executive Stock Option Plan is administered by a committee of the board of directors which consists of two (2) members who are non-employee directors and thereby not entitled to participate under the 1999 Senior Executive Stock Option Plan.

    The committee shall have all powers necessary to administer the 1999 Senior Executive Stock Option Plan including, without limitation, the authority to grant options, to determine the type and number of options to be granted, the number of shares of common stock to which an option may relate and the exercise price, terms and conditions and restrictions relating to any option.

    Eligible participants under the 1999 Senior Executive Stock Option Plan shall not be entitled to participate in any other share compensation arrangement or other plan established by Talisman.

    To date, three senior officers and employees of Talisman have been granted options under the 1999 Senior Executive Stock Option Plan in connection with employment agreements entered into between Talisman and such individuals. Specifically, James A Ogle, President and Chief Executive Officer, Garry J. Syme, Senior Vice President of Manufacturing, and Christian H. Bunger, Vise President of Sales--U.S., have been granted 82,955, 44,477 and 24,886 options, respectively under the 1999 Senior Executive Stock Option Plan. Such options vest incrementally over a period of five years commencing on the date of their employment agreements.

1999 DIRECTORS COMPANY STOCK PLAN


    The 1999 Directors Stock Plan provides a compensation program for non-employee directors of Talisman (currently four (4) in number) that will allow Talisman to attract and retain highly qualified individuals to serve as non-employee members of Talisman's board of directors. The maximum number of shares that may be granted under the directors stock plan is, initially, not to exceed 100,000. Under the terms of the directors stock plan, options are non-transferrable, except pursuant to the laws of descent and distribution.


    Under the 1999 Directors Stock Plan, each non-employee director of Talisman who served as such on June 30, 1999 has the right to receive, subject to certain conditions, 15,230 common shares of Talisman for no consideration. For each director, 3,046 of such shares (or a total of 15,230) have been issued while additional installments of 3,046 shares will be granted to each non-employee director upon the first, second, third and fourth anniversary dates of the June 30, 1999 date. In order to earn the right to receive subsequent installment grants on the aforesaid anniversary dates, each director recipient must have continuously served as a director for the year ending on such anniversary.


    As of the date of this prospectus, the candidates for participation under the directors stock plan are Norman R. Proulx, James C. McGavin, Donald L. Matheson and Thomas A. Fenton.


    The directors stock plan is administered by a committee of the board of directors which consists of three (3) members, one of which is the President and Chief Executive Officer of Talisman. The Committee shall have responsibility for interpreting the directors stock plan and taking all other action necessary for the administration of the directors stock plan.

    Eligible participants under the 1999 Directors Stock Plan shall not be entitled to participate in any other share compensation arrangement or plan established by Talisman.

SHAREHOLDERS RIGHTS PROTECTION PLAN

    On September 26, 1997, the shareholders of Talisman approved a shareholders rights protection plan. The plan applies to all common shares and all future issues of common shares. The term of the plan is five (5) years, subject to reconfirmation by the shareholders at the first annual meeting of shareholders called after September 26, 2000. The Plan is intended to ensure that, in the event of a bid which could affect control of Talisman, holders of common shares will receive full and fair value for their shares and that there will be sufficient time for the fairness of the bid to be properly assessed, to negotiate with the bidder and to explore, develop and evaluate alternatives to maximize shareholder value.

    Under the terms of the plan, one right has been granted for each common share. Each right entitles the registered holder to purchase additional shares of common stock for Cdn.$1,500 but is not exercisable until certain events occur. If a person or group wishes to acquire 20% or more of Talisman's common shares, the plan effectively requires the acquiring person to (i) negotiate terms which the Directors approve as being fair to the shareholders or, alternatively, (ii) without board approval, make a "permitted bid" which must contain certain provisions and which must be accepted by more than 50% of the common shares not held by the acquiring person.

    In the event that an acquiring person acquires 20% or more of Talisman's voting shares other than as described in (i) and (ii) above, then the rights become exercisable and will automatically allow all holders except the acquiring person to purchase, upon payment of the exercise price, shares of common stock with a total market value of two times (x) the exercise price (i.e., at a 50% discount from the then current market price of the common stock).

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information concerning beneficial ownership of Talisman common stock as of September 1, 1999 and as adjusted to reflect the sale of the shares offered hereby (1) by each person owning 5% or more of the outstanding shares of common stock, (2) each director, (3) each executive officer named in the Summary Compensation Table under "Management", and (4) all directors and officers as a group:

    The applicable percentage is based on 1,055,560 shares outstanding on September 1, 1999 and 3,070,187 to be outstanding upon consummation of this offering. The percentage calculations do not include shares to be issued if the over-allotment option is exercised.

                  OUTSTANDING COMMON STOCK BENEFICIALLY OWNED


                                                                                           PERCENTAGE BENEFICIALLY
                                                                                                    OWNED*
                                                                             NUMBER OF     ------------------------
                                                                             SHARES OF      PRIOR TO       AFTER
NAME AND ADDRESS OF BENEFICIAL OWNER                                        COMMON STOCK    OFFERING     OFFERING
-------------------------------------------------------------------------  --------------  -----------  -----------
Kevin Kimberlin..........................................................       826,416(1)       58.3%        24.1%
New York, New York

Norman R. Proulx.........................................................        74,272(2)        6.8%         2.4%
New York, New York

James A. Ogle............................................................         3,226(3)         **           **
Mississuaga, Ontario

Ray Rivers...............................................................        71,226(4)        6.5%         2.3%
New York, New York

Garry J. Syme............................................................        41,632(5)        3.9%         1.4%
Mississauga, Ontario

James C. McGavin.........................................................        28,046(7)        2.6%          **
Burlington, Ontario

Donald L. Matheson.......................................................         4,046(8)         **           **
Toronto, Ontario

Thomas A. Fenton.........................................................         4,092(9)         **           **
Mississauga, Ontario

John E. Aderhold.........................................................       400,000(10)         **        12.2%
Atlanta, Georgia

Directors and Officers as a Group (9 persons)............................       160,361(11)       13.6%        5.0%


------------------------

* Percentages are based upon the assumption that the named shareholder has exercised all of the currently exercisable options he or she owns which are currently exercisable or exercisable within 60 days and that no other shareholder has exercised any options he or she owns. The information with respect to shares owned beneficially by those named above not being within the knowledge of Talisman, has been furnished by each shareholder respectively.

    Unless otherwise provided herein, Talisman believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

* * Less than One Percent.

(1) Includes (i) 362,332 shares owned by Kimberlin Family Partners LP and 50,876 shares owned by Spencer Trask Securities, Inc.; and (ii) 362,333 shares and 50,875 shares which may be issued pursuant to options owned by Kimberlin Family Partners LP and Spencer Trask Securities, Inc., respectively, which options are currently exercisable.

(2) Includes 35,613 shares which may be issued pursuant to options owned by Mr. Proulx, which options are currently exercisable.

(3) Includes 3,226 shares which may be issued pursuant to options issued to Mr. Ogle under the 1999 Senior Executive Stock Option Plan, which options are currently exercisable. Does not include an additional 79,729 shares which may be issued pursuant to options issued to Mr. Ogle under the 1999 Senior Executive Stock Option Plan, which options are not currently exercisable.


(4) Includes 35,613 shares of common stock and 35,613 shares which may be issued pursuant to options owned by Mr. Rivers and his wife, which options are currently exercisable.



(5) Includes (i) 3,902 shares which may be issued pursuant to options issued to Mr. Syme under the 1997 Stock Option Plan, and (ii) 1,730 shares which may be issued pursuant to options issued to Mr. Syme under the 1999 Senior Executive Stock Option Plan, all of which options are currently exercisable. Does not include an additional 42,747 shares which may be issued pursuant to options issued to Mr. Syme under the 1999 Senior Executive Stock Option Plan, which options are not currently exercisable.



(6) Includes 1,000 shares which may be issued pursuant to options owned by Mr. Avery, which options are currently exercisable.



(7) Includes 20,000 shares which may be issued pursuant to options owned by Mr. McGavin, which options are currently exercisable.



(8) Includes 1,000 shares which may be issued pursuant to options owned by Mr. Matheson, which options are currently exercisable.



(9) Includes (i) 3,046 shares of common stock own by Aird & Berlis, Barristers & Solicitors, in which Mr. Fenton is a member, and (ii) 1,000 shares which may be issued pursuant to options owned by Mr. Fenton, which options are currently exercisable.



(10) Includes 200,000 shares to be issued upon the automatic conversion of $1,000,000 principal amount of 8% convertible subordinated promissory note and 200,000 shares to be issued upon the exercise of outstanding class A common stock purchase warrants held by Mr. Aderhold.



(11) Includes 35,613 shares which may be issued pursuant to options beneficially owned by Norman R. Proulx, which options are currently exercisable,
    (ii) 3,902 shares which may be issued pursuant to options owned by Garry Syme, which options are currently exercisable, (iii) 20,000 shares which may be issued pursuant to options owned by James C. McGavin, which options are currently exercisable, (iv) 1,000 shares which may be issued pursuant to options owned by Donald L. Matheson, which options are currently exercisable, (v) 1,000 shares which may be issued pursuant to options owned by Thomas A. Fenton, (vi) 80 shares owned by Duncan C. MacFadyen and 4,000 shares which may be issued pursuant to options owned by Duncan C. MacFadyen,
    (vii) 3,226 shares which may be issued pursuant to options owned by James A. Ogle, which options are currently exercisable, and (viii) 1,730 shares which may be issued pursuant to options owned by Garry J. Syme, which options are currently exercisable and (ix) 967 shares which may be issued pursuant to options owned by Christian H. Bunger, which options are currently exercisable. Does not include (i) an additional 79,729 shares which may be issued pursuant to options issued to Mr. Ogle, which options are not currently exercisable,(ii) an additional 42,747 shares which may be issued pursuant to options issued to Mr. Syme, which options are not currently exercisable, and (iii) an additional 23,919 shares which may be issued pursuant to options issued to Mr. Bunger, which options are not currently exercisable.

                              CERTAIN TRANSACTIONS

    Thomas A. Fenton, LL.B., a director of Talisman, is a partner of the Toronto based law firm Aird & Berlis, Barristers and Solicitors, which is Canadian legal counsel to Talisman. During the fiscal period ended December 31, 1997, Talisman paid to Aird & Berlis Cdn.$45,695 in consideration of legal services performed, and during fiscal period ended December 31, 1998, Talisman paid to Aird & Berlis Cdn.$66,425 in consideration of legal services performed.

    James C. McGavin, a director of Talisman, is a director, officer and shareholder of Burlington Stamping Inc., a key supplier to Talisman. During fiscal period ended December 31, 1997, Talisman paid to Burlington Stamping an aggregate of approximately Cdn.$108,836 in consideration of battery cans manufactured and sold by Burlington Stamping to Talisman, and during fiscal period ended December 31, 1998, Talisman paid to Burlington Stamping an aggregate of approximately Cdn.$50,790 in consideration of battery cans manufactured and sold by Burlington Stamping to Talisman. In addition, during fiscal period ended December 31, 1997, Talisman paid to James C. McGavin an aggregate of approximately Cdn.$4,320 in consideration of a car allowance, and during fiscal period ended December 31, 1998, Talisman paid to James C. McGavin an aggregate of approximately Cdn.$6,480 in consideration of a car allowance.

    On January and March 1998, Garry J. Syme exercised warrants to acquire 16,098 common shares, in aggregate, for gross cash consideration of Cdn.$104,098 and Cdn.$160,500 in property and equipment.

    On August 5, 1998, Talisman raised Cdn.$1,495,000 in connection with a private offering of 263,504 shares of Talisman's common stock and warrants to purchase an additional 263,504 shares of common stock at an exercise price of Cdn.$7.50 per share, with Talisman Partners. Prior to the private offering with Talisman Partners, there was no affiliation between Talisman and Talisman Partners. Talisman Partners is a private investment partnership located in New York, New York. Effective with the completion of the private offering, Norman R. Proulx, the appointed nominee of Talisman Partners, became a director of Talisman. Effective December 4, 1998, Mr. Proulx was appointed Talisman's interim President and Chief Executive Officer. Mr. Proulx was a partner with a minority interest in Talisman Partners and an employee of Spencer Trask Securities Inc., a securities dealer based in New York, New York. Talisman Partners was majority owned by the Kevin Kimberlin Partnership, L.P., a New York limited partnership, which was controlled by Kevin Kimberlin, Chairman of Spencer Trask, and minority owned by certain other Spencer Trask employees.

    On October 19, 1998, Talisman raised a further Cdn.$900,000 in connection with a private offering of 240,000 shares of Talisman's Common stock and warrants to purchase an additional 240,000 shares of Common stock at an exercise price of Cdn.$5.00 per share, with Talisman Partners.

    From December 1998 to March 1999, Talisman sold an aggregate of $700,000 of 8% convertible promissory notes to nineteen persons. The principal amount of the notes were converted into securities of Talisman in connection with the completion of the first closing of Talisman's private placement offering with Spencer Trask in March 1999. The holders of the notes also received warrants to acquire an aggregate of 72,465 shares of common stock of Talisman exercisable at $7.50 per share.

    In June 1999, David R. Guy, a former officer and director of Talisman, and Garry J. Syme each contributed 15,000 shares of common stock to the settlement of a lawsuit involving Talisman, Talisman International, and Messrs. Guy and Syme.

    On January 4, 1999, Talisman entered into an employment agreement with James
A. Ogle, a senior officer of Talisman. For a complete description of the terms and conditions of the employment agreement between Talisman and Mr. Ogle, see "Management--Employment Contracts."

    On January 6, 1999, Talisman entered into an employment agreement with Garry
J. Syme, a senior officer of Talisman. For a complete description of the terms and conditions of the employment agreement between Talisman and Mr. Syme, see "Management--Employment Contracts."

    On January 7, 1999, Talisman entered into an employment agreement with Christian H. Bunger, an officer of Talisman. For a complete description of the terms and conditions of the employment agreement between Talisman and Mr. Bunger, see "Management--Employment Contracts."

    In March, April and June 1999, Talisman completed three closings of a private placement offering, with Spencer Trask Securities, Inc., as placement agent, in which it sold an aggregate of 50.72985 units solely to U.S. investors for gross proceeds to Talisman of $5,174,472.70 (such proceeds being inclusive of the $700,000 raised from December 1998 through March 1999 described above). The units consisted of an aggregate of (1) $5,073,135 principal amount of 8% convertible promissory notes, and (2) 1,014,627 warrants to purchase shares of common stock, which warrants are exercisable at $7.50 per share. In connection with such closings, Spencer Trask received a placement fee equal to 10% of the aggregate purchase price of the securities sold by it, plus a non-accountable expense allowance equal to three percent of the aggregate purchase price of the securities sold and a warrant, granted by Talisman for $1.00 consideration, to purchase an amount of common stock equal to 20% of the common stock sold in the offering at an exercise price equal to 120% of the price of the common stock sold. Additionally, upon the first closing of the offering, Talisman entered into (1) an agreement whereby Spencer Trask has the right of first refusal to act as underwriter or agent for any proposed private or public offering of Talisman's securities by Talisman or by any of its principal stockholders, and
(2) a non-exclusive finder's agreement pursuant to which Spencer Trask is entitled to receive a fee based upon a percentage of the value of any business combination or financing arrangement, including but not limited to a merger or purchase of assets, which is introduced to Talisman by Spencer Trask. In accordance with the non-exclusive finder's agreement, a fee in the amount of $200,000 is due to Spencer Trask Securities, Inc. for arranging the financing with General Electric Capital Canada Inc., of which one-third was due in September 1999 and the balance of which is due on or before October 31, 1999.


    In November 1999, Talisman borrowed $350,000 from Kevin Kimberlin pursuant to a promissory note in the principal amount of $350,000, bearing interest at an annual rate of 10% and due on February 17, 2000.



    None of the transactions with officers or shareholders of Talisman and their affiliates were made on terms less favorable to Talisman than those available from unaffiliated parties. In future transactions of this nature, Talisman will ensure that more favorable terms are not available to it from unaffiliated third parties before engaging officers or shareholders of Talisman or their affiliates. Talisman presently has four independent directors and Talisman will continue to maintain at least two independent directors on its board of directors. Transactions Talisman entered into with its officers and directors and their affiliates were unanimously approved by Talisman's board of directors, which included at least two independent directors who were uninterested with respect to each respective transaction. Such independent directors had access to Talisman's counsel at Talisman's expense. All future material affiliated transactions and loans will be made or entered into on terms that are no less favorable to Talisman than those that can be obtained from unaffiliated third parties. All future material affiliated transactions and loans, and any forgiveness of loans, will be approved by a majority of Talisman's independent directors who do not have an interest in the transactions and who had access, at Talisman's expense, to Talisman's counsel or independent legal counsel.

                           DESCRIPTION OF SECURITIES

    Our authorized capital stock consists of an unlimited number of shares of common stock, with no par value. The following descriptions contain all material terms and features of our securities, are qualified in all respects by reference to our Certificate of Incorporation and Bylaws, copies of which have been filed with the Securities and Exchange Commission.

COMMON STOCK

    We are authorized to issue an unlimited number of shares of common stock, no par value per share, of which as of the date of this prospectus, 1,055,560 shares of common stock are outstanding, not including the 1,000,000 shares offered in this offering by Talisman or 1,014,627 of the shares offered by the selling stockholders.

    The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Holders of common stock are entitled to receive ratably dividends as may be declared by the board of directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of Talisman, holders of the common stock are entitled to share ratably in all assets remaining, if any, after payment of liabilities. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities.

    Pursuant to the Business Corporation Act (Ontario), a shareholder of an Ontario Corporation has the right to have the corporation pay the shareholder the fair market value for his shares of the corporation in the event such shareholder dissents to certain actions taken by the corporation such as amalgamation or the sale of all or substantially all of the assets of the corporation and such shareholder follows the procedures set forth in the Business Corporation Act (Ontario).

CLASS A WARRANTS


    Each class A warrant entitles the holder to purchase one share of common stock from Talisman at the exercise price of $7.50 per share. The number of shares of common stock issuable upon exercise of the warrants and the exercise price will be adjusted in the event of stock splits, stock dividends or recapitalization. The class A warrants are exercisable at any time within five years after March 19, 1999. Class A warrants not exercised by that time will expire. The class A warrants do not confer upon the holder any voting rights, preemptive rights or any other rights as Talisman stockholder. Upon notice to the holders of the warrants, Talisman has the right to reduce the exercise price or extend the expiration date of the warrants.



    The class A warrants are redeemable by Talisman commencing on June 21, 2000 (or sooner with the consent of Spencer Trask Securities, Inc.) at a redemption price of $0.10 per class A warrant on not less than 30 days written notice, provided that the last sale price per share of common stock, for 20 consecutive trading days ending on the third business day prior to the date of redemption notice, is at least $9.00 (subject to adjustment for certain events). The class A warrants shall be exercisable until the close of the business day preceding the date fixed for redemption.



    No class A warrant will be exercisable unless at the time of exercise Talisman has filed with the Securities and Exchange Commission a current prospectus covering the issuance of common stock issuable upon the exercise of the class A warrant and the issuance of shares has been registered or qualified or is deemed to be exempt from registration or qualification under the securities laws of the state of residence of the holder of the class A warrant. This prospectus covers the proposed offering by the selling stockholders of the 1,024,627 shares of common stock underlying the outstanding class A common stock purchase warrants. Talisman has undertaken to use its best efforts to maintain a current prospectus relating to the issuance of the shares of common stock upon the exercise of the class A warrants until the expiration of the class A warrants. While it is Talisman's intention to maintain a current prospectus, there is no assurance that it will be able to do so.

CLASS A SPECIAL SHARES

    Talisman's subsidiary, Talisman International, has class A special shares, which shares are without par value and are entitled to receive if, as and when declared by the board of directors of Talisman International, a fixed preferential 6% non-cumulative cash dividend. The class A special shares are not retractable by the holders, but rather are redeemable only by Talisman International at Cdn.$1,000 per Class "A" share plus all declared and unpaid preferential dividends. The class A special shares are non-voting, non convertible and, in the event of the liquidation, dissolution or winding up of Talisman International, are entitled to receive a sum equivalent to the redemption amount (plus all accrued and unpaid dividends) attaching to such shares in priority to any payment on the common stock. No dividends on the class A special shares have ever been declared by the board of directors of Talisman International, and no dividends are anticipated to be declared in the future. At present, there are 3,300 Class "A" special shares outstanding.

OTHER WARRANTS AND OPTIONS


    As of September 1, 1999, the Company had outstanding warrants to acquire approximately 632,005 shares of common stock, exercisable at prices ranging between Cdn.$5.00 and Cdn.$62.50. All of such options and warrants are currently exercisable and are fully vested. In addition, Spencer Trask Securities, Inc. received warrants to purchase an aggregate of 405,850 shares and 405,850 class A warrants, which warrants are exercisable at $6.00 per share and $.12 per warrant. The class A warrants issuable to Spencer Trask upon exercise of the warrant issued to Spencer Trask are identical to the class A warrants described above. See "Certain Transactions".



    No warrant or option will be exercisable more than five years from the date of this prospectus.


TRANSFER AGENT

    The transfer agent for the common stock is Equity Transfer Services, Inc., Toronto, Ontario.

SHARES ELIGIBLE FOR FUTURE SALE

    Upon the consummation of this offering, Talisman will have 3,070,187 shares of common stock outstanding. In addition, Talisman has reserved for issuance the following shares:

    - 31,200 shares upon the exercise of options eligible for grant under Talisman's 1997 Stock option plan;

    - 225,000 shares upon the exercise of options eligible for grant under Talisman's 1999 Senior Executive Stock Option Plan;

    - 84,770 shares upon the exercise of options eligible for grant under Talisman's 1999 Directors Company Stock Plan;

    - 1,014,627 shares upon the exercise of 1,014,627 class A warrants; and


    - 1,443,705 shares upon the exercise of additional warrants and options.



    All the shares to be issued and outstanding after this offering (plus any additional shares sold upon exercise of the over-allotment option and any shares to be issued upon exercise of the class A warrants) will be freely tradeable without restriction or further registration under the Act, except for 168,608 shares and 220,390 options and warrants held by promoters ("Promotional Shares") and any shares purchased or held by an "affiliate" of Talisman (in general, a person who has a control relationship with Talisman) which will be subject to the limitations of Rule 144 adopted under the Act ("Rule 144"). The Promotional Shares are subject to a Lock-In Agreement with selected state securities departments and pursuant thereto, may not be released for sale until one year from the completion date of this offering, after which the Promotional Shares may be released in quarterly increments of 2 1/2% per quarter, with the remainder of such Promotional Shares available for sale on the second year anniversary of the completion of this offering. Under Rule 144, subject to the satisfaction of certain other conditions, a person, including an affiliate of Talisman, who has beneficially owned restricted shares of common stock for at least one year is permitted to sell in a brokerage transaction, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or if the common stock is quoted on Nasdaq or a stock exchange, the average weekly trading volume during the four calendar weeks preceding the sale. Rule 144 also permits a person who presently is not and who has not been an affiliate of Talisman for at least three months immediately preceding the sale and who has beneficially owned the shares of common stock for at least two years to sell such shares without regard to any of the volume limitations as described above. Notwithstanding the foregoing, the owners of 1,014,627 shares and 1,014,627 class A warrants have agreed not to sell or otherwise dispose their securities except as follows:


    - 25% of 1,014,627 shares are currently subject to lock-up which expires three months after the date of this prospectus;

    - 50% of 1,014,627 shares are currently subject to a nine month lock-up which expires on March 21, 2000; and

    - all the shares to be issued upon exercise of the outstanding class A common stock purchase warrants are currently subject to a nine month lock-up, which expires on March 21, 2000.

    In addition to the foregoing, in connection with our recently completed private placement offering, we entered into a Stockholders' Agreement with the Spencer Trask Securities, Inc., Talisman Partners, and Messrs. Garry J. Syme, D. Graham Avery, James C. McGavin, Donald L. Matheson, Thomas A. Fenton, James A. Ogle, Christian Bunger and Norman R. Proulx pursuant to which the parties to the Stockholders' Agreement, who own an aggregate of 544,550 shares and 532,553 options or warrants, agreed not to sell, transfer, or otherwise dispose of any shares of our common stock owned by them or issuable to them pursuant to the exercise of options or warrants for a 24 month period ending on March 19, 2001 (and Talisman Partners and Norman Proulx agreed under the Stockholders' Agreement not to sell, transfer, or otherwise dispose of any shares of the Company's Common Stock owned by them or issuable to them pursuant to the exercise of options or warrants for a 12 month period ending on March 19, 2000) without the prior written consent of Spencer Trask, not to be unreasonably withheld or delayed, provided that Spencer Trask may require that any such permitted transferees be made subject to a voting agreement pursuant to which the transferring stockholder retains the right to vote transferred shares until March 19, 2001.


    Talisman will not grant options and warrants in excess of 15% of the outstanding shares to officers, directors, employees, 5% shareholders and affiliates for a one year period following this offering.


    Sales of Talisman's common stock by certain of the present stockholders in the future, under Rule 144, may have a depressive effect on the price of Talisman's common stock.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

    The following describes the principal United States federal income tax consequences of the purchase, ownership and disposition of the common stock and the warrants and upon the exercise, redemption or expiration of the warrants by a warrant holder, that is a citizen or resident of the United States or a United States domestic corporation or that otherwise will be subject to United States federal income tax. This summary is based on the United States Internal Revenue Code of 1986, as amended, administrative pronouncements, judicial decisions and existing and proposed treasury regulations, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This summary discusses only the principal United States federal income tax consequences to those beneficial owners holding the securities as capital assets within the meaning of Section 1221 of the Code and does not address the tax treatment of a beneficial owner that owns 10% or more of the common stock. It does not address the consequences applicable to certain specialized classes of taxpayers such as certain financial institutions, insurance companies, dealers in securities or foreign currencies, or United States persons whose functional currency (as defined in Section 985 of the Code) is not the United States dollar. Persons considering the purchase of these securities should consult their tax advisors with regard to the application of the United States and other income tax laws to their particular situations. In particular, a U.S. Holder should consult his tax advisor with regard to the application of the United States federal income tax laws to his situation.

    COMMON STOCK

    A U.S. Holder generally will realize, to the extent of Talisman's current and accumulated earnings and profits, foreign source ordinary income on the receipt of cash dividends, if any, on the common stock equal to the United States dollar value of such dividends determined by reference to the exchange rate in effect on the day they are received by the U.S. Holder (with the value of such dividends computed before any reduction for any Canadian withholding tax). U.S. Holders should consult their own tax advisors regarding the treatment of foreign currency gain or loss, if any, on any dividends received which are converted into United States dollars on a date subsequent to receipt. Subject to the requirements and limitations imposed by the Code, a U.S. Holder may elect to claim Canadian tax withheld or paid with respect to dividends on the common stock as a foreign credit against the United States federal income tax liability of such holder. Dividends on the common stock generally will constitute "passive income" or, in the case of certain U.S. Holders, "financial services income" for United States foreign tax credit purposes. U.S. Holders who do not elect to claim any foreign tax credits may claim a deduction for Canadian income tax withheld. Dividends paid on the common stock will not be eligible for the dividends received deduction available in certain cases to United States corporations.

    Upon a sale or exchange of a share of common stock, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized on such sale or exchange and the tax basis of such common stock. Any such gain or loss will be capital gain or loss, and will be long term capital gain or loss if at the time of sale or exchange the common stock has been held for more than one year.

    WARRANTS

    No gain or loss will be recognized by the holder of a warrant upon the exercise of the warrant. The cost basis of the common stock acquired upon such exercise will be the cost basis of the warrant plus any additional amount paid upon the exercise of the warrant. Gain or loss will be recognized upon the subsequent sale or exchange of the common stock acquired by the exercise of the warrant, measured by the difference between the amount realized upon the sale or exchange and the cost basis of the common stock so acquired.

    If a warrant is not exercised, but is sold or exchanged (whether pursuant to redemption or otherwise), gain or loss will be recognized upon such event, measured by the difference between the amount realized by the holder of the warrant as a result of sale, exchange or redemption and the cost basis of the warrant.

    If a warrant is not exercised and is allowed to expire, the warrants will be deemed to be sold or exchanged on the date of expiration. In such event, the holder of the warrant will recognize a loss to the extent of the cost basis of the warrant.

    Generally, any gain or loss recognized as a result of the foregoing will be a capital gain or loss and will either be long-term or short-term depending upon the period of time the common stock sold or exchanged or the warrant sold, exchanged, redeemed, or allowed to expire, as the case may be, was held. A holding period of more than one year results in long-term gain or loss treatment. If a warrant is exercised, the holding period of the common stock so acquired will not include the period during which the warrant was held.

THIS SUMMARY IS OF GENERAL NATURE ONLY AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PROSPECTIVE INVESTOR AND NO REPRESENTATION WITH RESPECT TO THE TAX CONSEQUENCES TO ANY PARTICULAR INVESTOR IS MADE.

                             INVESTMENT CANADA ACT

    The Investment Canada Act is a federal Canadian statute which regulates the acquisition of control of existing Canadian businesses and the establishment of new Canadian businesses by an individual, a government or entity that is a "non-Canadian" as that term is defined in the Investment Canada Act.

    Talisman believes that it is not currently a "non-Canadian" for purposes of the Investment Canada Act. If Talisman were to become a "non-Canadian" in the future, acquisitions of control of Canadian businesses by Talisman would become subject to the Investment Canada Act. Generally, the direct acquisition by a "non-Canadian" of an existing Canadian business with gross assets of CDN$5,000,000 or more is reviewable under the Investment Canada Act, with a threshold of CDN$184 million for transactions closing in 1999 for "WTO investors" as defined under the Investment Canada Act. If Talisman were to become a "non-Canadian" in the future, Talisman believes that it would likely become a "non-Canadian" which is a "WTO investor." Generally, indirect acquisitions of existing Canadian businesses (with gross assets over certain threshold levels) are reviewable under the Investment Canada Act, except in situations involving "WTO investors" where indirect acquisitions are generally not reviewable. In transactions involving Canadian businesses engaged in the production of uranium, providing financial services, providing transportation services or which are cultural businesses, the benefit of the higher "WTO investor" thresholds do not apply.

    Acquisitions of businesses related to Canada's cultural heritage or national identity (regardless of the value of assets involved) may also be reviewable under the Investment Canada Act. In addition, investments to establish new, unrelated businesses are not generally reviewable. An investment to establish a new business that is related to the non-Canadian's existing business in Canada is not notifiable under the Investment Canada Act unless such investment relates to Canada's cultural heritage or national identity.

    Investments which are reviewable under the Investment Canada Act are reviewed by the Minister, designated as being responsible for the administration of the Investment Canada Act. Reviewable investments, generally, may not be implemented prior to the Minister's determining that the investment is likely to be of "net benefit to Canada" based on the criteria set out in the Investment Canada Act. Generally investments by non-Canadians consisting of the acquisition of control of Canadian businesses which acquisitions are otherwise non-reviewable or the establishment of new Canadian businesses require that a notice be given under the Investment Canada Act in the prescribed form and manner.

    To date, the Investment Canada Act has had no practical affect on Talisman's operations and/or financial condition. Moreover the Investment Canada Act has not and will not create an impediment to an unsolicited take-over of Talisman as Talisman's asset base is approximately CDN$6,900,000 as at March 31, 1999. Accordingly any proposed take-over of Talisman by a "non-Canadian" would likely be subject only to the simple "notification" requirements of the Investment Canada Act as in all likelihood that non-Canadian would be a "WTO investor" for purposes of the Investment Canada Act. Generally, a "WTO investor" is an individual, other than a Canadian, who is a national of a country which is a member of the World Trade Organization. In the case of a person which is not an individual, a WTO investor is a person which, generally, is ultimately controlled by individuals, other than Canadians, who are nationals of a WTO member. Currently there are 134 countries which are members of the WTO, including virtually all countries of the Western world. Talisman would have to have an asset base of at least CDN$184 million before the "reviewable" transaction provisions of the Investment Canada Act became relevant for consideration by a third party non-Canadian acquiror, which is not a WTO investor.

                                  UNDERWRITING

    Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, each of the underwriters named below, for whom Capital West Securities, Inc. is acting as a representative, has severally agreed to purchase from us the number of shares of common stock set forth opposite its name below:


UNDERWRITER                                                                                      NUMBER OF SHARES
-----------------------------------------------------------------------------------------------  -----------------
Capital West Securities, Inc...................................................................
Institutional Equity Corporation...............................................................

                                                                                                 -----------------
        Total..................................................................................


    The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions. The nature of the underwriters' obligations is that they are committed to purchase and pay for all of the above shares of common stock if any are purchased.

PUBLIC OFFERING PRICE AND DEALERS CONCESSION

    The underwriters propose initially to offer the shares of common stock offered by this prospectus to the public at the public offering price per share set forth on the cover page of this prospectus and to certain dealers, who are members of the National Association of Securities Dealers, Inc., at that price
less a concession not in excess of $      per share. The underwriters may allow,
and these dealers may reallow, a discount not in excess of $      per share on
sales to certain other NASD member dealers. After commencement of this offering, the offering price, discount price and reallowance may be changed by the underwriters. No such change will alter the amount of proceeds to be received by us as set forth on the cover page of this prospectus.

OVER-ALLOTMENT OPTION

    We have granted the underwriters an option, which may be exercised within 45 days after the date of this prospectus, to purchase up to 150,000 additional shares of common stock to cover over-allotments, if any, at the initial public offering price, less the underwriting discount set forth on the cover page of this prospectus. If the underwriters exercise their over-allotment option to purchase any of these additional 150,000 shares of common stock, these additional shares will be sold by the underwriters on the same terms as those on which the shares offered by this prospectus are being sold. We will be obligated, pursuant to the over-allotment option, to sell shares to the underwriters if the underwriters exercise their over-allotment option. The underwriters may exercise their over-allotment option only to cover over-allotments made in connection with the sale of the shares of common stock offered by this prospectus.

NON-ACCOUNTABLE EXPENSE ALLOWANCE

    We have agreed to pay the underwriters a non-accountable expense allowance of 3% of the gross proceeds derived from the sale of the shares of common stock underwritten (including the sale of any shares of common stock that the underwriters' may sell to cover over-allotments, if any, pursuant to the
over-allotment option), $      of which has been paid as of the date of this
prospectus. We have also agreed to pay all expenses in connection with qualifying the common stock offered hereby for sale under the laws of such states as we and the underwriters may designate and registering the offering with the NASD, including filing fees and fees and expenses of counsel retained for these purposes.

UNDERWRITING COMPENSATION

    The following table summarizes the compensation to be paid to the underwriters by us:

                                                                                               TOTAL
                                                                                   ------------------------------
                                                                                      WITHOUT           WITH
                                                                       PER SHARE   OVER-ALLOTMENT  OVER-ALLOTMENT
                                                                       ----------  --------------  --------------
Underwriting discounts paid by us....................................
Underwriting discounts paid by the selling shareholders..............

INDEMNIFICATION OF UNDERWRITERS

    We have agreed to indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in connection with these liabilities.

UNDERWRITERS' WARRANTS

    Upon completion of this offering, we will sell to the underwriters, for their own accounts, warrants covering an aggregate of up to 100,000 shares of common stock exercisable at a price of $8.25 per share. The underwriters will pay a price of $0.001 per warrant. The underwriters may exercise these warrants as to all or any lesser number of the underlying shares of common stock commencing on the first anniversary of the date of this offering until the fifth anniversary of the date of this offering. The terms of these warrants require us to register the common stock for which these warrants are exercisable within one year from the date of the prospectus. These underwriters' warrants are not transferable by the warrant holders other than to officers and partners of the underwriters. The exercise price of these underwriters' warrants and the number of shares of common stock for which these warrants are exercisable are subject to adjustment to protect the warrant holders against dilution in certain events.

LOCK-UP AGREEMENTS

    In connection with our recently completed private placement offering, we entered into a Stockholders' Agreement with the Spencer Trask Securities, Inc., Talisman Partners, and Messrs. Garry J. Syme, D. Graham Avery, James C. McGavin, Donald L. Matheson, Thomas A. Fenton, James A. Ogle, Christian Bunger and Norman
R. Proulx. The parties to the Stockholders' Agreement agreed not to sell, transfer, or otherwise dispose of any shares of our common stock owned by them or issuable to them pursuant to the exercise of options or warrants for a 24 month period ending on March 19, 2001 (except that with respect to Talisman Partners and Norman Proulx, such parties agreed under the Stockholders' Agreement not to sell, transfer, or otherwise dispose of any shares of the Company's Common Stock owned by them or issuable to them pursuant to the exercise of options or warrants for a 12 month period ending on March 19, 2000) without the prior written consent of Spencer Trask, not to be unreasonably withheld or delayed, provided that Spencer Trask may require that any such permitted transferees be made subject to a voting agreement pursuant to which the transferring stockholder retains the right to vote transferred shares until March 19, 2001.

    In addition, owners of 1,014,627 shares and 1,014,627 class A warrants have agreed not to sell or otherwise dispose their securities except as follows:

    - 25% of 1,014,627 shares are currently subject to lock-up which expires three months after the date of this prospectus;

    - 50% of 1,014,627 shares are currently subject to a nine month lock-up which expires on March 21, 2000; and

    - moreover, all the shares to be issued upon exercise of the outstanding class A common stock purchase warrants are currently subject to a nine month lock-up, which expires on March 21, 2000.

Further, the holders of the securities purchased in the private placement have the right to cause the Company to (i) offer to redeem their securities, or
(ii) give such holders the ability to elect a majority of Talisman's board of directors in the event that Talisman failed to prepare and file a registration under the Securities Act of 1933 for the resale of all shares of common stock issued or issuable upon conversion of the notes and upon exercise of the class A warrants sold in the private placement offering by August 20, 1999.

STABILIZATION AND OTHER TRANSACTIONS

    In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the market price of the common stock. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M under the Exchange Act, pursuant to which the underwriters may bid for, or purchase, common stock for the purpose of stabilizing the market price. The underwriters also may create a short position by selling more common stock in connection with this offering than they are committed to purchase from us, and in such case may purchase common stock in the open market following completion of this offering to cover all or a portion of such short position. In addition, the underwriters may impose "penalty bids" whereby they may reclaim from a dealer participating in this offering, the selling concession with respect to the common stock that it distributed in this offering, but which was subsequently purchased for the accounts of the underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the common stock at a level above that which might otherwise prevail in the open market. None of the transactions described in the paragraph is required, and, if they are undertaken, they may be discontinued at any time.

DISCRETIONARY ACCOUNTS

    The underwriters have informed us that they do not intend to confirm sales to any account over which they exercise discretionary authority.

DETERMINATION OF OFFERING PRICE

    Prior to this offering, there has been no market for our common stock. Accordingly, the initial public offering price for the common stock was determined by negotiation between us and the underwriters. Among the factors considered in determining the initial public offering price were our results of operations, our current financial condition, our future prospects, the state of the markets for our services, the experience of our management, the economics of the online information industry in general, the general condition of the equity securities market and the demand for similar securities of companies considered comparable to us.

                                 LEGAL MATTERS

    Certain legal matters relating to Ontario law, including the validity of the issuance of the shares offered hereby, will be passed upon for Talisman by Aird & Berlis, Barristers and Solicitors, Ontario Canada. Members of the firm of Aird & Berlis, Barristers and Solicitors own 3,092 shares of common stock of Talisman, and Mr. Fenton, a member of the firm, owns 1,000 options to purchase shares of common stock of Talisman. The validity of the issuance of the shares offered hereby will be passed upon for Talisman by its United States Counsel, Sichenzia, Ross & Friedman LLP, New York, New York. Sichenzia, Ross & Friedman LLP owns 10,000 shares of common stock of Talisman. Certain legal matters in connection with this offering will be passed upon for the underwriters by Day, Edwards, Federman, Propester & Christensen, P.C., Oklahoma City, Oklahoma.

                                    EXPERTS

    The consolidated financial statements of Talisman Enterprises Inc. at December 31, 1998 and 1997, and for each of the two years in the period ended December 31, 1997, appearing in this prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein.

                           TALISMAN ENTERPRISES INC.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                             ---------
Report of Independent Public Accountants...................................................................        F-2

Consolidated Balance Sheets--As at December 31, 1997 and December 31, 1998.................................        F-3

Consolidated Statements of Loss and Deficit--For the seven months period ended December 31, 1997 and year
  ended December 31, 1998..................................................................................        F-4

Consolidated Statements of Shareholders' Equity............................................................        F-5

Consolidated Statement of Cash Flows--For the seven months period ended December 31, 1997 and year ended
  December 31, 1998........................................................................................        F-6

Notes to Consolidated Financial Statements.................................................................        F-7

Consolidated Balance Sheets--As at August 31, 1998 and August 31, 1999.....................................       F-19

Consolidated Statement of Loss and Deficit--For the eight months ended August 31, 1998 and August 31,
  1999.....................................................................................................       F-20

Consolidated Statement of Cash Flows--For the eight months ended August 31, 1998 and August 31, 1999.......       F-21

Notes to Consolidated Financial Statements.................................................................       F-22

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of
TALISMAN ENTERPRISES INC.

    We have audited the accompanying consolidated balance sheets of Talisman Enterprises Inc. as of December 31, 1998 and 1997 and the related consolidated statements of loss and deficit, shareholders' equity and cash flows for the year ended December 31, 1998 and the seven months ended December 31, 1997. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above, present fairly, in all material respects, the consolidated financial position of Talisman Enterprises Inc. as at December 31, 1998 and 1997 and the consolidated results of its operations and cash flows for the year ended December 31, 1998 and the seven months ended December 31, 1997, in conformity with accounting principles generally accepted in the United States.

    On March 29, 1999, we reported separately to the Shareholders of Talisman Enterprises Inc. on the consolidated financial statements for the same periods, prepared in Canadian dollars and in accordance with accounting principles generally accepted in Canada.

                                          [LOGO]

Hamilton, Canada,                                          Chartered Accountants


March 29, 1999 [except as to NOTE 16
which is as at December 3, 1999].

                           TALISMAN ENTERPRISES INC.

                     INCORPORATED UNDER THE LAWS OF ONTARIO

                          CONSOLIDATED BALANCE SHEETS

                               [IN U.S. DOLLARS]

                               AS AT DECEMBER 31

                                                                                             1998         1997
                                                                                               $           $
                                                                                          -----------  ----------
                                         ASSETS
CURRENT
Cash....................................................................................       16,701      26,739
Accounts receivable.....................................................................      361,826      55,030
Inventories [NOTE 3]....................................................................      409,180     258,737
Prepaid expenses........................................................................       51,952      14,085
                                                                                          -----------  ----------
Total current assets....................................................................      839,659     354,591
                                                                                          -----------  ----------
Capital assets [NOTE 4].................................................................    2,752,663   2,892,617
                                                                                          -----------  ----------
                                                                                            3,592,322   3,247,208
                                                                                          ===========  ==========
                          LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT
Bank operating line.....................................................................      423,656          --
Accounts payable and accrued liabilities................................................      905,169     295,572
Note payable [NOTE 5]...................................................................           --      80,073
Current portion of long-term debt [NOTE 6]..............................................      574,221      69,903
                                                                                          -----------  ----------
TOTAL CURRENT LIABILITIES...............................................................    1,903,046     445,548
                                                                                          -----------  ----------
Long-term debt [NOTE 6].................................................................           --     250,498
Deferred income tax liability...........................................................      546,815     589,794
Shareholders' equity [STATEMENT]........................................................
Share capital [NOTE 7]..................................................................    4,277,370   3,025,230
Contributed surplus.....................................................................      309,233          --
Deficit.................................................................................   (3,238,982)   (964,780)
Accumulated other comprehensive loss....................................................     (205,160)    (99,082)
                                                                                          -----------  ----------
TOTAL SHAREHOLDERS' EQUITY..............................................................    1,142,461   1,961,368
                                                                                          -----------  ----------
                                                                                            3,592,322   3,247,208
                                                                                          ===========  ==========

Commitments and contingencies [NOTE 11]

SEE ACCOMPANYING NOTES

On behalf of the Board:

                      Director                     Director

                           TALISMAN ENTERPRISES INC.

                  CONSOLIDATED STATEMENTS OF LOSS AND DEFICIT

                               [IN U.S. DOLLARS]

                                                                                      YEAR ENDED   7 MONTHS ENDED
                                                                                     DECEMBER 31,   DECEMBER 31,
                                                                                         1998           1997
                                                                                          $              $
                                                                                     ------------  --------------
REVENUES...........................................................................      748,254        139,646
Operating expenses [exclusive of amortization shown separately below]..............    1,487,052        180,582
                                                                                      ----------     ----------
Gross profit.......................................................................     (738,798)       (40,936)
                                                                                      ----------     ----------
EXPENSES
Selling, general and administrative................................................    1,136,516        597,558
Amortization.......................................................................      304,182         27,670
Interest and bank charges [NOTE 6].................................................       99,292         11,236
                                                                                      ----------     ----------
                                                                                       1,539,990        636,464
                                                                                      ----------     ----------
Loss before income taxes...........................................................   (2,278,788)      (677,400)
Income taxes--deferred.............................................................       (4,586)       (37,060)
                                                                                      ----------     ----------
LOSS FOR THE PERIOD................................................................   (2,274,202)      (640,340)

Deficit, beginning of period.......................................................     (964,780)      (324,440)
                                                                                      ----------     ----------
DEFICIT, END OF PERIOD.............................................................   (3,238,982)      (964,780)
                                                                                      ==========     ==========
Loss per share.....................................................................        (3.69)         (1.35)
                                                                                      ==========     ==========

SEE ACCOMPANYING NOTES

                           TALISMAN ENTERPRISES INC.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                               [IN U.S. DOLLARS]

                                                                                                                 ACCUMULATED
                                                                       CLASS "A"                                    OTHER
                                          COMMON       NUMBER OF        SPECIAL      CONTRIBUTED                COMPREHENSIVE
                           NUMBER OF      SHARES       CLASS "A"        SHARES         SURPLUS      DEFICIT         LOSS
                         COMMON SHARES       $      SPECIAL SHARES         $              $            $              $
                         --------------  ---------  ---------------  -------------  -------------  ---------  -----------------
BALANCE MAY 31, 1997...       452,600      801,089         3,300       1,687,083             --     (324,440)      (159,108)
Issuance of Firesand
  shares on acquisition
  of Talisman..........       478,371       20,112            --              --             --           --             --
Elimination of prior
  number of shares of
  Talisman.............      (478,371)          --            --              --             --           --             --
Prior common shares of
  Firesand.............        34,970           --            --              --             --           --             --
Issued for cash and
  exercise of
  warrants.............        28,386      516,946            --              --             --           --             --
Cumulative translation
  adjustment...........            --           --            --              --             --           --         60,026
Net loss...............            --           --            --              --             --     (640,340)            --
                           ----------    ---------     ---------       ---------      ---------    ---------      ---------
BALANCE DECEMBER 31,
  1997.................       515,956    1,338,147         3,300       1,687,083             --     (964,780)       (99,082)
                           ----------    ---------     ---------       ---------      ---------    ---------      ---------
Issued for exercise of
  warrants.............        10,893      119,391            --              --             --           --             --
Issued for cash [net of
  expenses] services
  and capital assets...       503,481    1,132,749            --              --        309,233           --             --
Cumulative translation
  adjustment...........            --           --            --              --             --           --       (106,078)
Net loss...............            --           --            --              --             --    (2,274,202)            --
                           ----------    ---------     ---------       ---------      ---------    ---------      ---------
BALANCE DECEMBER 31,
  1998.................     1,030,330    2,590,287         3,300       1,687,083        309,233    (3,238,982)      (205,160)
                           ==========    =========     =========       =========      =========    =========      =========


                           TOTAL
                             $
                         ---------
BALANCE MAY 31, 1997...  2,004,624
Issuance of Firesand
  shares on acquisition
  of Talisman..........     20,112
Elimination of prior
  number of shares of
  Talisman.............         --
Prior common shares of
  Firesand.............         --
Issued for cash and
  exercise of
  warrants.............    516,946
Cumulative translation
  adjustment...........     60,026
Net loss...............   (640,340)
                         ---------
BALANCE DECEMBER 31,
  1997.................  1,961,368
                         ---------
Issued for exercise of
  warrants.............    119,391
Issued for cash [net of
  expenses] services
  and capital assets...  1,441,982
Cumulative translation
  adjustment...........   (106,078)
Net loss...............  (2,274,202)
                         ---------
BALANCE DECEMBER 31,
  1998.................  1,142,461
                         =========

SEE ACCOMPANYING NOTES

                           TALISMAN ENTERPRISES INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                               [IN U.S. DOLLARS]

                                                                                      YEAR ENDED   7 MONTHS ENDED
                                                                                     DECEMBER 31,   DECEMBER 31,
                                                                                         1998           1997
                                                                                          $              $
                                                                                     ------------  --------------
OPERATING ACTIVITIES
Loss for the period................................................................   (2,274,202)      (640,340)
Charges to income not affecting cash
Amortization of capital assets.....................................................      304,182         27,670
Deferred income taxes..............................................................       (4,586)       (37,060)
Change in non-cash working capital items...........................................      114,490        (89,304)
                                                                                      ----------     ----------
CASH USED IN OPERATING ACTIVITIES..................................................   (1,860,116)      (739,034)
                                                                                      ----------     ----------
INVESTING ACTIVITY
Purchase of capital assets.........................................................     (286,862)        13,324
                                                                                      ----------     ----------
FINANCING ACTIVITIES
Issuance of long-term debt.........................................................      609,430        358,423
Repayment of long-term debt........................................................     (325,894)       (29,869)
Repayment of note payable..........................................................           --        (60,932)
Reduction in note payable..........................................................      (77,233)      (104,269)
Issue of common shares.............................................................    1,493,441        537,059
Bank operating line................................................................      437,196             --
                                                                                      ----------     ----------
CASH PROVIDED BY FINANCING ACTIVITIES..............................................    2,136,940        700,412
                                                                                      ----------     ----------
DECREASE IN CASH DURING THE PERIOD.................................................      (10,038)       (25,298)
Cash, beginning of period..........................................................       26,739         52,037
                                                                                      ----------     ----------
CASH, END OF PERIOD................................................................       16,701         26,739
                                                                                      ==========     ==========
NON-CASH INVESTING ACTIVITY
Contribution by shareholders of capital assets.....................................       68,000             --
                                                                                      ==========     ==========
NON-CASH FINANCING ACTIVITY
Contribution by shareholders of professional services..............................      241,233             --
                                                                                      ==========     ==========
SUPPLEMENTARY INFORMATION
Cash interest paid.................................................................       26,431          8,746
Cash income taxes paid.............................................................           --             --
                                                                                      ==========     ==========

SEE ACCOMPANYING NOTES

                           TALISMAN ENTERPRISES INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               [IN U.S. DOLLARS]

                           DECEMBER 31, 1998 AND 1997

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

    Talisman Enterprises Inc. is a company incorporated to primarily produce premium private label alkaline batteries. The company is in the early stages of its operations and has, therefore, not generated revenues on a consistent basis. The recoverability of the company's assets is, therefore, dependent on the continued support of its lenders and shareholders and the generation of profitable operations.

BASIS OF PRESENTATION

    The consolidated financial statements have been prepared in United States dollars and in accordance with accounting principles generally accepted in the United States and include certain estimates based on management's judgments. These estimates affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amount of revenues and expenses during the period. Actual results may differ from those estimates.

    Consolidated financial statements prepared in Canadian dollars and in accordance with accounting principles generally accepted in Canada were previously made available to shareholders and filed with various securities regulatory authorities.

    For purposes of these consolidated financial statements, the company has adopted the U.S. dollar as the reporting currency. This improves investors' ability to compare the company's results with those of most other publicly traded businesses in the industry. These consolidated financial statements have been translated from Canadian dollars to U.S. dollars by translating assets and liabilities at the rate in effect at the respective balance sheet date and revenues and expenses at the average rate for the period. Any resulting foreign exchange gains or losses are recorded in accumulated other comprehensive income
(loss).

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the company and its wholly-owned subsidiary, Talisman International Inc.

INVENTORIES

    Inventories are valued at the lower of average cost and net realizable value.

CAPITAL ASSETS

    Capital assets are stated at cost. Amortization is provided at rates designed to write-off the assets over their estimated useful lives at the following rates:

Production and warehouse equipment basis       10 years straight-line
Dies and molds basis                           5 years straight-line
Furniture and fixtures basis                   5 years straight-line
Computer equipment basis                       3 years straight-line
Leasehold improvements                         Straight-line basis over the term of the
                                               lease

                           TALISMAN ENTERPRISES INC.

                               [IN U.S. DOLLARS]

                           DECEMBER 31, 1998 AND 1997

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
REVENUE RECOGNITION

    Revenue from the sales of products is recognized at the time title transfers, which is generally when the goods are shipped.

LOSS PER SHARE

    The calculation of loss per common share is based on the reported net loss divided by the weighted average number of shares outstanding during the period. The weighted average number of common shares outstanding for the year ended December 31, 1998 was 615,581 [474,446 for the seven months ended December 31, 1997].

FINANCIAL INSTRUMENTS

    The carrying amount of cash, accounts receivable, bank operating line and accounts payable and accrued liabilities are considered to be representative of their respective fair values due to their short maturities.

    The company has no derivative financial instruments or any financial instruments that potentially subject the company to concentrations of credit risk. The company is exposed to credit risk on the accounts receivable from its customers. Management has adopted credit policies in an effort to minimize those risks. The company does not have a significant exposure to any individual customer or counter-party.

INCOME TAXES

    The company follows the liability method of accounting for income taxes. Under this method, deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

2. ACQUISITION

    On September 26, 1997, Firesand Resources Ltd. ["Firesand"] which was a public company with a year-end of December 31, trading on the Canadian Dealer Network, acquired 100% of Talisman International Inc., which was incorporated on September 26, 1996 and had a year-end of May 31, through the issuance of 478,371 common shares. The transaction was accounted for as a reverse takeover, with the results of Firesand being included from the date of acquisition. For periods prior to the date of acquisition, the information presented is that of Talisman International Inc. The following is

                           TALISMAN ENTERPRISES INC.

                               [IN U.S. DOLLARS]

                           DECEMBER 31, 1998 AND 1997

2. ACQUISITION (CONTINUED)
a summary of the net assets acquired and values assigned thereto based on an allocation of the purchase price to Firesand's assets and liabilities:

                                                                                                              $
                                                                                                          ---------
Working capital.........................................................................................     20,112
Common shares issued....................................................................................    (20,112)
                                                                                                          ---------
                                                                                                                 --
                                                                                                          =========

    Contemporaneously with the transaction, Firesand changed its name to Talisman Enterprises Inc. ["Talisman"].

3. INVENTORIES

                                                                                                1998       1997
                                                                                                  $          $
                                                                                              ---------  ---------
Raw materials and packaging.................................................................    243,801    201,968
Finished goods..............................................................................    165,379     56,769
                                                                                              ---------  ---------
                                                                                                409,180    258,737
                                                                                              =========  =========

                           TALISMAN ENTERPRISES INC.

                               [IN U.S. DOLLARS]

                           DECEMBER 31, 1998 AND 1997

4. CAPITAL ASSETS

                                                                                            1998
                                                                            ------------------------------------
                                                                                        ACCUMULATED    NET BOOK
                                                                               COST     AMORTIZATION    VALUE
                                                                                $            $            $
                                                                            ----------   ----------   ----------
Production equipment......................................................   2,741,827      292,910    2,448,917
Warehouse equipment.......................................................      32,568        3,196       29,372
Computer equipment........................................................      11,763        4,028        7,735
Dies and molds............................................................      26,112        2,968       23,144
Furniture and fixtures....................................................      20,657        4,525       16,132
Leasehold improvements....................................................      59,718       12,355       47,363
Construction in progress..................................................     180,000           --      180,000
                                                                            ----------   ----------   ----------
                                                                             3,072,645      319,982    2,752,663
                                                                            ==========   ==========   ==========

                                                                                            1997
                                                                            -------------------------------------
                                                                                         ACCUMULATED    NET BOOK
                                                                               COST     AMORTIZATION     VALUE
                                                                                $             $            $
                                                                            ----------    ---------    ----------
Production equipment......................................................   2,796,787       24,607     2,772,180
Warehouse equipment.......................................................      25,560          210        25,350
Computer equipment........................................................      10,095          280         9,815
Dies and molds............................................................       9,396          140         9,256
Furniture and fixtures....................................................      21,350          560        20,790
Leasehold improvements....................................................      56,414        1,188        55,226
                                                                            ----------    ---------    ----------
                                                                             2,919,602       26,985     2,892,617
                                                                            ==========    =========    ==========

    Certain of the above production equipment was acquired pursuant to a s.85 rollover under the Canadian tax laws. Although the equipment was recorded in the financial statements based on its fair value, it has no tax basis to the company.

    In total, the above capital assets have an estimated tax value at December 31, 1998 of $695,200.

5. NOTE PAYABLE

    The non-interest bearing note payable to a shareholder was repaid during 1998.

                           TALISMAN ENTERPRISES INC.

                               [IN U.S. DOLLARS]

                           DECEMBER 31, 1998 AND 1997

6. LONG-TERM DEBT AND LINES OF CREDIT

                                                                                                1998       1997
                                                                                                  $          $
                                                                                              ---------  ---------
Term loan, bearing interest at prime plus 1 1/4% [8% at December 31, 1998] with monthly
  principal repayments of $12,500 Cdn., maturing October 23, 2003...........................    474,221         --

Term demand loan, bearing interest at prime plus 1 1/4% [8% at December 31, 1998] with monthly principal repayments of $8,333 Cdn., maturing March 31, 2001, repaid during
  1998......................................................................................         --    320,401

Convertible U.S. dollar promissory note bearing interest at 8%, interest and principal on the note shall be paid in cash one year from the date of issuance of the note, or interest
  on the conversion of the note into securities of the company..............................    100,000         --
                                                                                              ---------  ---------
                                                                                                574,221    320,401
Less current portion........................................................................    574,221     69,903
                                                                                              ---------  ---------
Long-term debt..............................................................................         --    250,498
                                                                                              =========  =========

    The company has available operating line of credit of $490,000 [$66,344 was available at December 31, 1998] which bears interest at prime plus 1 1/4%. In addition, the company may draw down an additional $653,400 term loan facility for the purchase of battery manufacturing equipment up to 75% of cost, payable over 5 years, at prime plus 1 1/4% provided the company has an additional equity injection of a minimum of $2,940,200. All indebtedness of the company is collaterialized by the company's assets.

    Under the operating line of credit and term loan facility, the company has undertaken to maintain certain financial covenants. As at December 31, 1998, the company was not in compliance with certain of the financial covenants and accordingly, the loan has been reflected as a current liability.

    Pursuant to a confidential private placement memorandum prepared by the company dated January 28, 1999, a minimum of 25 units and a maximum of 50 units may be sold to accredited investors for net proceeds, after deducting agent fees and placement allowance but before the expenses of the offering of $2,118,500 and $4,337,000. The units will be offered for a period of 90 days, which period may be extended for up to an additional 90 days. Each unit consists of an 8% convertible subordinated promissory note in the principal amount of $100,000 and 20,000 Class "A" common stock purchase warrants to purchase common shares of the company until 2004. The notes are convertible into common shares at a conversion rate of one common share for every $5 in principal amount of note, and the warrants are exercisable at a price of $7.50 per share, subject to adjustments in certain events. In addition, the notes shall be automatically converted into common shares of the company upon the company's common shares becoming traded on the OTC Bulletin Board in the United States or any other U.S. based securities exchange.

    Subsequent to the year-end, the company completed a first closing in which it sold an aggregate of 26 units for net proceeds of $2,220,390, after deducting agents fee and placement allowance [such proceeds being inclusive of the $100,000 convertible debenture outstanding at December 31, 1998].

                           TALISMAN ENTERPRISES INC.

                               [IN U.S. DOLLARS]

                           DECEMBER 31, 1998 AND 1997

6. LONG-TERM DEBT AND LINES OF CREDIT (CONTINUED)
    The fair value of the long-term debt has been calculated on the contractual cash flows of the financial instruments discounted using market rates currently available to the company. At December 31, 1998, the fair value of the long-term debt approximated the carrying value. During the year, interest on long-term debt amounted to $26,431 [$8,746 for the seven months ended December 31, 1997].

7. SHARE CAPITAL

AUTHORIZED

Unlimited 6% non-cumulative, non-voting Class "A" special shares, redeemable at the company's option, with a redemption value of $1,000 each

Unlimited common shares without nominal par value

    On January 27, 1999, the company implemented a consolidation of the outstanding common shares on the basis of exchanging 1 new common share for each 25 common shares previously held.

    Reverse takeover accounting requires that the amount shown as the issued capital in the consolidated balance sheet be calculated by adding to the issued capital of the legal subsidiary company, Talisman International Inc., the amount of the cost of the purchase. However, the number of common shares reflect that of the legal parent company, Talisman Enterprises Inc.

    During 1998, shareholders transferred 45,000 common shares to individuals in exchange for machinery and professional services, the value of which [$309,233] was contributed to capital.

    The company has in place a stock option plan [the "Stock Option Plan"] as an incentive for directors, officers and key employees and other persons who provide ongoing services to the company and its subsidiaries. Under the Stock Option Plan, non-assignable options may be granted by the board of directors of the company, to directors, officers, key employees and other persons who provide ongoing services to the company to purchase common shares of the company for a term not exceeding 5 years [subject to earlier termination of the optionee's employment, upon the optionee ceasing to be a director, officer of other service provider, as applicable, or upon the optionee retiring, becoming disabled or dying] at an exercise price not less than the market price for common shares of the company. The granting of options is subject to the further conditions under the Stock Option Plan that: [i] not more than 10% of the number of shares issued and outstanding from time to time [the "Outstanding Issue"] may be reserved for the granting of options to insiders at any time or to insiders in any one-year period; [ii] that no more than 5% of the outstanding issue may be issued to any one insider of the company in a one-year period; and, [iii] the maximum number of common shares issuable under the Stock Option Plan is 31,200 shares. The options are non-transferrable.

    In connection with the private placements during the year, the company granted 618,006 warrants to acquire common shares of the company.

                           TALISMAN ENTERPRISES INC.

                               [IN U.S. DOLLARS]

                           DECEMBER 31, 1998 AND 1997

7. SHARE CAPITAL (CONTINUED)

    The company options and warrants to acquire common shares at various exercise prices are summarized below:

                                                                                         EXERCISE
                                                                                           PRICE        EXPIRATION
                                                                              NUMBER         $             DATE
                                                                             ---------  -----------  ----------------
                                                                                            [CANADIAN]
Options....................................................................     10,000       16.25      Nov. 13, 2001
                                                                                   760       31.25      Nov. 13, 2001
Warrants...................................................................      4,600       62.50     Sept. 15, 1999
                                                                                 2,000       12.50      Apr. 15, 2000
                                                                                 2,000       20.00      Apr. 15, 2000
                                                                                93,902       16.25      Aug. 15, 2000
                                                                                12,000       12.50       June 7, 2001
                                                                               263,504        7.50      July 31, 2001
                                                                               240,000        5.00      Oct. 14, 2001
                                                                             ---------   ---------   ----------------
Total options and warrants.................................................    628,766
                                                                             =========   =========   ================

8. SHAREHOLDERS RIGHTS PLAN

    On September 26, 1997, the shareholders approved a Shareholders Rights Protection Plan [the "Plan"]. The Plan applies to all common shares and all future issues of common shares. The term of the Plan is for 5 years, subject to reconfirmation by the shareholders at the first annual meeting of shareholders called after September 26, 2000. The Plan is intended to ensure that, in the event of a bid which could affect control of the company, holders of common shares will receive full and fair value for their shares and that there will be sufficient time for the fairness of the bid to be properly assessed, to negotiate with the bidder and to explore, develop and evaluate alternatives to maximize shareholder value.

    Under the terms of the Plan, one Right has been granted for each common share. Each Right entitles the registered holder to purchase additional shares of common stock for $1,500 Cdn. but is not exercisable until certain events occur. If a person or group wishes to acquire 20% or more of the company's common shares [an "acquiring person"], the Plan effectively requires the acquiring person to [i] negotiate terms which the Directors approve as being fair to the shareholders or, alternatively, [ii] without Board approval, make a "permitted bid" which must contain certain provisions and which must be accepted by more than 50% of the common shares not held by the acquiring person.

    In the event that an acquiring person acquires 20% or more of the company's voting shares other than as described in [i] and [ii] above, then the Rights become exercisable and will automatically change to allow all holders except the acquiring person to purchase, upon payment of the exercise price, shares of common stock with a total market value of two times the exercise price [ie. at a 50% discount from the then current market price of the common stock].

                           TALISMAN ENTERPRISES INC.

                               [IN U.S. DOLLARS]

                           DECEMBER 31, 1998 AND 1997

9. STOCK BASED COMPENSATION

    The company applies APB Opinion 25 in accounting for its employee stock options and warrants.

    The exercise price of all employee stock options and warrants is equal to the market price of the stock at the time of granting. Accordingly, no compensation cost has been recognized in the financial statements for its employee stock options and warrants.

    For purposes of meeting requirements of FASB Statement No. 123, the fair value was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1998 and 1997, respectively; risk-free interest rates of 6%, 6%, dividend yields of 0%, 0%, volatility factors of the expected market price of the company's common stock of 30%, 30%, and weighted average expected life per option and warrant of 4 years.

    The Black-Scholes option pricing model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option pricing models require the input of highly subjective assumptions including the expected stock price volatility. Because the company's employee stock options and warrants have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's options, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options and warrants.

    For purposes of the pro-forma disclosures, the estimated fair value of the options and warrants is amortized to expense over their vesting period. The company's pro-forma net loss would be increased by $497,706 for the 7 months ended December 31, 1997. The company's pro-forma loss per share would be [$2.03] for the 7 months ended December 31, 1997. There were no employee stock options and warrants issued or which vested during 1998.

                           TALISMAN ENTERPRISES INC.

                               [IN U.S. DOLLARS]

                           DECEMBER 31, 1998 AND 1997

9. STOCK BASED COMPENSATION (CONTINUED)
    A summary of the company's stock option and warrant activity and related information is as follows:

                                                                  YEAR ENDED                   7 MONTHS ENDED
                                                                 DECEMBER 31,                   DECEMBER 31,
                                                                     1998                           1997
                                                                       $                              $
                                                                  [CANADIAN]                     [CANADIAN]
                                                         -----------------------------  -----------------------------
                                                                          WEIGHTED                       WEIGHTED
                                                                          -AVERAGE                       -AVERAGE
                                                                       EXERCISE PRICE                 EXERCISE PRICE
                                                                       ---------------                ---------------
EMPLOYEE OPTIONS
Outstanding, beginning of period.......................       10,760          17.25          --             --
Granted................................................       --             --              10,760          17.25
                                                          ----------      ---------      ----------      ---------
OUTSTANDING AND EXERCISABLE, END OF PERIOD.............       10,760          17.25          10,760          17.25
                                                          ----------      ---------      ----------      ---------
EMPLOYEE WARRANTS
Outstanding, beginning of period.......................       44,798          16.25          --             --
Granted................................................       --             --              50,000          16.25
Exercised..............................................      (10,896)         16.25          (5,202)         16.25
                                                          ----------      ---------      ----------      ---------
OUTSTANDING AND EXERCISABLE, END OF PERIOD.............       33,902          16.25          44,798          16.25
                                                          ----------      ---------      ----------      ---------
TOTAL EMPLOYEE OPTIONS AND WARRANTS OUTSTANDING AND
  EXERCISABLE, END OF PERIOD...........................       44,662          16.50          55,558          16.50
                                                          ----------      ---------      ----------      ---------
WEIGHTED--AVERAGE FAIR VALUE OF EMPLOYEE OPTIONS AND
  WARRANTS GRANTED DURING THE PERIOD...................       --             --              10,760          12.25
                                                          ----------      ---------      ----------      ---------
OTHER WARRANTS
Outstanding, beginning of period.......................       68,600         --              68,600         --
Granted................................................      515,504         --              --             --
                                                          ----------      ---------      ----------      ---------
                                                             584,104         --              68,600         --
                                                          ----------      ---------      ----------      ---------
TOTAL OPTIONS AND WARRANTS, END OF PERIOD..............      628,766         --             124,158         --
                                                          ==========      =========      ==========      =========

10. INCOME TAXES

    The significant components of the company's deferred tax liabilities and assets are as follows:

                                                                                      YEAR ENDED   7 MONTHS ENDED
                                                                                     DECEMBER 31,   DECEMBER 31,
                                                                                         1998           1997
                                                                                          $              $
                                                                                     ------------  --------------
DEFERRED TAX ASSETS
Income tax losses available for carryforward.......................................      537,500        122,800
Share issue costs..................................................................      191,441         32,087
                                                                                      ----------     ----------
                                                                                         728,941        154,887

                           TALISMAN ENTERPRISES INC.

                               [IN U.S. DOLLARS]

                           DECEMBER 31, 1998 AND 1997

10. INCOME TAXES (CONTINUED)

                                                                                      YEAR ENDED   7 MONTHS ENDED
                                                                                     DECEMBER 31,   DECEMBER 31,
                                                                                         1998           1997
                                                                                          $              $
                                                                                      ----------     ----------
Less valuation allowance...........................................................      728,941        154,887
                                                                                      ----------     ----------
NET DEFERRED TAX ASSETS............................................................       --             --
                                                                                      ==========     ==========
DEFERRED TAX LIABILITIES
Temporary differences on capital assets............................................      546,815        589,794
                                                                                      ----------     ----------
TOTAL DEFERRED TAX LIABILITIES.....................................................      546,815        589,794
                                                                                      ==========     ==========

    The operating company has a tax year-end of May 31(st) which differs from its reporting year of December 31(st). As at May 31, 1998, the company has available non-capital loss carryovers of approximately $1,493,000 [$2,285,000 Cdn.] available to offset future taxable income. These non-capital loss carryovers expire as follows:

                                                                                                           $
                                                                                                       ----------
May 31, 2004.........................................................................................     341,000
May 31, 2005.........................................................................................   1,152,000

11. COMMITMENTS AND CONTINGENCIES

    The minimum lease payments for building and equipment leases over the next 5 years are as follows:

                                                                                                             $
                                                                                                         ---------
1999...................................................................................................     87,947
2000...................................................................................................     83,987
2001...................................................................................................     73,058
2002...................................................................................................     35,176
2003...................................................................................................     --
                                                                                                         ---------
                                                                                                           280,168
                                                                                                         =========

                                                                                      YEAR ENDED   7 MONTHS ENDED
                                                                                     DECEMBER 31,   DECEMBER 31,
                                                                                         1998           1997
                                                                                          $               $
                                                                                     ------------  ---------------
Rent expense.......................................................................      125,480         57,993
                                                                                      ==========      =========

    In the ordinary course of business activities, the company may be contingently liable for litigation and claims with third parties. Management believes that adequate provisions have been recorded in the accounts where required. Although it is not possible to estimate the potential costs and losses, if any,

                           TALISMAN ENTERPRISES INC.

                               [IN U.S. DOLLARS]

                           DECEMBER 31, 1998 AND 1997

11. COMMITMENTS AND CONTINGENCIES (CONTINUED) management believes that the ultimate resolution of such contingencies will not have a material adverse effect on the consolidated financial statements or financial position of the company.

12. SEGMENTED INFORMATION

    The company is organized and managed as a single business segment being the production of batteries and the company is viewed as a single operating segment by the chief operating decision maker for the purposes of resource allocations and assessing performance.

    The geographic sources of the company's revenues based on location of customers is as follows:

                                                                                      YEAR ENDED   7 MONTHS ENDED
                                                                                     DECEMBER 31,   DECEMBER 31,
                                                                                         1998           1997
                                                                                          $              $
                                                                                     ------------  --------------
Canada.............................................................................      172,098        134,060
United States......................................................................      576,156          5,586
                                                                                      ----------     ----------
                                                                                         748,254        139,646
                                                                                      ==========     ==========

    In addition, sales to two of the company's largest customers accounted for 28.6%, and 23.7% of revenues for the year ended December 31, 1998.

13. RELATED PARTY TRANSACTIONS

    During the year, the company had $120,900 of loans due from a former senior executive officer bearing interest at 8% per annum. The amount was repaid by December 31, 1998.

    The company had the following transactions with a company that is a shareholder, key supplier and whose president is also a director and officer of the company:

                                                                                      YEAR ENDED      7 MONTHS ENDED
                                                                                     DECEMBER 31,      DECEMBER 31,
                                                                                         1998              1997
                                                                                           $                 $
                                                                                     -------------  -------------------
Acquisition of raw materials.......................................................       34,246            --

    In addition, in 1996 the company purchased capital assets [$73,400] which remain in the possession of the related party who uses them to produce raw materials for the company.

14. RECENT REPORTING DEVELOPMENTS

    The Financial Accounting Standards Board has issued FAS133, Accounting for Derivative Instruments and Hedging Activities which introduces revised standards for the recognition and measurement of derivatives and hedging activities. The company must adopt this standard in the first quarter of fiscal 2001. Implementation of this standard is currently expected to have no impact on the company's financial position or results of operation since the company has no derivative financial instruments or hedging activities.

                           TALISMAN ENTERPRISES INC.

                               [IN U.S. DOLLARS]

                           DECEMBER 31, 1998 AND 1997

15. UNCERTAINTY DUE TO THE YEAR 2000 ISSUE [UNAUDITED]

    Many existing computer programs use only two digits to identify a year in the date field. These programs were designed and developed without considering the impact of the upcoming change in the century. If not corrected, many computer applications could fail or create erroneous results by, or at, the Year 2000. Management has assessed the Year 2000 issue and has determined that the company may have to replace nine personal computers for proper functioning in the Year 2000 and thereafter. As at December 31, 1998, no amounts had been expensed relating to becoming Year 2000 compliant. The estimated future costs to become Year 2000 compliant will not exceed an aggregate of $50,000.

    Management has determined that it has no exposure to contingencies related to Year 2000 issues for the products it has sold. Management has used its best estimate of the Year 2000 issues, and there is no guarantee that these estimates will be achieved and actual results could differ from those anticipated. In addition, disruptions in the economy generally resulting from the Year 2000 could also materially adversely affect the company.

16. SUBSEQUENT EVENTS


    On December 3, 1999, the company filed a registration statement with the SEC for the issue of 2,274,627 common shares and 1,014,627 common stock purchase warrants.

                           TALISMAN ENTERPRISES INC.

                     INCORPORATED UNDER THE LAWS OF ONTARIO

                           CONSOLIDATED BALANCE SHEET

                               [IN U.S. DOLLARS]

                                AS AT AUGUST 31

                                                                       Unaudited

                                                                                            1999         1998
                                                                                              $            $
                                                                                         -----------  -----------
                                                     ASSETS
CURRENT
Cash...................................................................................       21,848           --
Accounts receivable....................................................................      260,992       54,918
Inventories [NOTE 2]...................................................................    1,320,641      386,320
Prepaid expenses and deferred charges..................................................      459,467      518,486
Deferred financing costs...............................................................      529,325           --
                                                                                         -----------  -----------
TOTAL CURRENT ASSETS...................................................................    2,592,273      959,724
                                                                                         -----------  -----------
Capital assets.........................................................................    3,303,471    2,404,242
                                                                                         -----------  -----------
                                                                                           5,895,744    3,363,966
                                                                                         ===========  ===========
                                      LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT
Bank operating line....................................................................       18,959      396,544
Accounts payable and accrued liabilities...............................................    1,234,197      354,576
Convertible promissory note............................................................    5,073,010           --
Current portion of long-term debt......................................................       94,264      249,120
                                                                                         -----------  -----------
TOTAL CURRENT LIABILITIES..............................................................    6,420,430    1,000,240
                                                                                         -----------  -----------
Long term debt.........................................................................      377,056           --
Deferred income tax liability..........................................................      520,992      533,743
SHAREHOLDERS' EQUITY
Share capital..........................................................................    4,340,445    3,885,034
Warrants...............................................................................      101,463           --
Contributed surplus....................................................................      309,254      332,854
Deficit................................................................................   (5,964,332)  (2,104,601)
Accumulated other comprehensive loss...................................................     (209,564)    (283,304)
                                                                                         -----------  -----------
TOTAL SHAREHOLDERS' EQUITY.............................................................   (1,422,734)   1,829,983
                                                                                         -----------  -----------
                                                                                           5,895,744    3,363,966
                                                                                         ===========  ===========

SEE ACCOMPANYING NOTES

On behalf of the Board:

                      Director                     Director

                           TALISMAN ENTERPRISES INC.

                   CONSOLIDATED STATEMENT OF LOSS AND DEFICIT

                               [IN U.S. DOLLARS]

                      FOR THE EIGHT MONTHS ENDED AUGUST 31

                                                                       Unaudited

                                                                                            1999         1998
                                                                                              $            $
                                                                                         -----------  -----------
REVENUES...............................................................................      385,629      228,659
Operating expenses [exclusive of amortization shown separately below]..................    1,135,256      745,020
                                                                                         -----------  -----------
Gross profit...........................................................................     (749,627)    (516,361)
                                                                                         -----------  -----------
EXPENSES
Selling, general and administrative....................................................    1,285,526      339,051
Amortization...........................................................................      607,927      246,355
Interest and bank charges..............................................................      120,883       41,177
                                                                                         -----------  -----------
                                                                                           2,014,336      626,583
                                                                                         -----------  -----------
Loss before income taxes...............................................................   (2,763,963)  (1,142,944)
Income taxes--deferred.................................................................      (38,614)      (3,123)
                                                                                         -----------  -----------
LOSS FOR THE PERIOD....................................................................   (2,725,349)  (1,139,821)
Deficit, beginning of period...........................................................   (3,238,983)    (964,780)
                                                                                         -----------  -----------
DEFICIT, END OF PERIOD.................................................................   (5,964,332)  (2,104,601)
                                                                                         -----------  -----------
LOSS PER SHARE.........................................................................        (2.63)       (2.04)
                                                                                         ===========  ===========

SEE ACCOMPANYING NOTES

                           TALISMAN ENTERPRISES INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                               [IN U.S. DOLLARS]

                      FOR THE EIGHT MONTHS ENDED AUGUST 31

                                                                       Unaudited

                                                                                            1999         1998
                                                                                              $            $
                                                                                         -----------  -----------
OPERATING ACTIVITIES
Loss for the period....................................................................   (2,725,349)  (1,139,821)
Charges to income not affecting cash
  Amortization.........................................................................      607,927      246,355
  Deferred income taxes................................................................      (38,614)      (3,123)
Change in non-cash working
  capital items........................................................................     (919,158)    (620,729)
                                                                                         -----------  -----------
CASH USED IN OPERATING ACTIVITIES......................................................   (3,075,194)  (1,517,318)
                                                                                         -----------  -----------
INVESTING ACTIVITY
Purchase of capital assets.............................................................     (717,587)      68,527

FINANCING ACTIVITIES
Issue of convertible promissory note and warrants......................................    5,174,473           --
Deferred financing costs...............................................................     (907,413)          --
Repayment of long-term debt............................................................     (116,542)     (45,765)
Decrease in note payable...............................................................           --      (78,633)
Issue of common shares.................................................................       63,075    1,119,056
Bank operating line....................................................................     (415,665)     427,394
                                                                                         -----------  -----------
CASH PROVIDED BY FINANCING ACTIVITIES..................................................    3,797,928    1,422,052
                                                                                         -----------  -----------
INCREASE (DECREASE) IN CASH DURING THE PERIOD..........................................        5,147      (26,739)
Cash, beginning of period..............................................................       16,701       26,739
                                                                                         -----------  -----------
CASH, END OF PERIOD....................................................................       21,848           --
                                                                                         ===========  ===========

                             See accompanying notes

                           TALISMAN ENTERPRISES INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               [IN U.S. DOLLARS]

                                AUGUST 31, 1999

                                                                       Unaudited

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

    Talisman Enterprises Inc. is a company incorporated to primarily produce premium private label alkaline batteries. The company is in the early stages of its operations and has, therefore, not generated revenues on a consistent basis. The recoverability of the company's assets is, therefore, dependent on the continued support of its lenders and shareholders and the generation of profitable operations.

BASIS OF PRESENTATION

    The consolidated financial statements have been prepared in United States dollars and in accordance with accounting principles generally accepted in the United States and include certain estimates based on management's judgments. These estimates affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amount of revenues and expenses during the period. Actual results may differ from those estimates.

    Consolidated financial statements prepared in Canadian dollars and in accordance with accounting principles generally accepted in Canada were previously made available to shareholders and filed with various securities regulatory authorities.

    For purposes of these consolidated financial statements, the company has adopted the U.S. dollar as the reporting currency. This improves investors' ability to compare the company's results with those of most other publicly traded businesses in the industry. These consolidated financial statements have been translated from Canadian dollars to U.S. dollars by translating assets and liabilities at the rate in effect at the respective balance sheet date and revenues and expenses at the average rate for the period. Any resulting foreign exchange gains or losses are recorded in accumulated other comprehensive income
(loss).

2. INVENTORIES

                                                                           1999       1998
                                                                            $           $
                                                                        ----------  ---------
Raw materials and packaging...........................................     479,792    134,475
Finished goods........................................................     840,849    251,845
                                                                        ----------  ---------
                                                                         1,320,641    386,320
                                                                        ==========  =========

3. SUBSEQUENT EVENTS


    On December 3, 1999, the company filed an amended registration statement with the SEC for the issue of 2,274,627 common shares and 1,014,627 common stock purchase warrants.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    PROSPECTIVE INVESTORS MAY RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR ANY OTHER PERSON TO PROVIDE PROSPECTIVE INVESTORS WITH INFORMATION OR REPRESENTATIONS DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. PROSPECTIVE INVESTORS SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL ANY SECURITY OTHER THAN THE COMMON STOCK AND COMMON STOCK PURCHASE WARRANTS OFFERED BY THIS PROSPECTUS, NOR DOES THIS PROSPECTUS OFFER TO BUY OR SELL ANY SECURITIES IN ANY JURISDICTION WHERE IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR ANY SALE OF THESE SECURITIES.
                            ------------------------

                               TABLE OF CONTENTS

                                                    PAGE
                                                  ---------
Prospectus Summary..............................          1
Risk Factors....................................          5
Use of Proceeds.................................         13
Dilution........................................         14
Capitalization..................................         15
Exchange Rate Data..............................         16
Dividend Policy.................................         17
Selected Financial Data.........................         18
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................         19
Our History.....................................         24
Business........................................         25
Management......................................         32
Principal Stockholders..........................         41
Certain Transactions............................         43
Description of Securities.......................         45
Investment Canada Act...........................         49
Underwriting....................................         50
Legal Matters...................................         53
Experts.........................................         53
Index to Financial Statements...................        F-1

                            ------------------------

    UNTIL           , 1999 (25 DAYS AFTER DATE OF THIS PROSPECTUS), ALL DEALERS
THAT BUY, SELL OR TRADE THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT O THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                     [LOGO]

                                1,000,000 SHARES

                                OF COMMON STOCK

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                         CAPITAL WEST SECURITIES, INC.


                               DECEMBER   , 1999

-------------------------------------------
-------------------------------------------

     SUBJECT TO COMPLETION PRELIMINARY PROSPECTUS DATED DECEMBER   , 1999.



PROSPECTUS
           , 1999



                           TALISMAN ENTERPRISES INC.



                        1,024,627 SHARES OF COMMON STOCK
                                      AND
                        1,014,627 SHARES OF COMMON STOCK
                           ISSUABLE UPON EXERCISE OF
                     CLASS A COMMON STOCK PURCHASE WARRANTS

     ----------------------------------------------------------------------


TALISMAN ENTERPRISES INC.:



    - Talisman manufactures and distributes private label alkaline batteries.



    - Talisman Enterprises Inc.
      2330 Southfield Road
      Mississauga, Ontario
      Canada L5N 2W8
      (905) 826-3995



    - PROPOSED NASDAQ SMALLCAP MARKET SYMBOL: BATT



      THE OFFERING:



    - This prospectus relates to the possible sale, from time to time, by certain stockholders, the "selling stockholders" of Talisman of up to 1,024,627 shares of common stock, and 1,014,627 shares of common stock underlying class A common stock purchase warrants.



    - There is no underwriter or coordinating broker acting in connection with the offering of common shares by the selling stockholders.



    - Concurrently with the commencement of this offering, Talisman is offering by separate prospectus, 1,000,000 shares of Common Stock through Capital West Securities, Inc. on a firm commitment basis.



    - Talisman will not receive any proceeds from sales by the selling stockholders, except when warrantholders choose to exercise their warrants, in which case Talisman will receive the exercise price of the warrants. See "Plan of Distribution" for futher details concerning the possible sale of these shares.


                  -------------------------------------------


     THIS INVESTMENT INVOLVES RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 6.


                  -------------------------------------------


Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  -------------------------------------------


The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

                                  THE OFFERING



Common stock offered by the Selling Stockholders...  1,024,627 shares of common stock and 1,014,627 shares of common stock underlying class A common
                                                     stock purchase warrants

Common stock outstanding before offering...........  1,055,560 shares

Common stock outstanding after offering............  3,070,187 shares

Use of proceeds....................................  Talisman will not receive any proceeds from the sale of securities by the selling stockholders,
                                                     although it could realize as much as
                                                     $7,609,702.50 if all class A common stock
                                                     purchase warrants are exercised. The proceeds
                                                     from the exercise of the warrants will be used
                                                     for working capital and general corporate
                                                     purposes.

Risk factors.......................................  Investing in these securities involves a high degree of risk and immediate substantial
                                                     dilution of your investment. As an investor, you
                                                     should be able to bear a complete loss of your
                                                     investment. See "Risk Factors" and "Dilution"
                                                     for a more detailed discussion.

Proposed NASDAQ Symbol:                              BATT



    The 3,070,187 shares of common stock to be outstanding after this offering is based on the 1,055,560 shares of common stock outstanding prior to the offering, 1,000,000 shares of common stock being sold by Talisman in the public offering and 1,014,627 shares of common stock to be issued upon the automatic conversion of $5,073,135 principal amount of 8% convertible subordinated promissory notes upon listing of Talisman's common stock on a U.S. based exchange. The shares of common stock to be outstanding after this offering excludes:



    - 150,000 shares of common stock subject to the underwriters' over-allotment option



    - 100,000 shares of common stock issuable upon the exercise of the underwriters' warrants



    - 31,200 shares of common stock reserved for issuance pursuant to our 1997 Stock Option Plan



    - 225,000 shares of common stock reserved for issuance pursuant to our 1999 Senior Executive Stock Option Plan



    - 84,770 shares of common stock reserved for issuance pursuant to our 1999 Directors Company Stock Plan



    - 1,014,627 shares of common stock issuable upon the exercise of 1,014,627 class A warrants, all of which are currently exercisable



    - 1,048,615 shares of common stock issuable upon the exercise of additional warrants and options, all of which are currently exercisable



    The proposed trading symbol does not imply that a liquid and active market will be developed or sustained for the securities upon completion of this offering.

                                USE OF PROCEEDS



    Talisman will not receive any proceeds from the sale of securities by the selling stockholders. Talisman intends to use the proceeds received from the exercise of any class A common stock purchase warrants for working capital and general corporate purposes. The maximum amount of proceeds that Talisman will receive upon the exercise of the class A common stock purchase warrants is $7,609,702.50 (assuming the current exercise price of $7.50 per share). There can be no assurance that any or all of the class A common stock purchase warrants will be exercised and that Talisman will receive any proceeds therefrom. This is Talisman's best estimate of the use of proceeds generated from the possible exercise of class A common stock purchase warrants based on the current state of its business operations, its current plans and current economic and industry conditions. Any changes in the projected use of proceeds will be made at the sole discretion of Talisman's board of directors.

                              SELLING STOCKHOLDERS



    The following table sets forth certain information regarding beneficial ownership of Talisman at September 1, 1999 on a pro forma basis adjusted to reflect the automatic conversion of $5,073,135 of 8% convertible subordinated promissory notes into 1,014,627 shares of common stock upon listing of Talisman's common stock on a U.S. based exchange and the issuance of 1,014,627 shares upon the exercise of outstanding class A common stock purchase warrants. It should be noted that 25% of 1,014,627 shares are currently subject to lock-up which expires three months after the date of this prospectus and 50% of 1,014,627 shares are currently subject to a nine month lock-up which expires on March 21, 2000. It also should be noted that all the shares to be issued upon exercise of the outstanding class A common stock purchase warrants are currently subject to a nine month lock-up, which expires on March 21, 2000.



                                                                 SHARES                    SHARES
                                                              BENEFICIALLY              BENEFICIALLY
                                                                 OWNED                     OWNED
                                                                PRIOR TO                   AFTER
                                                                  THE         SHARES        THE
SELLING STOCKHOLDERS                                            OFFERING     OFFERED      OFFERING
--------------------                                          ------------   --------   ------------
Bloom JT/WROS, Lee & Lisa...................................      10,000      10,000            --
Bloom, Roslyn...............................................      10,000      10,000            --
Frischling, Carl............................................      20,000      20,000            --
Hurwitz--Tenants by the Entirety, Robert & Connie...........      10,000      10,000            --
Lerner, Lawrence............................................      10,000      10,000            --
Bel Air Associates LLC......................................      40,000      40,000            --
Grohowski, Frank............................................      10,000      10,000            --
Gross, Donald...............................................      20,000      20,000            --
Persson Tenants in Common, Stig & Anita.....................      10,000      10,000            --
Francis, Baylus M...........................................      80,000      80,000            --
Peed, Wayne L...............................................       4,000       4,000            --
Pou, James W................................................      10,000      10,000            --
Rolinski, Sylvia J..........................................       5,000       5,000            --
Walker, Thomas E............................................       4,000       4,000            --
Wooten III, John E..........................................       4,000       4,000            --
Badgett IRA, DCG&T FBO of Jack T............................       5,000       5,000            --
Baroni, Philip..............................................      10,000      10,000            --
Kessel MD, Daniel...........................................       5,000       5,000            --
Keys, Shirley...............................................       5,000       5,000            --
Mandell JT/WROS, Richard & Audrey...........................      20,000      20,000            --
Schrodt, Joseph.............................................      20,000      20,000            --
Advent Fund LLC.............................................      40,000      40,000            --
Bernard Oleyar Trust--UAD 2/1/96--Bernard Oleyar, TTEE......      10,000      10,000            --
Butler, Marshall............................................      20,000      20,000            --
Estate of Mary Goodman......................................       5,000       5,000            --
Mennie, Hubert J............................................       5,000       5,000            --
Weir, Paul J................................................      20,000      20,000            --
Arnett, Dr. Jan.............................................      40,000      40,000            --
De Nigris IRA, Bear Stearns Custodian for Peter.............      40,000      40,000            --
Gruverman, Irwin............................................      10,000      10,000            --
Humphrey, Layton............................................       5,000       5,000            --

                                                                 SHARES                    SHARES
                                                              BENEFICIALLY              BENEFICIALLY
                                                                 OWNED                     OWNED
                                                                PRIOR TO                   AFTER
                                                                  THE         SHARES        THE
SELLING STOCKHOLDERS                                            OFFERING     OFFERED      OFFERING
--------------------                                          ------------   --------   ------------
Low, Nathan.................................................      20,000      20,000            --
Rusbasan JT/WROS, Charles J. & Susan H......................      20,000      20,000            --
Sanders, Arthur D...........................................      15,000      15,000            --
Schantz, Philip L...........................................      10,000      10,000            --
Weinberger, Mark S..........................................      10,000      10,000            --
Windsor Partners............................................      40,000      40,000            --
Bain II, Travis W...........................................       5,000       5,000            --
Cardwell Jr. J.A............................................      20,000      20,000            --
Cardwell, Jack A............................................      40,000      40,000            --
Karpoff IRA, DCG&T c/f Marilyn..............................      10,000      10,000            --
Karpoff, Marilyn............................................      10,000      10,000            --
Katzenstein Community Property Trust, The Henry S.
  Katzenstein & Constance A.................................      20,000      20,000            --
Koehler, Roger L. & Susan E.................................      10,000      10,000            --
Terral, W. Timothy..........................................       9,802       9,802            --
Ward, David A...............................................      20,000      20,000            --
Brensilver JT/WROS, Howard & Marcia.........................       5,000       5,000            --
Investment Fund, LLC........................................      19,606      19,606            --
Martelli Jr,Vincent A.......................................       5,882       5,882            --
Rego, Richard...............................................       5,000       5,000            --
Garfield Associates LLC.....................................      19,608      19,608            --
Dacus, Lanny................................................      19,608      19,608            --
Egan, George................................................      19,608      19,608            --
Elkin, Richard..............................................       9,804       9,804            --
Farley, Don F...............................................      19,608      19,608            --
Jansen, Vic.................................................      19,608      19,608            --
Greenbaum Doll & McDonald PLLC (Carmin D. Grandinetti)......       9,804       9,804            --
Greenbaum Doll & (McDonald PLLC (Patrick J. Welsh)..........       9,804       9,804            --
Greenebaum Doll & McDonald PLLC (Edwin Perry)...............       9,804       9,804            --
Greenebaum Doll & McDonald PLLC (Ivan M. Diamond)...........       9,804       9,804            --
Greenebaum Doll & McDonald PLLC (Lawrence K. Banks).........       9,804       9,804            --
Greenebaum Doll & McDonald PLLC (Mark S. Ament).............       9,804       9,804            --
Greenbaum Doll & McDonald PLLC (P. Richard Anderson)........       9,804       9,804            --
Raesly JT/ WROS, Lee H. & Janet.............................       9,804       9,804            --
Sura, Dr. Steven M..........................................       9,804       9,804            --
Black Trust, The George L...................................       9,804       9,804            --
Family Revocable Trust, The ABR.............................      19,608      19,608            --
Garnick, Michael............................................      29,412      29,412            --
John & Janet Morse JT/WROSZ.................................      20,000      20,000            --
Bernardet, Sophie...........................................       3,920       3,920            --
Doyle, William..............................................       3,920       3,920            --
Joyce Kramer TTEE Joyce Kramer Rev Trust dtd 6/15/89........       3,920       3,920            --
Wiesenberg, James H.........................................      10,000      10,000            --

                                                                 SHARES                    SHARES
                                                              BENEFICIALLY              BENEFICIALLY
                                                                 OWNED                     OWNED
                                                                PRIOR TO                   AFTER
                                                                  THE         SHARES        THE
SELLING STOCKHOLDERS                                            OFFERING     OFFERED      OFFERING
--------------------                                          ------------   --------   ------------
Zelman, Martin..............................................      20,000      20,000            --
Mazurosky, Rudolph..........................................      10,000      10,000            --
Moran, John A...............................................     100,000     100,000            --
Fischhoff, Brian & Andrea...................................       4,000       4,000            --
Holmes, Donnie & Donna......................................       5,000       5,000            --
Krueger Trust, John D.......................................      10,000      10,000            --
Shrawder, J. Edward.........................................      15,000      15,000            --
Millison, David R...........................................       4,000       4,000            --
Aderhold, John E............................................     400,000     400,000            --
KL Rabinoff-Goldman, DC, PC Defined Benefit Pension Trust...       5,000       5,000            --
Haboush, Howard.............................................      80,000      80,000            --
Johnson Jr. C. Gordon.......................................      10,000      10,000            --
Quick, Carl J...............................................      10,000      10,000            --
Seplowitz, Sheldon..........................................      10,000      10,000            --
Stollwerk JT/WROS...........................................      10,000      10,000            --
Winoker, Sidney.............................................      10,000      10,000            --
Incontro IRA. DCG&T fbo Richard.............................       5,000       5,000            --
Koplan Henry................................................       5,000       5,000            --
Sango, Jason A & Brenda L...................................       5,000       5,000            --
Donald B. Shackelford Trust.................................      40,000      40,000            --
Watts Jr., James............................................       5,000       5,000            --
Dean L. Patrick Revocable Trust.............................       5,000       5,000            --
Mathis L. Becker, MD, P.A. Profit Sharing Trust FBO Mathis
  L. Becker, M.D............................................      10,000      10,000            --
McInerney, Timothy..........................................      10,000      10,000            --
Reilly, K.L.................................................      10,000      10,000            --
Schreiber, Joel M...........................................       5,000       5,000            --
Domino, Carl J..............................................      40,000      40,000            --
Jutta & Peter Scholla JT/ WROS..............................       5,000       5,000            --
R & S Limited Partnership...................................       2,500       2,500            --
Richard S. Incandela Trust dtd 9/15/91......................       4,900       4,900            --
Fifth Third Bank Custodian for Stephen Bachelder IRA........      10,000      10,000            --
Karnofsky, Neil.............................................       5,000       5,000            --
Paul M. Brown & Annette J. Brown Family Trust...............       4,900       4,900            --
Reardon, Robert.............................................      20,000      20,000            --
Toombs, Walter F............................................      10,000      10,000            --
Schulte IRA, DCG&T FBO Scott F..............................       5,000       5,000            --
Williams, John..............................................      20,000      20,000            --
Sichenzia, Ross & Friedman LLP..............................      10,000      10,000            --

                              PLAN OF DISTRIBUTION



    Sales of the shares may be effected by or for the account of the selling stockholders from time to time in transactions (which may include block transactions) on the Nasdaq SmallCap Market, in negotiated transactions, through a combination of such methods of sale, or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices. The selling stockholders may effect such transactions by selling the shares directly to purchasers, through broker-dealers acting as agents of the selling stockholders, or to broker-dealers acting as agents for the selling stockholders, or to broker-dealers who may purchase shares as principals and thereafter sell the shares from time to time in transactions (which may include block transactions) on the Nasdaq SmallCap Market, in negotiated transactions, through a combination of such methods of sale, or otherwise. In effecting sales, broker-dealers engaged by a selling stockholder may arrange for other broker-dealers to participate. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agents or to whom they may sell as principals, or both, which compensation may not exceed 8% of the proceeds of the sale of such shares.



    The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits received on the resale of the shares purchased by them may be deemed to be underwriting commission or discounts under the Securities Act of 1933.



    We have agreed to bear all expenses of registration of the shares other than legal fees and expenses, if any, of counsel or other advisors of the selling stockholders. The selling stockholders will bear any commissions, discounts, concessions or other fees, if any, payable to broker-dealers in connection with any sale of their shares.



    We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933 or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect thereof.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


    PROSPECTIVE INVESTORS MAY RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR ANY OTHER PERSON TO PROVIDE PROSPECTIVE INVESTORS WITH INFORMATION OR REPRESENTATIONS DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. PROSPECTIVE INVESTORS SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL ANY SECURITY OTHER THAN THE COMMON STOCK AND COMMON STOCK PURCHASE WARRANTS OFFERED BY THIS PROSPECTUS, NOR DOES THIS PROSPECTUS OFFER TO BUY OR SELL ANY SECURITIES IN ANY JURISDICTION WHERE IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR ANY SALE OF THESE SECURITIES.

                            ------------------------


                               TABLE OF CONTENTS



                                           PAGE
                                         --------
Prospectus Summary.....................       1
Risk Factors...........................       5
Use of Proceeds........................      13
Dilution...............................      14
Capitalization.........................      15
Exchange Rate Data.....................      16
Dividend Policy........................      17
Selected Financial Data................      18
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...........................      19
Our History............................      24
Business...............................      25
Management.............................      32
Principal Stockholders.................      41
Selling Stockholders...................
Certain Transactions...................      43
Description of Securities..............      45
Investment Canada Act..................      49
Plan of Distribution...................
Legal Matters..........................      53
Experts................................      53
Index to Financial Statements..........     F-1


                            ------------------------


    UNTIL           , 1999 (25 DAYS AFTER DATE OF THIS PROSPECTUS), ALL DEALERS
THAT BUY, SELL OR TRADE THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT O THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                                     [LOGO]


                                1,024,627 SHARES



                                OF COMMON STOCK



                                      AND



                                1,014,627 SHARES



                                OF COMMON STOCK



                           ISSUABLE UPON EXERCISE OF



                                    CLASS A



                                  COMMON STOCK



                               PURCHASE WARRANTS


                             ---------------------

                                   PROSPECTUS

                             ---------------------


                               DECEMBER   , 1999

-------------------------------------------
-------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24 INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The by-laws of Talisman provide that Talisman shall indemnify directors and officers of Talisman. The pertinent section of Canadian law is set forth below in full. In addition, upon effectiveness of this registration statement, management intends to obtain officers and directors liability insurance.

    See the second and third paragraphs of Item 28 below for information regarding the position of the Securities and Exchange Commission (the "Commission") with respect to the effect of any indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act").

    Section 136 of the Business Corporation Act (Ontario) provides as follows:

        (1) INDEMNIFICATION OF DIRECTORS--A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is a party by reason of being or having been a director or officer of such corporation or body corporate, if,

           (a) he or she acted honestly and in good faith with a view to the best interests of the corporation; and

           (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she has reasonable grounds for believing that his or her conduct was lawful.

        (2) IDEM.--A corporation may, with the approval of the court, indemnify a person referred to in subsection (1) in respect of an action by or behalf of the corporation or body corporate to procure a judgment n its favor, to which the person is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by the person in connection with such action if he or she fulfills the conditions set out in clauses
    (1)(a) and (b).

        (3) IDEM.--Despite anything in this section, a person referred to in subsection (1) is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity;

           (a) was substantially successful on the merits in his or her defense of the action or proceeding; and

           (b) fulfills the conditions set out in clauses (1)(a) and (b).

        (4) LIABILITY INSURANCE-A corporation may purchase and maintain insurance for the benefit of any person referred to in subsection
    (1) against any liability incurred by the person,

           (a) in his or her capacity as a director or officer of the corporation, except where the liability relates to the person's failure to act honestly and in good faith with a view to the best interests of the corporation; or

           (b) in his or her capacity as a director or officer of another body corporate where the person acts or acted in that capacity at the corporation's request, except where the liability relates to the person's failure to act honestly and in good faith with a view to the best interests of the body corporate.

        (5) APPLICATION TO COURT--A Corporation or a person referred to in subsection (1) may apply to the court for an order approving an indemnity under this section and the court may so order and make any further order it thinks fit.

        (6) IDEM--Upon application under subsection (5), the court may order notice to be given to any interested person and such person is entitled to appear and be heard in person or by counsel.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The estimated expenses of this offering, all of which are to be paid by the Registrant, in connection with the issuance and distribution of the securities being registered are as follows:

SEC registration fee...........................................  $ 6,580.30
NASD filing fee................................................    2,408.28
NASDAQ listing and filing fee..................................   10,000.00*
Printing and engraving expenses................................   90,000.00*
Accounting fees and expenses...................................   65,000.00*
Legal fees and expenses........................................  100,000.00*
Blue sky fees and expenses.....................................   25,000.00*
Non-accountable expense allowance..............................  150,000.00*
Transfer agent fees............................................    5,000.00*
Miscellaneous expenses.........................................   11,011.42*
                                                                 ----------
    Total......................................................  $465,000.00*
                                                                 ==========

------------------------

*   Estimated

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

    Except as set forth below, there were no sales of unregistered securities by the Registrant during the past three (3) years:

        In January and March 1998, Garry J. Syme exercised warrants to acquire 16,098 common shares, in aggregate, for gross cash consideration of $86,628 and $177,970 in property and equipment. These transactions were exempt from registration under the Act, under Section 4(2) and Rule 506 of Regulation D of the Act as not involving a public offering. The recipient of the foregoing securities represented that such securities were being acquired for investment and not with a view to the distribution thereof. In addition, restrictive legends were placed on the certificates evidencing such securities.

        On August 5, 1998, Talisman raised CDN$1,495,000 in connection with a private offering of 263,504 shares of Talisman's common stock and warrants to purchase an additional 263,504 shares of common stock at an exercise price of $7.50 per share, with Talisman Partners. These transactions were exempt from registration under the Act, under Section 4(2) of the Act as not involving a public offering. The recipient of the foregoing securities represented that such securities were being acquired for investment and not with a view to the distribution thereof. In addition, restrictive legends were placed on the certificates evidencing such securities.

        On October 19, 1998, Talisman raised a further CDN$900,000 in connection with a private offering of 240,000 shares of Talisman's Common stock and warrants to purchase an additional 240,000 shares of Common stock at an exercise price of $5.00 per share, with Talisman Partners. These transactions were exempt from registration under the Act, under
    Section 4(2) of the Act as not involving a public offering. The recipient of the foregoing securities represented that such securities were being acquired for investment and not with a view to the distribution thereof. In addition, restrictive legends were placed on the certificates evidencing such securities.

        From December 1998 to March 1999, Talisman sold an aggregate of $700,000 of 8% convertible promissory notes to nineteen persons. The holders of the Notes also received warrants to acquire an aggregate of 72,465 shares of common stock of Talisman exercisable at $7.50 per share. These transactions were exempt from registration under the Act, under Section 4(2) and Rule 506 of Regulation D of the Act as not involving a public offering. The recipient of the foregoing securities represented that such securities were being acquired for investment and not with a view to the distribution thereof. In addition, restrictive legends were placed on the certificates evidencing such securities.

        In March, April, and June 1999, Talisman completed three closings of a private placement offering, with Spencer Trask Securities, Inc. as placement agent, in which it sold an aggregate of approximately 50.72985 units solely to U.S. investors for gross proceeds to Talisman of approximately $5,174,472.70 (such proceeds being inclusive of the $700,000 raised from December 1998 through March 1999 described above). The units consisted of an aggregate of (1) $5,073,135 principal amount of 8% convertible promissory notes, and (2) 1,014,627 warrants to purchase shares of common stock, which warrants are exercisable at $7.50 per share. In connection with such closings, Spencer Trask received a placement fee equal to 10% of the aggregate purchase price of the securities sold by it, plus a non-accountable expense allowance equal to three percent of the aggregate purchase price of the securities sold and a warrant, granted by Talisman for $1.00 consideration, to purchase an amount of common stock equal to 20% of the common stock sold in the offering at an exercise price equal to 120% of the price of the common stock sold. Additionally, upon the first closing of the offering, Talisman entered into (1) an agreement whereby Spencer Trask shall have the right of first refusal to act as underwriter or agent for any proposed private or public offering of Talisman's securities by Talisman or by any of its principal stockholders, and (2) a non-exclusive finder's agreement pursuant to which Spencer Trask shall be entitled to receive a fee based upon a percentage of the value of any business combination or financing arrangement, including but not limited to a merger or purchase of assets, which is introduced to Talisman by Spencer Trask.

        In July 1999, Talisman issued an aggregate of 25,230 shares of common stock to six persons. These transactions were exempt from registration under the Act, under Section 4(2) and Rule 506 of Regulation D of the Act as not involving a public offering. The recipient of the foregoing securities represented that such securities were being acquired for investment and not with a view to the distribution thereof. In addition, restrictive legends were placed on the certificates evidencing such securities.

ITEM 27. EXHIBITS


 EXHIBIT NO.   DESCRIPTION
-------------  -----------------------------------------------------------------------------------------------------

        1.1    Form of Underwriting Agreement**

        1.2    Form of Selected Dealers Agreement**

        3.1    Articles of Incorporation, as amended*

        3.2    By-Laws*

        4.1    Form of Underwriter's Warrants**

        4.2    Form of Common Stock Certificate*

        5.1    Opinion of Aird & Berlis**

       10.1    Registrant's 1997 Stock Option Plan *

       10.2    1999 Senior Executive Stock Option Plan***

       10.3    1999 Directors Company Stock Plan***

       10.4    Employment Agreement with Gary J. Syme*

       10.5    Employment Agreement with James A. Ogle*

       10.5    Employment Agreement with Christian H. Bunger**

       21.1    List of Subsidiaries of the Registrant**

       23.1    Consent of Sichenzia, Ross & Friedman LLP**

       23.2    Consent of Ernst & Young LLP

       23.3    Consent of Aird & Berlis (to be included in Exhibit 5.1)**

       27.1    Financial Data Schedule--Year Ended December 31, 1998**

       27.2    Financial Data Schedule--Eight Months Ended August 31, 1999**


------------------------

* Incorporated by reference to the Form 20-F filed by the Registrant with the Commission on January 19, 1999 under SEC File No. 0-29972.

**  Previously filed.

*** Incorporated by reference to the Form 6-K filed by the Registrant with the commission on June 7, 1999 under SEC File No. 0-29972.

    All other schedules are omitted, as the required information is either inapplicable or presented in the financial statements or related notes.

ITEM 28. UNDERTAKINGS.

    The Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

           (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

           (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

        (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (5) The undersigned registrant hereby undertakes to provide to the underwriters, at the closing, specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in Mississauga, Ontario, on the 3rd day of December, 1999.


                                TALISMAN ENTERPRISES INC.

                                BY:              /S/ JAMES A. OGLE
                                     -----------------------------------------
                                                   James A. Ogle,
                                        PRESIDENT & CHIEF EXECUTIVE OFFICER


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement on Form SB-2 has been signed below by the following persons in the capacities and on the dates indicated:



                      SIGNATURE                                      TITLE                         DATE
------------------------------------------------------  --------------------------------  -----------------------
                  /s/ JAMES A. OGLE                     President, Chief Executive
     -------------------------------------------          Officer & Director                 December 3, 1999
                    James A. Ogle

                 /s/ NORMAN R. PROULX                   Chairman of the Board
     -------------------------------------------                                             December 3, 1999
                   Norman R. Proulx

                  /s/ THOMAS O'DOWD                     Vice President & Chief Financial
     -------------------------------------------          Officer                            December 3, 1999
                    Thomas O'Dowd

                 /s/ JAMES C. MCGAVIN                   Director
     -------------------------------------------                                             December 3, 1999
                   James C. McGavin

                /s/ DONALD L. MATHESON                  Director
     -------------------------------------------                                             December 3, 1999
                  Donald L. Matheson

                 /s/ THOMAS A. FENTON                   Director
     -------------------------------------------                                             December 3, 1999
                   Thomas A. Fenton

                                 EXHIBIT INDEX


    NUMBER                                             DESCRIPTION                                               PAGE
-----------  ------------------------------------------------------------------------------------------------  ---------
       1.1   Form of Underwriting Agreement**

       1.2   Form of Selected Dealers Agreement**

       3.1   Articles of Incorporation, as amended*

       3.2   By-Laws*

       4.1   Form of Underwriter's Warrants**

       4.2   Form of Common Stock Certificate*

       5.1   Opinion of Aird & Berlis**

      10.1   Registrant's 1997 Stock Option Plan *

      10.2   1999 Senior Executive Stock Option Plan***

      10.3   1999 Directors Company Stock Plan***

      10.4   Employment Agreement with Gary J. Syme*

      10.5   Employment Agreement with James A. Ogle*

      10.6   Employment Agreement with Christian H. Bunger**

      21.1   List of Subsidiaries of the Registrant**

      23.1   Consent of Sichenzia, Ross & Friedman LLP**

      23.2   Consent of Ernst & Young LLP

      23.3   Consent of Aird & Berlis (to be included in Exhibit 5.1)**

      27.1   Financial Data Index--Year Ended December 31, 1998**

      27.2   Financial Data Index--Eight Months Ended August 31, 1999**


------------------------

* Incorporated by reference to the Form 20-F filed by the Registrant with the Commission on January 19, 1999 under SEC File No. 0-29972.

**  Previously filed.

*** Incorporated by reference to the Form 6-K filed by the Registrant with the Commission on June 7, 1999 under SEC File No. 0-29972.